Exhibit 99.3

OFFERING MEMORANDUM	CONFIDENTIAL

$300,000,000

CapitalSource Inc.
3.5% Senior Convertible Debentures due 2034

     The debentures being offered have an initial principal amount of $1,000 per debenture and will bear interest at a rate of 3.5%. We will pay interest on the debentures on January 15 and July 15 of each year, beginning on January 15, 2005. Beginning with the six-month interest period commencing on July 15, 2011, we will pay additional contingent interest during a six-month interest period if the average trading price of the debentures during the five trading day period immediately preceding the first day of the interest period equals or exceeds 130% of the principal amount of the debentures. On July 15, 2034, the maturity date of the debentures, holders will receive the principal amount of $1,000 per debenture.

     Holders may convert the debentures into our common stock prior to stated maturity if: (1) the sale price of our common stock reaches specified thresholds; (2) the trading price of the debentures falls below a specified threshold; (3) the debentures have been called for redemption; or (4) specified corporate transactions occur, each as described in this offering memorandum. Upon any conversion, we will have the right to deliver cash in lieu of shares of our common stock.

     The conversion rate will initially be 31.4614 shares of our common stock per $1,000 principal amount of debentures, which is equivalent to a conversion price of approximately $31.78 per share of common stock. The conversion rate will be subject to adjustment upon the occurrence of specified events described in this offering memorandum.

     We may not redeem the debentures before July 15, 2011. On or after that date, we may redeem the debentures in whole or in part for cash at a price equal to 100% of the principal amount of the debentures to be redeemed.

     Holders may require us to repurchase all or any portion of their debentures on July 15, 2011, 2014, 2019, 2024 and 2029 at the repurchase prices set forth in this offering memorandum. Holders may also require us to repurchase all or a portion of their debentures, subject to specified exceptions, upon the occurrence of a fundamental change specified in this offering memorandum at 100% of the principal amount of the debentures.

     The debentures will be unsecured and will rank equally with our existing and other future unsecured senior indebtedness. CapitalSource Holdings LLC (“Holdings”) and CapitalSource Finance LLC (“Finance”), two of our wholly owned subsidiaries, will, jointly and severally, fully and unconditionally guarantee the due and punctual payment of our obligations under the debentures. The debentures will be structurally subordinated to the indebtedness and other liabilities of our other subsidiaries.

     The debentures are expected to trade in the PORTAL Market of the National Association of Securities Dealers, Inc. Our common stock is listed on the New York Stock Exchange under the symbol “CSE.” On June 30, 2004, the closing price of our common stock on the New York Stock Exchange was $24.45 per share.

     We will agree to file a shelf registration statement with the Securities and Exchange Commission covering resales of the debentures, the related guarantees and the common stock issuable upon conversion of the debentures.

      Investing in these debentures involves risks. See “Risk Factors” beginning on page 12.

     The debentures, the related guarantees and the common stock issuable upon conversion of the debentures have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or under securities laws of any other jurisdiction. The debentures may not be offered or sold within the United States or to United States persons, except to qualified institutional buyers in reliance on the exemption from registration provided by Rule 144A under the Securities Act. You are hereby notified that sellers of the debentures and the related guarantees may be relying on the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A under the Securities Act. Hedging transactions involving these securities may not be conducted unless in compliance with the Securities Act.

Price: 100%

     We have granted the initial purchasers a 13-day right to purchase up to an additional $30,000,000 aggregate principal amount of debentures.

     The initial purchasers expect to deliver the debentures to purchasers on or about July 7, 2004.

Sole Book-Running Manager
Citigroup

Co-Managers
Goldman, Sachs & Co.
JPMorgan
Wachovia Securities

July 1, 2004

      You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may be used only where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

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SEC REVIEW

      In the course of any review by the Securities and Exchange Commission (the “SEC”) of the shelf registration statement that we have agreed to file for the resale of the debentures and the common stock issuable upon the conversion of the debentures, we may make changes to the description of our business, other information or financial data included or incorporated by reference in this offering memorandum. While we believe that the financial data and other information included or incorporated by reference in this offering memorandum has been prepared in a manner that complies in all material respects with published SEC regulations and is consistent with generally accepted accounting principles, comments by the SEC on the description of our business, other information or financial data in the shelf registration statement may require modification or reformulation of the data we present in this offering memorandum, and any required modification or reformulation could be significant.

NOTICE TO INVESTORS

      This offering memorandum does not constitute an offer to sell, nor a solicitation of an offer to buy, any of the securities offered hereby to or by any person in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. Neither the delivery of this offering memorandum nor any sale made hereunder of the securities described herein shall under any circumstances imply, and you should not assume, that the information herein is correct as of any date subsequent to the date appearing on the front cover of this offering memorandum. Our business, financial condition, results of operations and prospects may have changed since that date.

      We are relying on exemptions from registration under the Securities Act for offers and sales of securities that do not involve a public offering. The securities offered by this offering memorandum have not been registered under the Securities Act or under the securities laws of any other jurisdiction. Unless they are registered, the debentures may be offered only in transactions that are exempt from these securities laws. By purchasing debentures, you will be deemed to have made the acknowledgements, representations, warranties and agreements described under the heading “Transfer Restrictions” in this offering memorandum. As a result of these transfer restrictions, you may be required to bear the financial risks of your investment for an indefinite period of time.

      This offering memorandum is based on information provided by us and by other sources that we believe are reliable. This offering memorandum summarizes certain documents and other information, and we refer you to them for a more complete understanding of what we discuss in this offering memorandum. In making an investment decision, you must rely on your own examination of our company and the terms of the offering and the debentures, including the merits and risks involved.

      You acknowledge that (a) you have not relied on the initial purchasers or any person affiliated with the initial purchasers in connection with your investigation of the accuracy of such information or your investment decision and (b) no person has been authorized to give any information or to make any representation concerning us, the debentures or the common stock issuable upon conversion of the debentures other than that contained or incorporated by reference in this offering memorandum and information given by our duly authorized officers and employees in connection with your examination of our company and the terms of the offering, and, if given or made, such other information or representations should not be relied upon as having been authorized by us or the initial purchasers.

      We and the initial purchasers are not making any representation to any purchaser of the debentures regarding the legality of an investment in the debentures by such purchaser under any legal investment or similar laws or regulations. You should not consider any information in this offering memorandum or the documents incorporated by reference herein to be legal, business or tax advice. You should consult your own attorney, business advisor or tax advisor for legal, business and tax advice regarding an investment in the debentures.

      This offering memorandum is highly confidential and has been prepared by us solely for use in connection with the proposed private placement of the debentures described in this offering memorandum.

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This offering memorandum is personal to each offeree and does not constitute an offer to any other person or to the public generally to subscribe for or otherwise acquire debentures. Distribution of this offering memorandum to any person other than the offeree and those persons, if any, retained to advise such offeree with respect thereto is unauthorized, and any disclosure of any of its contents, without our prior written consent, is prohibited. Each offeree, by accepting delivery of this offering memorandum, agrees to the foregoing and to make no photocopies of this offering memorandum or any documents referred to in it. Each offeree will notify its advisors of the restrictions imposed by U.S. securities laws on the purchase and sale of securities by any person receiving highly confidential information concerning the issuer of such securities and on the communication of confidential information to any other person. Copies of the documents referred to in this offering memorandum may be obtained from Investor Relations, CapitalSource Inc., 4445 Willard Avenue, 12th Floor, Chevy Chase, Maryland 20815, Telephone: (800) 370-9431.

      Notwithstanding anything herein to the contrary, except as reasonably necessary to comply with applicable securities laws, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the U.S. federal income tax treatment and tax structure of the offering and all materials of any kind (including opinions or other tax analyses) that are provided to you relating to such tax treatment and tax structure. However, the foregoing does not constitute an authorization to disclose the identity of CapitalSource Inc. or the initial purchasers or their respective affiliates, agents or advisers or, except to the extent relating to such tax structure or tax treatment, any specific pricing terms or commercial or financial information. For this purpose, “tax structure” is limited to facts relevant to the U.S. federal income tax treatment of the offering and does not include information relating to our identity.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this offering memorandum is truthful or complete. Any representation to the contrary is a criminal offense.

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WHERE YOU CAN FIND MORE INFORMATION

      THIS OFFERING MEMORANDUM INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED IN OR DELIVERED WITH THIS OFFERING MEMORANDUM. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS OFFERING MEMORANDUM AND IN THE DOCUMENTS THAT WE HAVE INCORPORATED BY REFERENCE INTO THIS OFFERING MEMORANDUM. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM OR IN ADDITION TO THE INFORMATION CONTAINED IN THIS DOCUMENT AND INCORPORATED BY REFERENCE INTO THIS OFFERING MEMORANDUM.

      We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You may read and copy any reports, statements or other information on file at the SEC’s public reference room located at 450 Fifth Street, NW, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC filings are also available to the public from commercial document retrieval services. These filings are also available at the Internet website maintained by the SEC at http://www.sec.gov. You can also inspect copies of our public filings at the offices of the New York Stock Exchange (the “NYSE”). For further information about obtaining copies of our public filings from the NYSE, please call (212) 656-5060.

      We incorporate information into this offering memorandum by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this offering memorandum, except to the extent superseded by information contained herein or by information contained in documents filed with or furnished to the SEC after the date of this offering memorandum. This offering memorandum incorporates by reference the documents set forth below that have been previously filed with the SEC. These documents (File No. 001-31753) contain important information about us and our financial condition:

•	Annual Report on Form 10-K for the year ended December 31, 2003

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2004

•	Current Report on Form 8-K filed with the SEC on March 19, 2004

•	The description of CapitalSource’s Common Stock contained in its Registration Statement on Form 8-A filed with the SEC on July 25, 2003.

      We also incorporate by reference into this offering memorandum additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this offering memorandum to the end of the offering of the debentures; provided, however, that we are not incorporating any information furnished under either Item 9 or Item 12 of any current report on Form 8-K. These documents may include annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as proxy statements.

      You may obtain copies of any of these filings through CapitalSource as described below, through the SEC or through the SEC’s Internet website as described above. Documents incorporated by reference are available without charge, excluding all exhibits unless an exhibit has been specifically incorporated by

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reference into this offering memorandum, by requesting them in writing, by telephone or via the Internet at:

CapitalSource Inc.

4445 Willard Avenue, 12th Floor
Chevy Chase, Maryland 20815
(800) 370-9431
Attn: Investor Relations
Internet Website: www.capitalsource.com

THE INFORMATION CONTAINED ON OUR WEBSITE DOES NOT CONSTITUTE A PART OF THIS OFFERING MEMORANDUM.

FORWARD-LOOKING STATEMENTS AND PROJECTIONS

      This offering memorandum and the documents incorporated by reference in this offering memorandum contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements relate to future events or our future financial performance. We generally identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words. These statements are only predictions. The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties and other factors that may cause our clients’ or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. The “Risk Factors” section of this offering memorandum and those sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business” in our Annual Report on Form 10-K as well as other sections included or incorporated by reference into this offering memorandum discuss some of the factors that could contribute to these differences.

      The forward-looking statements made in this offering memorandum and the documents incorporated by reference relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

      This offering memorandum and the documents incorporated by reference also contain market data related to our business and industry. This market data includes projections that are based on a number of assumptions. If these assumptions turn out to be incorrect, actual results may differ from the projections based on these assumptions. As a result, our markets may not grow at the rates projected by these data, or at all. The failure of these markets to grow at these projected rates may have a material adverse effect on our business, financial condition, results of operations and the market price of our common stock.

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SUMMARY

      The following summary highlights information appearing elsewhere in this offering memorandum and the documents incorporated by reference. You should read the entire offering memorandum as well as the information to which we refer you and the information incorporated by reference carefully, especially the matters discussed in “Risk Factors.”

CapitalSource Inc.

      We are a specialized commercial finance company providing loans to small and medium-sized businesses. Our goal is to be the lender of choice for businesses with annual revenues ranging from $5 million to $250 million that require customized and sophisticated debt financing. As of March 31, 2004, we had 474 loans to 344 clients in 40 states and the District of Columbia with an aggregate outstanding principal amount of $2.8 billion and commitments to lend up to an additional $1.4 billion. For the years ended December 31, 2003 and December 31, 2002, we earned pre-tax income of approximately $132.5 million and $41.6 million, respectively. For the quarters ended March 31, 2004 and March 31, 2003, we earned pre-tax income of approximately $38.5 million and $18.3 million, respectively.

      We conduct our business through three focused lending groups:

•	Corporate Finance, which generally provides senior and mezzanine loans, principally to businesses backed by private equity sponsors;

•	HealthCare Finance, which generally provides asset-based revolving lines of credit, first mortgage loans, equipment financing and other senior and mezzanine loans to a broad range of healthcare companies; and

•	Structured Finance, which generally provides asset-based loans to finance companies and commercial real estate owners.

      We offer a variety of loan products to our clients, including:

•	Senior secured asset-based loans — loans that are underwritten based on our assessment of the client’s eligible accounts receivable, equipment and/or inventory;

•	Mortgage loans — loans that are secured by first mortgages on the property of the client;

•	Senior secured cash flow loans — loans that are underwritten based on our assessment of a client’s ability to generate cash flows sufficient to repay the loan and maintain or increase its enterprise value during the term of the loan, thereby facilitating repayment of the principal at maturity; and

•	Term B, Second Lien and Mezzanine loans — loans, including subordinated mortgage loans, that come after a client’s senior loans in right of payment or upon liquidation.

      A loan is a “senior” loan when we have a first priority lien in the collateral securing the loan. Consequently, in the event of a liquidation of the client, we would generally be entitled to the proceeds of the liquidation of the collateral securing our loan before the client’s other creditors.

      Our loans generally range from $1 million to $50 million, with an average loan size as of March 31, 2004 of $5.8 million, and generally have a maturity of two to five years. Virtually all of our loans require monthly interest payments at floating rates, and 76% of the aggregate outstanding balance of our loans had interest rate floors as of March 31, 2004. As of March 31, 2004, senior secured asset-based loans represented approximately 28% of our portfolio, first mortgage loans represented approximately 27% of our portfolio, senior secured cash flow loans represented approximately 41% of our portfolio and second lien and mezzanine loans represented approximately 4% of our portfolio.

      We fund our business through a combination of credit facilities, term debt in the form of asset securitization transactions, repurchase agreements, convertible debt, cash flow from operations and equity. In a term debt transaction, we transfer loans to a trust that aggregates our loans and, in turn, sells notes collateralized by the trust’s assets. Our term debt transactions are structured as on balance sheet secured financings, and we do not record any gain on sale in connection with these transactions. Repurchase agreements are short-term financings in which we sell loans to a third party and have an obligation to repurchase the loans on a future date. As of March 31, 2004, we had total equity of $837.1 million and our debt to equity ratio was 2.39x. We believe that our significant equity capital base and access to diversified funding sources will enable us to continue to grow our assets as we pursue attractive lending opportunities.

      We generate profits to the extent interest income and fee income exceed interest expense, provision for loan losses and operating expenses. We also occasionally generate profits from gains on investments. Net interest margin, after provision for loan losses, was 9.22% and 9.59% for the years ended December 31, 2003 and 2002, respectively. Net interest margin, after provision for loan losses, was 9.12% and 8.99% for the quarters ended March 31, 2004 and 2003, respectively. Net interest margin represents interest and fee income less interest expense as a percentage of average interest earning assets. For the year ended December 31, 2003, the ratio of our operating expenses to average total assets was 3.58%, and was 4.55% for the year ended December 31, 2002. The ratio of our operating expenses to average total assets was 3.36% and 3.86% for the quarters ended March 31, 2004 and 2003, respectively. We believe our expenses generally will decrease as a percentage of our average total assets as we focus on carefully controlling our operating expenses and these expenses are spread over a growing portfolio of loans.

Investment Considerations

•	Market Opportunity. We focus on small and medium-sized businesses with annual revenues ranging from $5 million to $250 million because we believe this segment of the U.S. economy is attractively sized, has good growth characteristics and is generally underserved by traditional lenders. We believe that small and medium-sized businesses are viewed as either non-strategic by, or unable to meet the credit policies of, banks and other large commercial lending institutions. Potential sources of financing for small and medium-sized businesses have been further limited by reductions in the number of commercial lending providers due to consolidation in that industry.

•	Strategic Focus. Through our three focused lending groups we offer customized and highly structured loans that are designed to meet the individual needs of each borrower. We believe this flexible and customer service-based style of lending provides us a competitive advantage in meeting the needs of our target market and produces loans that offer attractive risk adjusted returns on capital.

•	Credit Expertise. To minimize the risks of our loans, we take a “credit first” approach to operating our business. We have designed and implemented a dual-track credit review process, separate and distinct from our sales function, in which two separate groups analyze and evaluate our loans. We believe this creates an effective system of checks and balances in our originations that distinguishes us from other lenders. We have established CapitalSource Analytics LLC as a separate, in-house due diligence and field examination subsidiary reporting to our Chief Credit Officer. We make extensive use of information technology to review, approve and manage our loans. Finally, every loan we make is unanimously approved by our four-person credit committee, which includes our Chief Executive Officer, President, Chief Credit Officer and Chief Legal Officer.

•	Management. Led by Chief Executive Officer John Delaney, our management team averages ten years in the commercial lending sector. Several members of the management team worked with Mr. Delaney in the operation or funding of HealthCare Financial Partners Inc., a publicly held provider of commercial financing to small and medium-sized healthcare service businesses until its sale to Heller Financial in July 1999. As of March 31, 2004, we had 310 employees.

Challenges We Face

      We face a number of challenges in our business. Among the most important we face are:

•	Limited Operating History. We commenced operations in September 2000 and, as a result, have only a limited operating history for purposes of evaluating long-term trends in our business and the credit quality of our portfolio.

•	Maintaining Credit Quality. To the extent we are unable to maintain our discipline in underwriting and managing loans or the credit quality of our clients or the value of the underlying collateral declines, our financial results may suffer materially.

•	Liquidity and Funding Risks. Like other commercial finance providers, we depend on external financing to fund our future growth. Our ongoing ability to make new loans will require us to obtain additional capital in the future. If lenders or the capital markets are unable or unwilling to provide us with capital, our ability to grow our business will be negatively affected.

•	Competition. Many of our competitors are larger and more seasoned than we are. Many of these industry participants have access to capital on terms better than those we are currently able to achieve and, consequently, are able to price their loans cheaper than ours. To the extent customers make loan decisions based solely on price, we may lose business to these competitors. Additionally, new market entrants may seek to compete with us.

Our Corporate History and Principal Office

      We were founded in September 2000 by John Delaney and Jason Fish. John Delaney is the former co-founder, chairman of the board of directors and Chief Executive Officer of HealthCare Financial Partners, Inc. Jason Fish is a former managing member at Farallon Capital Management L.L.C.

      We were initially capitalized by a number of investors that provided us with $511.0 million of equity capital. From our inception until our initial public offering in August 2003 we operated as a limited liability company. We became a Delaware corporation taxed as a “C” corporation under the Internal Revenue Code immediately before the closing of our initial public offering.

      Our principal executive office is located at 4445 Willard Avenue, 12th floor, Chevy Chase, Maryland 20815, and our telephone number is (301) 841-2700. We maintain a website at www.capitalsource.com on which we post all reports we file with the SEC under Section 13(a) of the Securities Exchange Act of 1934. We also post on this site our key corporate governance documents, including our board committee charters, our ethics policy and our principles of corporate governance. Information on our website is not, however, a part of this offering memorandum.

Recent Developments and Interim Portfolio Data

Term Debt Securitization

      In June 2004, we completed an $875 million term debt securitization. In this transaction, we transferred loans originated by us to a trust that aggregated the loans and sold notes collateralized by the trust’s assets to institutional investors. The offered notes totaled $765.6 million, or 87.5% of the collateral pool. We retained a 12.5% interest in the loan pool.

      Proceeds of the offering were used to repay borrowings under certain of our credit facilities. As with all of our prior term debt securitizations, this financing was recorded “on-balance sheet.”

Credit Facilities

      Since January 1, 2004, we have increased the borrowing capacity under our credit facilities to $1.7 billion from $1.2 billion, through amendments to existing facilities and the addition of a new

$400 million facility with Wachovia Capital Markets, LLC. We now maintain four credit facilities with a total of seven lending institutions, including Wachovia Capital Markets, LLC, Citigroup Global Markets Realty Corp., Harris Nesbitt Corp., Societe Generale, Suntrust Capital Markets Inc., Norddeutsche Landesbank Girozentrale and Bayerische Hypo-Und Vereinsbank AG. We plan to use the increased credit facility capacity to finance continued portfolio growth.

Portfolio Growth

      For the first two months of the second quarter, we had net portfolio growth of $450 million resulting in a $3.2 billion loan portfolio as of May 31, 2004. This compares with a loan portfolio of $2.8 billion as of March 31, 2004 and $2.4 billion as of December 31, 2003.

The Offering

      The following summary contains basic information about the debentures and is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of the debentures, please refer to the section of this offering memorandum entitled “Description of debentures.” For purposes of the description of the debentures included in this offering memorandum, references to “the Company,” “issuer,” “us,” “CapitalSource,” “we,” “us,” and “our” refer only to CapitalSource Inc. and do not include our subsidiaries.

Issuer	CapitalSource Inc., a Delaware corporation.

Securities offered	$300,000,000 aggregate principal amount of 3.5% Senior Convertible Debentures due 2034. We have granted the initial purchasers an option to purchase up to $30,000,000 aggregate principal amount of additional debentures.

Ranking	The debentures will rank equal in priority with all of the existing and future unsecured and unsubordinated indebtedness of CapitalSource and senior in right of payment to all future subordinated indebtedness of CapitalSource. The guarantees by Holdings and Finance will be unsecured and unsubordinated obligations of Holdings and Finance and will rank equal in priority with all of the existing and future unsecured and unsubordinated indebtedness of Holdings and Finance. The debentures and guarantees will effectively rank junior to any existing and future secured indebtedness of CapitalSource, Holdings or Finance to the extent of the assets securing such indebtedness and any existing and future indebtedness of CapitalSource guaranteed by subsidiaries other than Holdings and Finance. As of March 31, 2004, we had aggregate indebtedness of approximately $225.1 million, our non-guarantor subsidiaries had aggregate indebtedness of approximately $1,738.4 million, excluding intercompany debt and trade payables, all of which was secured, and Holdings and Finance had approximately $41.4 million of secured senior indebtedness outstanding, excluding trade payables, all of which was secured. The indenture does not limit the amount of indebtedness that we or any of our subsidiaries may incur.

Guarantees	Holdings and Finance will, jointly and severally, fully and unconditionally guarantee the due and punctual payment of our obligations under the debentures in accordance with the terms of such guarantees and the indenture.

Maturity	July 15, 2034, unless earlier redeemed, repurchased or converted.

Interest	3.5% per year on the principal amount, payable semi-annually in arrears on January 15 and July 15 of each year, beginning January 15, 2005.

We will also pay contingent interest during any six-month interest period from January 15 to July 14, and from July 15 to January 14, with the initial six-month period commencing on July 15, 2011, if the average trading price of a debenture for the five trading days immediately preceding the first day of the applicable six-month period equals or exceeds 130% of the principal amount of such debenture. During any interest period when contingent interest shall be payable, the contingent interest payable per debenture will equal 0.375% of the average trading price of such debenture during the five trading days immediately preceding the first day of the applicable six-month interest period.

Conversion rights	Holders may convert their debentures into shares of our common stock at a conversion rate of 31.4614 shares per $1,000 principal amount of debentures, subject to adjustment, prior to the close of business on the maturity date under the following circumstances:

1. in any calendar quarter commencing after September 30, 2004 (and only during such calendar quarter) if the last reported sale price of our common stock for at least 20 trading days during the period of 30 consecutive trading days ending on the last trading day of the previous calendar quarter is greater than or equal to 120% of the applicable conversion price per share of our common stock on such last trading day;

2. during the five consecutive business day period after any five consecutive trading day period in which the “trading price” per debenture, as determined following a request by a holder of debentures in accordance with the procedures described in “Description of Debentures — Conversion upon satisfaction of trading price condition,” for each day of that period was less than 98% of the product of the conversion rate and the last reported sale price of our common stock for each day during such period;

3. if any debentures are called for redemption, those debentures that have been so called; or

4. upon the occurrence of specified corporate transactions described under “Description of Debentures — Conversion upon specified corporate transactions.”

Except as otherwise described in this offering memorandum, you will not receive any payment representing accrued and unpaid interest upon conversion of a debenture.

Upon any conversion, we will have the right to deliver cash in lieu of shares of our common stock. See “Description of Debentures — Payment upon conversion.”

Adjustment of conversion rate	We will adjust the conversion rate of the debentures if any of the following events occurs:

1. we issue shares of our common stock as a dividend or distribution on shares of our common stock, or if we effect a stock split or share combination;

2. we issue to all or substantially all holders of our common stock any rights or warrants entitling them for a period of not more than 45 days to subscribe for or purchase shares of our common stock, or securities convertible into shares of our common stock, at a price per share or a conversion price per share less than the sale price of shares of our common stock on the business day immediately preceding the time of announcement of such issuance;

3. we distribute shares of our capital stock, evidences of our indebtedness or other assets or property of ours to all or substantially all holders of our common stock, excluding dividends, distributions and rights or warrants referred to in 1 or 2 above and dividends or distributions paid exclusively in cash referred to in 4 below;

4. we make any cash dividend or distribution during any of our quarterly fiscal periods to all or substantially all holders of our common stock; or

5. we or any of our subsidiaries makes a payment in respect of a tender offer or exchange offer for our common stock, to the extent that the cash and value of any other consideration included in the payment per share of common stock exceeds the last reported sale price of our common stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer.

Redemption at our option	On or after July 15, 2011, we may redeem the debentures in whole or in part for cash, upon not less than 30 nor more than 60 days’ notice before the redemption date by mail to each registered holder of debentures, for a redemption in cash equal to 100% of the principal amount of the debentures to be redeemed, plus any accrued and unpaid interest (including contingent interest or additional amounts, if any) to but excluding the redemption date.

Sinking fund	None.

Repurchase of debentures by us at the option of the holder	You have the right to require us to repurchase all or any portion of your debentures on July 15, 2011, 2014, 2019, 2024 and 2029, each of which we refer to as a repurchase date. In each case, the repurchase price will be payable in cash equal to 100% of the principal amount of the debentures plus any accrued and unpaid interest (including contingent interest or additional amounts, if any).

Fundamental change	If a fundamental change (as described in this offering memorandum) occurs at any time prior to the maturity date, you will have the right, at your option, to require us to repurchase for cash or at our election, shares of common stock, any or all of your debentures, or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple of $1,000. The fundamental change repurchase price is equal to 100% of the principal amount of the debentures to be purchased plus accrued and unpaid interest (including contingent interest or additional amounts, if any) to but excluding the repurchase date.

U.S. federal income taxation	Under the indenture governing the debentures, we will agree, and by acceptance of a beneficial interest in the debentures each holder of a debenture will be deemed to have agreed, to treat the debentures as debt instruments for United States federal income tax purposes that are subject to the Treasury regulations governing contingent payment debt instruments. For United States federal income tax purposes, interest, also referred to as original issue discount, will accrue from July 7, 2004 at a constant rate of 8.2% per year (subject to certain adjustments), compounded semi-annually, which represents the yield on our comparable non-contingent, nonconvertible, fixed-rate debt instruments with terms and conditions otherwise similar to the debentures. United States holders will be required to include original issue discount (including the portion of the original issue discount represented by cash interest payments) in their gross income as it accrues regardless of their method of tax accounting. The rate at which the original issue discount will accrue for United States federal income tax purposes generally will exceed payments of cash interest.

You also will recognize gain or loss on the sale, purchase by us at your option, exchange, conversion or redemption of a debenture in an amount equal to the difference between the amount realized on the sale, including the fair market value of any common stock received upon conversion or otherwise, and your adjusted tax basis in the debenture. Any gain recognized by you on the sale, purchase by us at your option, exchange, conversion or redemption of a debenture generally will be ordinary interest income; any loss will be ordinary loss to the extent of the interest previously included in income, and thereafter, capital loss. See “Certain United States Federal Income Tax Considerations.”

Transfer restrictions	We have not registered the debentures or the shares of common stock issuable upon conversion of the debentures under the Securities Act, and these debentures and shares are subject to restrictions on transferability and resale.

Registration rights	We will file a shelf registration statement under the Securities Act relating to the resale of the debentures and the common stock issuable upon conversion thereof. If the registration statement is not filed or has not become effective within the time periods set forth in this offering memorandum, we will be required to pay liquidated damages to holders of the debentures.

Use of proceeds	We estimate that the net proceeds from this offering will be approximately $292.2 million, after deducting the initial purchasers’ discounts and commissions and estimated expenses, assuming no exercise of the initial purchasers’ option. We intend to use the net proceeds from this offering to repay outstanding indebtedness under our credit facilities and for other general corporate purposes.

Book-entry form	The debentures will be issued in book-entry form and will be represented by permanent global certificates deposited with, or on behalf of, The Depository Trust Company (“DTC”) and registered in the name of a nominee of DTC. Beneficial interests in any of the debentures will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee and any such interest may not be exchanged for certificated securities, except in limited circumstances.

Trading	The debentures are new securities and there is currently no established market for the debentures. Accordingly, we cannot assure you as to the development or liquidity of any market for the debentures. The debentures are expected to be eligible for trading in the PORTAL Market. The initial purchasers have advised us that they currently intend to make a market in the debentures. However, they are not obligated to do so, and they may discontinue any market making with respect to the debentures without notice. We do not intend to apply for a listing of the debentures on any securities exchange or any automated dealer quotation system.

Further issues	We may from time to time, without notice to or the consent of the registered holders of the debentures, create and issue additional debt securities having the same terms as and ranking equally and ratably with the debentures in all respects.

New York Stock Exchange symbol for our common stock	CSE

Risk factors	Investment in the debentures involves risk. You should carefully consider the information under “Risk factors” and all other information included in this offering memorandum and the documents incorporated by reference herein before investing in the debentures.

Summary Consolidated Financial and Other Data

      You should read the data set forth below in conjunction with our consolidated financial statements and related notes of CapitalSource Inc., and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information appearing in our Annual Report on Form 10-K and incorporated herein by reference. The following tables show selected portions of our unaudited historical consolidated financial data as of and for the three months ended March 31, 2004 and 2003 and of our audited historical consolidated financial data as of and for the years ended December 31, 2003, 2002 and 2001 and for the period from September 7, 2000, the date we commenced operations, through December 31, 2000. We derived our selected consolidated financial data as of and for the years ended December 31, 2003, 2002 and 2001 and for the period from September 7, 2000, the date we commenced operations, through December 31, 2000, from our audited consolidated financial statements, which have been audited and reported upon by Ernst & Young LLP, independent registered public accounting firm.

      The average number of common shares outstanding has been adjusted to reflect the recapitalization that took place on August 30, 2002 as if it occurred on September 7, 2000 (inception). For additional description of the recapitalization, see Note 10, Shareholders’ Equity, in the audited consolidated financial statements for the year ended December 31, 2003.

						Period from
						September 7,
	Three Months Ended					2000 (Inception)
	March 31,		Year Ended December 31,			through
						December 31,
	2004	2003	2003	2002	2001	2000

	($ in thousands, except per share data)

	(Unaudited)
Results of operations:
Interest income	$60,263	$33,092	$175,169	$73,591	$21,915	$2,478
Fee income	20,576	7,297	50,596	17,512	4,553	217

Total interest and fee income	80,839	40,389	225,765	91,103	26,468	2,695
Interest expense	13,099	7,040	39,956	13,974	4,286	295

Net interest and fee income	67,740	33,349	185,809	77,129	22,182	2,400
Provision for loan losses	7,263	2,715	11,337	6,688	—	—

Net interest and fee income after provision for loan losses	60,477	30,634	174,472	70,441	22,182	2,400
Total operating expenses	22,281	13,158	67,807	33,595	15,589	2,525
Total other income	351	815	25,815	4,736	199	63

Net income (loss) before income taxes	38,547	18,291	132,480	41,582	6,792	(62)
Income taxes(1)	14,648	—	24,712	—	—	—

Net income (loss)	$23,899	$18,291	$107,768	$41,582	$6,792	$(62)

Net income per share:
Basic	$0.20	$0.19	$1.02	$0.43	$0.07	$(0.00)

Diluted	$0.20	$0.18	$1.01	$0.42	$0.07	$(0.00)

Average shares outstanding:
Basic(2)	116,781,169	98,064,901	105,281,806	97,701,088	97,246,279	97,016,588

Diluted(2)	118,731,114	99,900,087	107,170,585	99,728,331	99,336,235	99,288,600

		December 31,
	March 31,
	2004	2003	2002	2001	2000

	($ in thousands)
	(Unaudited)
Balance sheet data:
Loans	$2,753,031	$2,416,907	$1,073,680	$394,272	$84,528
Deferred loan fees	(60,210)	(59,793)	(30,316)	(10,746)	(2,354)
Allowance for loan losses	(23,002)	(18,025)	(6,688)	—	—

Loans, net	2,669,819	2,339,089	1,036,676	383,526	82,174
Total assets	2,875,312	2,567,091	1,160,605	429,642	105,755
Repurchase agreements	76,862	8,446	—	—	—
Credit facilities	940,596	737,998	240,501	207,104	8,251
Term debt	761,307	923,208	428,585	—	—
Convertible debt	225,086	—	—	—	—

Total borrowings	2,003,851	1,669,652	669,086	207,104	8,251
Total shareholders’ equity	837,128	867,132	473,682	215,126	96,708

(1)	The provision for income taxes on the income earned from August 7, 2003 to March 31, 2004 is based on a 38% effective tax rate. Prior to our reorganization as a “C” corporation on August 6, 2003, we operated as a limited liability company and all income taxes were paid by the members. As a “C” corporation, we are responsible for the payment of all federal and state corporate income taxes. At the reorganization date, we recorded a $4.0 million net deferred tax asset and corresponding deferred tax benefit which lowered the effective tax rate.

(2)	Adjusted to reflect the recapitalization that took place on August 30, 2002 as if it occurred on September 7, 2000 (inception).

									Period from
			Year Ended December 31,						September 7, 2000
	Three Months Ended								(Inception) through
	March 31, 2004		2003		2002		2001		December 31, 2000

Performance ratios:
Pre-tax return on average assets	5.81%		7.00%		5.63%		3.23%		(0.27)%
Pre-tax return on average equity	17.84		19.57		12.23		4.86		(0.28)
Net interest margin after provision for loan losses	9.12		9.22		9.59		10.64		10.83
Operating expenses as a percentage of average total assets	3.36		3.58		4.55		7.41		10.92
Efficiency ratio (operating expenses/ net interest and fee income)	32.9		36.5		43.6		70.3		105.2
Credit quality and leverage ratios:
60 or more days contractual delinquencies as a percentage of loans (at period end)	0.00%		0.18%		0.00%		0.00%		0.00%
Net chargeoffs as a percentage of average loans	0.09		0.00		0.00		0.00		0.00
Allowance for loan losses as a percentage of loans (at period end)	0.84		0.75		0.62		0.00		0.00
Total debt to equity (at period end)	2.39	x	1.93	x	1.41	x	0.96	x	0.09	x
Equity to total assets (at period end)	29.1%		33.8%		40.8%		50.1%		91.5%

RISK FACTORS

      Our business faces many risks. The risks described below may not be the only risks we face. Additional risks that we do not yet know of or that we currently believe are immaterial may also impair our business operations. If any of the events or circumstances described in the following risks actually occur, our business, financial condition or results of operations could suffer, and the trading price of our common stock or the debentures offered hereby could decline. You should consider the following risks, as well as the other information included and incorporated by reference in this offering memorandum before deciding to invest in the debentures.

Risks Related to Our Lending Activities

We may not recover the value of amounts that we lend.

      We have experienced and expect to continue to experience charge offs. A charge off occurs when all or part of the principal of a particular loan is no longer recoverable and will not be repaid. As of March 31, 2004, we had an allowance for loan losses of $23.0 million, including specific reserves of $3.7 million for impaired loans, reflecting our judgment of the probable loan losses inherent in our portfolio. If we were to experience material losses on our portfolio, they would have a material adverse effect on our ability to fund our business and, to the extent the losses exceed our provision for loan losses, our revenues, net income and assets.

      In addition, like other commercial finance companies, we have experienced missed and late payments, failures by clients to comply with operational and financial covenants in their loan agreements and client performance below that which we expected when we originated the loan. Any of the events described in this preceding sentence may be an indication that our risk of credit loss with respect to a particular loan has materially increased.

We make loans to privately owned small and medium-sized companies, which present a greater risk of loss than larger companies.

      Our portfolio consists primarily of commercial loans to small and medium-sized, privately owned businesses with annual revenues ranging from $5 million to $250 million. Compared to larger, publicly owned firms, these companies generally have more limited access to capital and higher funding costs, may be in a weaker financial position and may need more capital to expand or compete. These financial challenges may make it difficult for our clients to make scheduled payments of interest or principal on our loans. Accordingly, advances made to these types of clients entail higher risks than advances made to companies who are able to access traditional credit sources.

      Numerous factors may affect a client’s ability to make scheduled payments on its loan, including the failure to meet its business plan or a downturn in its industry. In part because of their smaller size, our clients may:

•	experience significant variations in operating results;

•	have narrower product lines and market shares than their larger competitors;

•	be particularly vulnerable to changes in customer preferences and market conditions;

•	be more dependent than larger companies on one or more major customers, the loss of which could materially impair their business, financial condition and prospects;

•	face intense competition, including from companies with greater financial, technical, managerial and marketing resources;

•	depend on the management talents and efforts of a single individual or a small group of persons for their success, the death, disability or resignation of whom could materially harm the client’s financial condition or prospects;

•	have less skilled or experienced management personnel than larger companies; or

•	do business in regulated industries, such as the healthcare industry, and could be adversely affected by policy or regulatory changes.

      Accordingly, any of these factors could impair a client’s cash flow or result in other events, such as bankruptcy, which could limit that client’s ability to repay its obligations to us, and may lead to losses in our portfolio and a decrease in our revenues, net income and assets.

Our limited operating history makes it difficult for us to accurately judge the credit performance of our portfolio and, as a result, increases the risk that our allowance for loan losses may prove inadequate.

      Our business depends on the creditworthiness of our clients. While we conduct extensive due diligence and a thorough review of the creditworthiness of each of our clients, this review requires the application of significant judgment by our management. Our judgment may not be correct.

      We maintain an allowance for loan losses on our financial statements in an amount that reflects our judgment concerning the potential for losses inherent in our portfolio. Management periodically reviews the appropriateness of our allowance considering economic conditions and trends, collateral values and credit quality indicators. Because our limited operating history and the relative lack of seasoning of our loans make it difficult to judge the credit performance of our portfolio, we cannot assure you that our estimates and judgment with respect to the appropriateness of our allowance for loan losses are accurate. Our allowance may not be adequate to cover credit losses in our portfolio as a result of unanticipated adverse changes in the economy or events adversely affecting specific clients, industries or markets. If our allowance for loan losses is not adequate, our net income will suffer, and our financial performance and condition could be significantly impaired.

We may not have all of the material information relating to a potential client at the time that we make a credit decision with respect to that potential client or at the time we advance funds to the client. As a result, we may suffer losses on loans or make advances that we would not have made if we had all of the material information.

      There is generally no publicly available information about the privately owned companies to which we generally lend. Therefore, we must rely on our clients and the due diligence efforts of our employees to obtain the information that we consider when making our credit decisions. To some extent, our employees depend and rely upon the management of these companies to provide full and accurate disclosure of material information concerning their business, financial condition and prospects. If we do not have access to all of the material information about a particular client’s business, financial condition and prospects, or if a client’s accounting records are poorly maintained or organized, we may not make a fully informed credit decision which may lead, ultimately, to a failure or inability to recover our loan in its entirety.

We may make errors in evaluating accurate information reported by our clients and, as a result, we may suffer losses on loans or advances that we would not have made if we had properly evaluated the information.

      We underwrite our loans based on detailed financial information and projections provided to us by our clients. Even if clients provide us with full and accurate disclosure of all material information concerning their businesses, our investment officers, underwriting officers and credit committee members may misinterpret or incorrectly analyze this information. Mistakes by our staff and credit committee may cause us to make loans that we otherwise would not have made, to fund advances that we otherwise would not have funded or result in losses on one or more of our existing loans.

A client’s fraud could cause us to suffer losses.

      A client could defraud us by, among other things:

•	directing the proceeds of collections of its accounts receivable to bank accounts other than our established lockboxes;

•	failing to accurately record accounts receivable aging;

•	overstating or falsifying records showing accounts receivable or inventory; or

•	providing inaccurate reporting of other financial information.

      The failure of a client to accurately report its financial position, compliance with loan covenants or eligibility for additional borrowings could result in the loss of some or all of the principal of a particular loan or loans including, in the case of revolving loans, amounts we may not have advanced had we possessed complete and accurate information.

Our concentration of loans to a limited number of borrowers within a particular industry, such as the commercial real estate or healthcare industry, or region could impair our revenues if the industry or region were to experience economic difficulties.

      Defaults by our clients may be correlated with economic conditions affecting particular industries or geographic regions. As a result, if any particular industry or geographic region were to experience economic difficulties, the overall timing and amount of collections on our loans to clients operating in those industries or geographic regions may differ from what we expected and result in material harm to our revenues, net income and assets.

      For example, as of March 31, 2004, loans representing 16% of the aggregate outstanding balance of our loan portfolio were secured by commercial real estate other than healthcare facilities. If the commercial real estate sector were to experience economic difficulties, we could suffer losses on these loans. In addition, as of March 31, 2004, loans representing 24% of the aggregate outstanding balance of our loan portfolio were to clients in the healthcare industry. Reimbursements under the Medicare and Medicaid programs comprise the bulk of the revenues of many of these clients. Our clients’ dependence on reimbursement revenues could cause us to suffer losses in several instances:

•	If clients fail to comply with operational covenants and other regulations imposed by these programs, they may lose their eligibility to continue to receive reimbursements under the program or incur monetary penalties, either of which could result in the client’s inability to make scheduled payments to us.

•	If reimbursement rates do not keep pace with increasing costs of services to eligible recipients, or funding levels decrease as a result of increasing pressures from Medicare and Medicaid to control healthcare costs, our clients may not be able to generate adequate revenues to satisfy their obligations to us.

•	If a healthcare client were to default on its loan, we would be unable to invoke our rights to the pledged receivables directly as the law prohibits payment of amounts owed to healthcare providers under the Medicare and Medicaid programs to be directed to any entity other than the actual providers. Consequently, we would need a court order to force collection directly against these governmental payors. There is no assurance that we would be successful in obtaining this type of court order.

      As of March 31, 2004, our 10 largest clients collectively accounted for 14% of the aggregate outstanding balance of our loan portfolio.

We may be unable to recognize or act upon an operational or financial problem with a client in a timely fashion so as to prevent a loss of our loan to that client.

      Our clients may experience operational or financial problems that, if not timely addressed by us, could result in a substantial impairment or loss of the value of our loan to the client. We may fail to identify problems because our client did not report them in a timely manner or, even if the client did report the problem, we may fail to address it quickly enough or at all. As a result, we could suffer loan losses which could have a material adverse effect on our revenues, net income and results of operations.

Our balloon loans and bullet loans may involve a greater degree of risk than other types of loans.

      As of March 31, 2004, approximately 86% of the outstanding balance of our loans was comprised of either balloon loans or bullet loans. A balloon loan is a term loan with a series of scheduled payment installments calculated to amortize the principal balance of the loan so that upon maturity of the loan more than 25%, but less than 100%, of the loan balance remains unpaid and must be satisfied. A bullet loan is a loan with no scheduled payments of principal before the maturity date of the loan. All of our revolving loans and some of our term loans are bullet loans. On the maturity date, the entire unpaid balance of the loan is due.

      Balloon loans and bullet loans involve a greater degree of risk than other types of loans because they require the borrower to make a large final payment upon the maturity of the loan. The ability of a client to make this final payment upon the maturity of the loan typically depends upon its ability either to generate sufficient cash flow to repay the loan prior to maturity, to refinance the loan or to sell the related collateral securing the loan, if any. The ability of a client to accomplish any of these goals will be affected by many factors, including the availability of financing at acceptable rates to the client, the financial condition of the client, the marketability of the related collateral, the operating history of the related business, tax laws and the prevailing general economic conditions. Consequently, the client may not have the ability to repay the loan at maturity and we could lose all or most of the principal of our loan.

We are limited in pursuing certain of our rights and remedies under our Term B, second lien and mezzanine loans, which may increase our risk of loss on these loans.

      We make Term B, second lien and mezzanine loans. Term B loans, which comprised 7% of the aggregate outstanding balance of our loan portfolio as of March 31, 2004, are senior secured loans that are equal as to collateral and junior as to right of payment to obligations to clients’ other senior lenders. Second lien loans are junior as to both collateral and right of payment to obligations to clients’ senior lenders. Mezzanine loans may not have the benefit of any lien against the client’s collateral and are junior to any lienholder both as to collateral and payment. Collectively, second lien and mezzanine loans comprised 5% of the aggregate outstanding balance of our loan portfolio as of March 31, 2004. As a result of their junior nature, we may be limited in our ability to enforce our rights to collect principal and interest on these loans or to recover any of the loan balance through a foreclosure of collateral. For example, typically we are not contractually entitled to receive payments of principal on a junior loan until the senior loan is paid in full, and may only receive interest payments on a Term B, second lien or mezzanine loan if the client is not in default under its senior loan. In many instances, we are also prohibited from foreclosing on a Term B, second lien or mezzanine loan until the senior loan is paid in full. Moreover, any amounts that we might realize as a result of our collection efforts or in connection with a bankruptcy or insolvency proceeding involving a client under a Term B, second lien or mezzanine loan must generally be turned over to the senior lender until the senior lender has realized the full value of its own claims. These restrictions may materially and adversely affect our ability to recover the principal of any non-performing Term B, second lien or mezzanine loans.

The collateral securing a loan may not be sufficient to protect us from a partial or complete loss if the loan becomes non-performing, and we are required to foreclose.

      While most of our loans are secured by a lien on specified collateral of the client, there is no assurance that the collateral securing any particular loan will protect us from suffering a partial or complete loss if the loan becomes non-performing and we move to foreclose on the collateral. The collateral securing our loans is subject to inherent risks that may limit our ability to recover the principal of a non-performing loan. Listed below are some of the risks that may affect the value of different types of collateral in which we typically take a security interest.

      Inventory. In those cases where we have taken a security interest in the inventory of the client, the inventory may not be adequate to fully secure our loan if, among other things, any of the following occur:

•	our valuation of the inventory at the time we made the loan was not accurate;

•	there is a reduction in the demand for the inventory or the inventory becomes obsolete;

•	the value of the inventory, including, for example, inventory in the retail industry, decreases due to seasonal fluctuations;

•	the inventory is made up of several component parts and the value of those parts falls below expected levels; or

•	the client misrepresents, or does not keep adequate records of, important information concerning the inventory such as the quantity or quality of inventory on hand.

      Accounts Receivable. Factors that could reduce the value of accounts receivable securing our loans include, among other things:

•	problems with the client’s underlying product or services which result in greater than anticipated returns or disputed accounts;

•	unrecorded liabilities such as rebates, warranties or offsets;

•	the disruption or bankruptcy of key customers who are responsible for material amounts of the accounts receivable; or

•	the client misrepresents, or does not keep adequate records of, important information concerning the amounts and aging of its accounts receivable.

      Equipment. The equipment of a client securing our loan could lose value as a result of, among other things:

•	changes in market or industry conditions;

•	the failure of the client to adequately maintain or repair the equipment; or

•	changes in technology or advances in new equipment that render the client’s equipment obsolete or of limited value.

      Real Estate. The real estate of a client securing our loan could lose value as a result of, among other things:

•	changes in general or local market conditions;

•	changes in the occupancy or rental rates of the property or, for a property that requires new leasing activity, a failure to lease the property in accordance with the projected leasing schedule;

•	limited availability of mortgage funds or fluctuations in interest rates which may render the sale and refinancing of a property difficult;

•	development projects that experience cost overruns or otherwise fail to perform as projected;

•	unanticipated increases in real estate taxes and other operating expenses;

•	challenges to the client’s claim of title to the real property;

•	environmental considerations;

•	zoning laws;

•	other governmental rules and policies;

•	uninsured losses including possible acts of terrorism; or

•	a decline in the operational performance at a facility on the real property such as a nursing home, hospital or other facility.

      Any one or more of the preceding factors could materially impair our ability to recover principal in a foreclosure on the related loan.

Our cash flow loans are not fully covered by the value of tangible assets or collateral of the client and, consequently, if any of these loans becomes non-performing, we could suffer a loss of some or all of our value in the loan.

      Cash flow lending involves lending money to a client based primarily on the expected cash flow, profitability and enterprise value of a client rather than on the value of its tangible assets. These loans tend to be among the largest and most risky in our portfolio. As of March 31, 2004, our portfolio included 145 cash flow loans under which we had advanced an aggregate of $1.2 billion, or 43% of the aggregate outstanding loan balance of our portfolio. While in the case of our senior cash flow loans we generally take a lien on substantially all of the client’s assets, the value of those assets is typically substantially less than the amount of money we advance to a client under a cash flow loan. Thus, if a cash flow loan became non-performing, our primary recourse to recover some or all of the principal of our loan would be to force the sale of the entire company as a going concern. If we were a subordinate lender rather than the senior lender in a cash flow loan, our ability to take such action would be further constrained by our agreement with the senior lender. The risks inherent in cash flow lending include, among other things, the following:

•	reduced use of or demand for the client’s products or services and, thus, reduced cash flow of the client to service the loan as well as reduced value of the client as a going concern;

•	poor accounting systems of the client which adversely affect our ability to accurately predict the client’s cash flows;

•	economic downturns, political events and changes, regulatory changes (including changes in or enforcement of environmental laws), litigation or acts of terrorism that affect the client’s business, financial condition and prospects; and

•	poor management performance.

      Additionally, many of our clients use the proceeds of our cash flow loans to make acquisitions. Poorly executed or poorly conceived acquisitions can tax management, systems and the operations of the existing business, causing a decline in both the client’s cash flow as well as the value of its business as a going concern. In addition, many acquisitions involve new management teams taking over control of a business. These new management teams may fail to execute at the same level as the former management team, which could reduce the cash flow of the client to service the loan as well as reduce the value of the client as a going concern.

Errors by or dishonesty of our employees could result in loan losses.

      We rely heavily on the performance and integrity of our employees in making our initial credit decision with respect to our loans and in servicing our loans after they have closed. Because there is generally little or no publicly available information about our clients, we cannot independently confirm or verify the information our employees provide us for use in making our credit and funding decisions. Errors by our employees in assembling, analyzing or recording information concerning our clients could cause us to originate loans or fund subsequent advances that we would not otherwise originate or fund. This could result in losses. Losses could also arise if any of our employees were dishonest. A dishonest employee could collude with our clients to misrepresent the creditworthiness of a prospective client or to provide inaccurate reports regarding the client’s compliance with the covenants in its loan agreement. If, based on an employee’s dishonesty, we made a loan to a client that was not creditworthy or failed to exercise our rights under a loan agreement against a client that was not in compliance with covenants in the agreement, we could lose some or all of the principal of the loan.

We have financed in the past, and may finance in the future, the purchase by third parties of non-performing loans or the problem loans held by us. These efforts may not eliminate our risk of loss or impairment with respect to these loans.

      We may seek to sell non-performing loans or the underlying collateral, at par or at a discount, to third parties to reduce our risk of loss. We consider non-performing loans to be either problem loans that we are actively seeking to out-place or loans that are in workout status. We may provide debt financing to the third parties to enable them to purchase these loans or collateral. The non-performing loan or the sold collateral may serve as the collateral for our loan to the purchaser. In these instances we continue to bear the risk of loss associated with the collateral supporting our original non-performing loan. The loan to the purchaser, however, is reflected in our portfolio as a new loan. As of March 31, 2004, we had consummated four transactions in which we have financed the purchase of a non-performing or underperforming loan from us by a third party. As of March 31, 2004, the aggregate outstanding principal balance of the financing that we provided to these third parties totaled $35.6 million.

If interest rates rise, some of our existing clients may be unable to service interest on their loans.

      Most of our loans bear interest at floating interest rates. To the extent interest rates increase, monthly interest obligations owed by our clients to us will also increase. Some of our clients may not be able to make the increased interest payments, resulting in defaults on their loans.

Our loans could be subject to equitable subordination by a court and thereby increase our risk of loss with respect to such loans.

      Courts have, in some cases, applied the doctrine of equitable subordination to subordinate the claim of a lending institution against a borrower to claims of other creditors of the borrower, when the lending institution is found to have engaged in unfair, inequitable or fraudulent conduct. The courts have also applied the doctrine of equitable subordination when a lending institution or its affiliates are found to have exerted inappropriate control over a client, including control resulting from the ownership of equity interests in a client. In connection with the origination of loans representing approximately 26% of the aggregate outstanding loan balance of our portfolio as of March 31, 2004, we have received warrants or made direct equity investments. Payments on one or more of our loans, particularly a loan to a client in which we also hold equity interests, may be subject to claims of equitable subordination. If, when challenged, these factors were deemed to give us the ability to control or otherwise exercise influence over the business and affairs of one or more of our clients, this control or influence could constitute grounds for equitable subordination. This means that a court may treat one or more of our loans as if it were common equity in the client. In that case, if the client were to liquidate, we would be entitled to repayment of our loan on an equal basis with other holders of the client’s common equity only after all of the client’s obligations relating to its debt and preferred securities had been satisfied. One or more successful claims of equitable subordination against us could have an adverse effect on our business, results of operation or financial condition.

We may incur lender liability as a result of our lending activities.

      In recent years, a number of judicial decisions have upheld the right of borrowers to sue lending institutions on the basis of various evolving legal theories, collectively termed “lender liability.” Generally, lender liability is founded on the premise that a lender has either violated a duty, whether implied or contractual, of good faith and fair dealing owed to the borrower or has assumed a degree of control over the borrower resulting in the creation of a fiduciary duty owed to the borrower or its other creditors or shareholders. We may be subject to allegations of lender liability. We cannot assure you that these claims will not arise or that we will not be subject to significant liability if a claim of this type did arise.

We have engaged in the past and may engage in the future in lending transactions with affiliates of our directors. The terms of these transactions may not be in our shareholders’ best interests.

      As of March 31, 2004, we had 10 loans outstanding representing $145.2 million in committed funds to companies controlled by affiliates of our directors. Please see “Item 13. Certain Relationships and Related Transactions” in our 2003 Annual Report on Form 10-K for more information on these transactions. We may make additional loans to affiliates of our directors in the future. Our conflict of interest policies, which generally require these transactions to be approved by the disinterested members of our board and be on substantially the same terms as loans to unrelated clients, may not be successful in eliminating the influence of conflicts. As a result, these transactions may divert our resources and benefit our directors and their affiliates to the detriment of our shareholders.

We are not the agent for some of our loans and, consequently, have little or no control over how those loans are administered or controlled.

      In some of our loans we are neither the agent of the lending group that receives payments under the loan nor the agent of the lending group that controls the collateral for purposes of administering the loan. As of March 31, 2004, approximately 9% of the aggregate outstanding balance of our loan portfolio comprised loans in which we are neither the paying nor the collateral agent. When we are not the agent for a loan, we may not receive the same financial or operational information as we receive for loans for which we are the agent and, in many instances, the information on which we must rely is provided to us by the agent rather than directly by the client. As a result, it may be more difficult for us to track or rate these loans than it is for the loans for which we are the agent. Additionally, we may be prohibited or otherwise restricted from taking actions to enforce the loan or to foreclose upon the collateral securing the loan without the agreement of other lenders holding a specified minimum aggregate percentage, generally a majority or two-thirds of the outstanding principal balance. It is possible that an agent for one of these loans may choose not to take the same actions to enforce the loan or to foreclose upon the collateral securing the loan that we would have taken had we been agent for the loan.

If we violate HUD lending requirements, we could lose our ability to originate HUD mortgage loans, which could adversely affect our financial results.

      As an FHA approved mortgagee, we could lose our ability to originate, underwrite and service FHA insured loans if, among other things, we commit fraud, violate anti-kickback laws, violate identity of interest rules, engage in a continued pattern of poor underwriting, or the FHA loans we originate show a high frequency of loan defaults. Our inability to engage in our HUD business would lead to a decrease in our net income.

Some of our borrowers require licenses, permits and other governmental authorizations to operate their businesses, which licenses, permits or authorizations may be revoked or modified by federal, state and local governmental authorities. Any revocation or modification could have a material adverse effect on the business of a borrower and, consequently, the value of our loan to that borrower.

      In addition to our loans to borrowers in the healthcare industry subject to Medicare and Medicaid regulation discussed above, other borrowers in specified industries require permits and/or licenses from various governmental authorities to operate their businesses. These governmental authorities may revoke or modify such licenses or permits if a borrower is found in violation of any regulation to which it is subject. In addition, these licenses may be subject to modification by order of governmental authorities or periodic renewal requirements. The loss of a permit, whether by termination, modification or failure to renew, could impair the borrower’s ability to continue to operate its business in the manner in which it was operated when we made our loan to it, which could impair the borrower’s ability to generate cash flows necessary to service our loan or repay indebtedness upon maturity, either of which outcomes would reduce our revenues, cash flow and net income.

Risks Related to Our Funding and Leverage

Our ability to grow our business depends on our ability to obtain external financing.

      We require a substantial amount of cash to make new loans and to fund obligations to existing clients. In the past, we have obtained the cash required for our operations through the issuance of equity interests and convertible debentures and by borrowing money through credit facilities, term debt and repurchase agreements. To date, our funding has been limited to these sources. There can be no assurance that we will be able to continue to access these or other sources of funds in the future.

      In addition, we cannot assure you that we will be able to extend the term of any of our existing financing arrangements or obtain sufficient funds to repay any amounts outstanding under any financing arrangement before it expires, either from one or more replacement financing arrangements or an alternative debt or equity financing. If we were unable to repay or refinance any amounts outstanding under any of our existing financing arrangements, our ability to operate our business in the ordinary course would be severely impaired. Even if we are able to refinance our debt, we may not be able to do so on favorable terms. If we are not able to obtain additional funding on favorable terms or at all, our ability to grow our business will be severely impaired.

If our lenders terminate any of our credit facilities, we may not be able to continue to fund our business.

      We currently have four credit facilities — a $100 million facility, a $400 million facility, a $460 million facility and a $700 million facility. In April 2004, the $100 million credit facility with Wachovia was extended and is scheduled to expire on April 7, 2006. As of March 31, 2004, there were no borrowings outstanding under this facility. In March 2004, a $400 million credit facility with Citigroup was extended and is scheduled to expire on September 16, 2005, and in June 2004 was increased to $460 million. In April 2004, we entered into a new $400 million credit facility with Wachovia, which is scheduled to expire in April 2007. Our ability to borrow under this facility is initially capped at $200 million. In May 2004, the $700 million facility was extended and is scheduled to expire on May 24, 2007. Substantially all of the loans that we have not securitized are held in these facilities. Under the terms of these facilities we receive the cash flow generated by our loans held in these facilities after deductions for monthly interest and fee payments payable to our lenders. Our credit facilities contain customary representations and warranties, covenants, conditions and events of default that if breached, not satisfied or triggered could result in termination of the facility. Consequently, if one or more of these facilities were to terminate prior to its expected maturity date, our liquidity position would be materially adversely affected, and we may not be able to satisfy our outstanding loan commitments, originate new loans or continue to fund our operations.

Our lenders could terminate us as servicer of our loans held as collateral for our credit facilities or term debt, which would adversely affect our ability to manage our portfolio.

      Upon the occurrence of specified servicer defaults, our lenders under our credit facilities and the holders of our asset-backed notes issued in our term debt transactions may elect to terminate us as servicer of the loans under the applicable facility and appoint a successor servicer. If we were terminated as servicer, we would no longer receive our servicing fee. In addition, because there could be no assurance that any successor servicer would be able to service the loans according to our standards, any transfer of servicing to a successor servicer could result in reduced or delayed collections, delays in processing payments and information regarding the loans and a failure to meet all of the servicing procedures required by the applicable servicing agreement. Consequently, the performance of our loans could be adversely affected and our income generated from those loans significantly reduced.

Our liquidity position could be adversely affected if we were unable to complete additional term debt transactions on favorable terms or at all.

      Through March 31, 2004, we had completed four term debt transactions, all of which we accounted for on balance sheet, through which we raised $1.3 billion in debt capital to support our lending activities.

In June 2004, we completed a fifth term debt transaction, through which we raised an additional $765.6 million. Our term debt consists of asset securitization transactions in which we transfer loans to a trust that aggregates our loans and, in turn, sells notes collateralized by the trust’s assets to institutional investors. The securities issued by the trusts have been rated by three nationally recognized statistical rating organizations. Our goal in completing these transactions was to raise additional capital to pay down our borrowings under our credit facilities and to create additional liquidity under our credit facilities for use in funding our loans.

      We intend to continue to incur term debt through on balance sheet asset securitization transactions in the future. Several factors will affect our ability to complete additional term debt transactions, including:

•	to the extent that the capital markets generally, and the asset-backed securities market in particular, suffer disruptions, we may be unable to complete term debt transactions;

•	disruptions in the credit quality and performance of our loan portfolio, particularly that portion which has been previously securitized and serves as collateral for existing term debt transactions, could reduce or eliminate investor demand for our term debt transactions in the future;

•	our ability to service our loan portfolio must continue to be perceived as adequate to make the securities issued attractive to investors;

•	any material downgrading or withdrawal of ratings given to securities previously issued in our term debt transactions would reduce demand for additional term debt transactions by us; and

•	structural changes imposed by the rating agencies or investors may reduce the leverage we are able to obtain, increase the cost and otherwise adversely affect the terms of our term debt transactions.

      If we are unable to continue completing these term debt transactions on favorable terms or at all, our ability to obtain the capital needed for us to continue to grow our business would be adversely affected. In turn, this could have a material adverse effect on our growth and stock price.

Fluctuating or rising interest rates could adversely affect our profit margins and ability to grow our business.

      We borrow money from our lenders at variable interest rates. We generally lend money at variable rates based on the prime rate. Many of our loans contain interest rate floors which result in rates above the contractual floating rate specified in the applicable loan agreement. Our operating results and cash flow depend on the difference between the interest rate at which we borrow funds and the interest rate at which we lend these funds.

      If interest rates rise, our borrowing costs will rise. Until the time that the prime rate increases enough to bring the variable rates on our loans to the level of the interest rate floors on our loans, however, our interest income on those loans will not change. As a result, the spread between our interest expense and our interest income from our loans that are subject to interest rate floors will narrow during this period. We estimated as of March 31, 2004, that if rates were to rise, our interest spread would decline until the prime rate had increased by approximately 1.66%. Based upon our portfolio as of March 31, 2004, and because of interest rate floors, assuming no changes in our investments or borrowing structure, a 100 basis point, or 1.0%, increase in interest rates would increase our interest income for a 12-month period by approximately $12.9 million and our interest expense by approximately $20.6 million, resulting in a decrease in net interest income of approximately $7.7 million; a 200 basis point, or 2.0%, increase in interest rates would increase our interest income by approximately $32.7 million and our interest expense by approximately $41.1 million, resulting in a decrease in net interest income of approximately $8.4 million. Accordingly, other things being equal, increases in interest rates will result in decreases in our net interest income due primarily to our use of interest rate floors.

      In addition, changes in market interest rates, or in the relationships between short-term and long-term market interest rates, or between different interest rate indices, could affect the interest rates charged on interest earning assets differently than the interest rates paid on interest bearing liabilities, which could result in an increase in interest expense relative to our interest income.

The cash flows we receive from the interests we retain in our term debt transactions could be delayed or reduced due to the requirements of the term debt, which could impair our ability to originate new loans or fund commitments under existing loans.

      We have retained the two most junior classes of securities, totaling $183.9 million in principal amount, issued in our 2002-1, 2002-2 and 2003-1 term debt transactions. The notes issued in these term debt transactions that we did not retain are senior to the junior securities we did retain. Cash flows generated by our retained interest in these junior securities were $52.4 million for the year ended December 31, 2003 and $9.9 million for the three months ended March 31, 2004. Our receipt of future cash flows on those junior securities is governed by provisions that control the distribution of cash flows from the loans included in our term debt. Generally, principal cash flows from those loans must be used to reduce the outstanding balance of the senior notes issued in the term debt transactions and are not available to us until the full principal balance of the senior notes has been repaid. On a monthly basis, interest cash flows from the loans must first be used to pay the interest on the senior notes, expenses of the term debt transaction and to maintain a required minimum interest reserve. Any related interest cash flows remaining after the payment of these amounts plus any reductions in the minimum interest reserve are distributed to us.

      We have retained Class E, the most junior class of securities, totaling $67.5 million in principal amount, issued in our 2003-2 term debt transaction. We have retained Class E, the most junior class of securities, totaling $109.4 million in principal amount, issued in our 2004-1 term debt transaction completed in June 2004. The notes issued in these term debt transactions that we did not retain are senior to the junior securities we did retain. Cash flows generated by our retained interest in the 2003-2 junior securities were $5.9 million for the three months ended December 31, 2003 and $15.0 million for the three months ended March 31, 2004. Our receipt of future cash flows on those junior securities is governed by provisions that control the distribution of cash flows from the loans included in our term debt transactions. Generally, repayments received on the loans are applied on a pro rata basis to each class of notes based on the respective original principal amounts of each class of notes. On a monthly basis, interest cash flows from the loans must first be used to pay the interest on the senior notes, to fund expenses of this term debt transaction and to maintain a required minimum interest reserve. Any interest cash flows remaining after the payment of these amounts plus any reductions in the minimum interest reserve are distributed to us.

      Several factors may influence the timing and amount of the cash flows we receive from loans included in our term debt transactions, including:

•	If any loan included in a term debt transaction becomes 60 days or more delinquent, the full principal balance of that loan must be included in the interest reserve. We will not receive any distributions from interest cash flows until the interest reserve is fully funded.

•	If a loan included in a term debt transaction has defaulted or is charged-off, the full principal balance of that loan must be distributed to the senior noteholders to reduce the outstanding balance of the senior notes. We will not receive any distributions from interest cash flows until the full amount of defaulted and charged-off loans has been distributed.

•	Changes in interest rates and repayment schedules may increase the amount of interest cash flows necessary to fund hedge payments required by, and costs associated with, our term debt transactions. As a result, interest cash flows must be used to make payments related to the hedging arrangements, thereby reducing the cash flows available to us.

•	If the actual prepayment rate of the loans included in a term debt transaction is less than the estimated prepayment rate assumed under that term debt transaction, the notes issued under that term debt transaction will remain outstanding past their expected maturities. In such event, interest cash flows must be used to pay the principal value of the senior notes issued in the term debt transaction until they are fully repaid, thereby eliminating the cash flows available to us until after the senior notes are fully repaid.

      In our 2004-1 term debt securitization, certain changes were made from our prior transactions with respect to the effect of loan modifications. These changes result in a greater likelihood that a loan included in the securitization will be deemed delinquent or charged-off, which would reduce cash flow to us from the 2004-1 transaction. In connection with the 2004-1 term debt transaction, we agreed to amend our 2003-2 term debt transaction to make similar changes regarding loan modifications.

Because there is no active trading market for the loans in our portfolio, we might not be able to sell them at a favorable price or at all.

      We may seek to dispose of one or more of our loans to obtain liquidity or to reduce potential losses with respect to non-performing assets. There is no established trading market for our loans. Consequently, if we seek to sell a loan, there is no guarantee that we will be able to do so at a favorable price or at all.

Risks Related to Our Operations and Financial Results

Our limited operating history limits your ability to evaluate our business and prospects and may increase your investment risk.

      We commenced operations in September 2000 and, as a result, have only a limited operating history for purposes of your evaluation of our business and prospects. Because of this limited operating history, we may not be able to:

•	successfully compete with our competitors for loan opportunities;

•	continue to find loan opportunities that meet our strict underwriting parameters;

•	continue to grow and manage our growth;

•	predict what level of delinquencies or defaults we may experience with respect to our loans over longer periods of time;

•	raise additional capital that may be required to fund our ongoing operations; or

•	respond to changes in the marketplace.

      Our operating results may fluctuate and, therefore, you should not rely on our results in any prior reporting period to be indicative of our performance in future reporting periods. Many different factors could cause our operating results to vary from quarter-to-quarter, including those factors discussed in this section.

If we fail to effectively manage our growth, our financial results could be adversely affected.

      We have expanded our operations rapidly since our inception in 2000. As of March 31, 2004, we had 310 employees and 17 offices. From our inception to May 31, 2004, our assets have grown to $3.2 billion. Our growth may place a strain on our loan origination and loan management systems and resources. We must continue to refine and expand our marketing capabilities, our management procedures, our internal controls and procedures, our access to financing sources and our technology. As we grow, we must continue to hire, train, supervise and manage new employees. We may not be able to hire and train sufficient lending and administrative personnel or develop management and operating systems to manage our expansion effectively. If we are unable to manage our growth, our operations and our financial results could be adversely affected.

We may be adversely affected by deteriorating economic or business conditions.

      Our business, financial condition and results of operations may be adversely affected by various economic factors, including the level of economic activity in the markets in which we operate. Delinquencies, foreclosures and credit losses generally increase during economic slowdowns or recessions. Because we lend primarily to small and medium-sized businesses, many of our clients may be particularly susceptible to economic slowdowns or recessions and may be unable to make scheduled payments of interest or principal on their borrowings during these periods. Therefore, to the extent that economic activity or conditions deteriorate, our non-performing assets are likely to increase and the value of our portfolio is likely to decrease. Adverse economic conditions also may decrease the value of the collateral securing some of our loans as well as the value of our equity investments. Further economic slowdowns or recessions could lead to financial losses in our portfolio and a decrease in our revenues, net income and assets.

      Unfavorable economic conditions may also make it more difficult for us to maintain both our new business origination volume and the credit quality of new business at levels previously attained. Unfavorable economic conditions also could increase our funding costs, limit our access to the capital markets or result in a decision by lenders not to extend credit to us. These events could significantly harm our operating results.

Our commitments to lend additional sums to existing clients exceed our resources available to fund these commitments.

      As of March 31, 2004, our contractual commitments to lend additional sums to our clients under our outstanding loan agreements exceeded by $765.8 million our cash on hand and the borrowing availability under our existing financing arrangements. We expect that our loan commitments will continue to exceed our available funds indefinitely. Under the terms of our loan agreements our clients generally cannot require us to fund the maximum amount of our commitments unless they are able to demonstrate, among other things, that they have sufficient collateral to secure all requested additional borrowings. There is a risk that we have miscalculated the likelihood that our clients will be eligible to receive and will, in fact, request additional borrowings in excess of our available funds. If our calculations prove incorrect, we will not have the funds to make these loan advances without obtaining additional financing. Our failure to satisfy our full contractual funding commitment to one or more of our clients could create breach of contract liability for us and damage our reputation in the marketplace, which could then have a material adverse effect on our business.

We are in a highly competitive business and may not be able to take advantage of attractive lending opportunities.

      The commercial lending industry is highly competitive. We have competitors who also make the same types of loans to the small and medium-sized privately owned businesses that are our target clients.

      Our competitors include a variety of:

•	specialty and commercial finance companies;

•	national and regional banks;

•	private mezzanine funds;

•	insurance companies;

•	private investment funds;

•	investment banks; and

•	other equity and non-equity based investment funds.

      Some of our competitors have greater financial, technical, marketing and other resources than we do. They also have greater access to capital than we do and at a lower cost than is available to us. Furthermore, we would expect to face increased price competition if lenders seek to expand within or enter our target markets. Increased competition could cause us to reduce our pricing and lend greater amounts as a percentage of a client’s eligible collateral or cash flows. Even with these changes, in an increasingly competitive market, we may not be able to attract and retain new clients and sustain the rate of growth that we have experienced to date, and our market share and future revenues may decline. If our existing clients choose to use competing sources of credit to refinance their loans, the rate at which loans are repaid may be increased, which could change the characteristics of our loan portfolio as well as cause our anticipated return on our existing loans to vary.

Acquisitions of other finance companies or loan portfolios may adversely impact our business.

      As part of our business strategy, we have in the past purchased loan portfolios and related assets from other finance companies and in the future may pursue acquisitions of other finance companies or additional loan portfolios. Future acquisitions may result in potentially dilutive issuances of equity securities and the incurrence of additional debt. In addition, we face certain risks from our recent asset acquisitions and may face additional risks from future acquisitions, including:

•	difficulties in integrating the operations, services, products and personnel of the acquired company or loan portfolio;

•	heightened risks of credit losses as a result of acquired loans not having been originated by us in accordance with our rigorous underwriting standards;

•	the diversion of management’s attention from other business concerns;

•	the potentially adverse effects that acquisitions may have in terms of the composition and performance of our loan portfolio; and

•	the potential loss of key employees of the acquired company.

Our business is highly dependent on members of our credit committee.

      Our future success depends to a significant extent on the continued services of our Chief Executive Officer, our President, our Chief Credit Officer and our Chief Legal Officer who collectively comprise our credit committee. These four individuals have been directly responsible for all of our credit approval decisions since inception. While we have entered into employment agreements with each of these officers, if any of them were to die, become disabled or otherwise leave our employ, we might not be able to replace him with someone of equal skill or ability. Moreover, our credit committee might not continue to function well without the continued services of the former officer.

Risks Related to the Debentures and Our Common Stock

Our debt obligations expose us to risks that could adversely affect our business, operating results and financial condition, and prevent us from fulfilling our obligations under the debentures.

      We have a substantial level of debt. As of March 31, 2004, after giving effect to the issuance and sale of the debentures and the application of the net proceeds of the offering as described under “Use of proceeds” (assuming no exercise of the initial purchasers’ option to purchase additional debentures), we would have had approximately $2.0 billion of outstanding indebtedness. The level of our indebtedness, among other things, could:

•	make it difficult for us to make payments on our debt as described below;

•	make it difficult for us to obtain any necessary financing in the future for working capital, capital expenditures, debt service, acquisitions or general corporate purposes;

•	limit our flexibility in planning for or reacting to changes in our business;

•	reduce funds available for use in our operations;

•	impair our ability to incur additional debt because of financial and other restrictive covenants;

•	make us more vulnerable in the event of a downturn in our business or an increase in interest rates; or

•	place us at a possible competitive disadvantage relative to less leveraged competitors and competitors that have better access to capital resources.

      If we experience a decline in revenues due to any of the factors described in this Risk Factors section or otherwise, we could have difficulty paying interest or principal amounts due on our indebtedness. If we are unable to generate sufficient cash flow or otherwise obtain funds necessary to make required payments, or if we fail to comply with the various requirements of our indebtedness, including the debentures, we would be in default, which would permit the holders of our indebtedness to accelerate the maturity of the indebtedness and could cause defaults under our other indebtedness. Any default under our indebtedness could have a material adverse effect on our business, operating results and financial condition.

The debentures will be unsecured and will rank pari passu with our existing and future senior debt; the debentures will be subordinated to our future secured debt and the secured debt of Holdings and Finance and will be structurally subordinated to all liabilities of our other subsidiaries.

      The debentures will rank pari passu with the existing and future senior debt of CapitalSource. The debentures are not secured by any of our assets or those of Holdings and Finance. As a result, the debentures will be effectively subordinated to any secured debt we may incur or that Holdings or Finance may incur. In any liquidation, dissolution, bankruptcy or other similar proceeding, holders of our secured debt or the secured debt of Holdings or Finance may assert rights against any assets securing such debt in order to receive full payment of their debt before those assets may be used to pay the holders of the debentures. As of March 31, 2004, we had approximately $225.1 million of unsecured senior indebtedness outstanding, and Holdings and Finance had approximately $41.4 million of secured senior indebtedness outstanding, excluding trade payables, that are secured by the underlying assets.

      The debentures will be subordinated to all liabilities of our subsidiaries other than Holdings and Finance. Our rights and the rights of our creditors, including holders of the debentures, to participate in the assets of any of our subsidiaries upon their liquidation or recapitalization will generally be subject to the prior claims of those subsidiaries’ creditors. The ability of our subsidiaries to pay dividends and make other payments to us may be restricted by, among other things, applicable corporate and other laws and regulations as well as agreements to which our subsidiaries may become a party. As of March 31, 2004, our subsidiaries other than Holdings and Finance had aggregate indebtedness of approximately $1,738.4 million, excluding trade payables, intercompany liabilities and liabilities of the type not required to be reflected on a balance sheet in accordance with generally accepted accounting principles, all of which was secured.

The debentures do not restrict our ability to incur additional debt or to take other actions that could negatively impact holders of the debentures.

      We are not restricted under the terms of the debentures from incurring additional indebtedness, including other senior debt or secured debt. In addition, the limited covenants applicable to the debentures do not restrict our ability to pay dividends, issue or repurchase stock or other securities or require us to achieve or maintain any minimum financial results relating to our financial position or results of operations. Our ability to recapitalize, incur additional debt and take a number of other actions that are not limited by the terms of the debentures could have the effect of diminishing our ability to make payments on the debentures when due. In addition, the indenture does not afford protection to holders of the debentures in the event of a fundamental change except to the extent described under “Description of debentures — Repurchase of debentures by us at the option of the holder upon a fundamental change.”

We may be unable to repay or repurchase the debentures or our other indebtedness.

      At maturity, the entire outstanding principal amount of the debentures will become due and payable. You may also require us to repurchase the debentures on July 15, 2011, 2014, 2019, 2024 and 2029. In addition, if a fundamental change, as defined under “Description of debentures — Repurchase of the debentures by us at the option of the holder upon a fundamental change,” occurs, you may require us to repurchase all or a portion of your debentures. We may not have sufficient funds or may be unable to arrange for additional financing to pay the principal amount due at maturity or the repurchase price of the debentures. Any future borrowing arrangements or debt agreements to which we become a party may contain restrictions on or prohibitions against our repayment or repurchase of the debentures. If we are prohibited from repaying or repurchasing the debentures, we could try to obtain the consent of lenders under those arrangements, or we could attempt to refinance the borrowings that contain the restrictions. If we do not obtain the necessary consents or refinance the borrowings, we will be unable to repay or repurchase the debentures. Any such failure would constitute an event of default under the indenture which could, in turn, constitute a default under the terms of our other indebtedness.

The conditional conversion feature of the debentures could result in holders receiving less than the value of the common stock into which a debenture is convertible.

      The debentures are convertible into shares of our common stock only if specified conditions are met. See “Description of debentures — conversion rights.” If the specific conditions for conversion are not met, holders will not be able to convert their debentures, and holders may not be able to receive the value of the common stock into which the debentures would otherwise be convertible.

An active public market may not develop for the debentures.

      The debentures are a new issue of securities with no established trading market, and we do not intend to list them on any securities exchange. The initial purchasers have advised us that they currently intend to make a market in the debentures; however, they are not obligated to do so and may discontinue this market-making activity at any time without notice. In addition, market making activity by the initial purchasers will be subject to the limits imposed by the Securities Act and the Exchange Act. As a result, a market for the debentures may not develop or, if one does develop, it may not be maintained. If an active market for the debentures fails to develop or be sustained, the trading price of the debentures could decline significantly.

      In addition, the liquidity of the trading market for the debentures, if any, and the market price quoted for the debentures may be adversely affected by changes in interest rates in the market for comparable securities and by changes in our financial performance or prospects, as well as by declines in the prices of securities, or the financial performance or prospects of similar companies.

Resales of the debentures and shares of our common stock issuable upon conversion of the debentures are subject to significant restrictions.

      The debentures and the common stock issuable upon conversion of the debentures have not been registered under the Securities Act or any state securities laws and, unless and until registered, may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. We have agreed to file a shelf registration statement pursuant to a registration rights agreement covering the resale of the debentures and the common stock issuable upon conversion of the debentures. If that shelf registration statement is not declared effective, the liquidity and price of the debentures and common stock issuable upon conversion of the debentures would be adversely affected. In addition, the registration statement may not be available to holders at all times, and selling security holders have a limited number of means available for reselling the debentures and the common stock issuable upon conversion of the debentures.

The price of our common stock, and therefore the price of the debentures, may fluctuate significantly, which may make it difficult for holders to resell the debentures or the common stock issuable upon conversion of the debentures when desired or at attractive prices.

      The market price of the debentures is expected to be affected significantly by the market price of our common stock. The trading price of our common stock may fluctuate substantially. The price of the common stock which prevails in the market may be higher or lower than the price you pay, depending on many factors, some of which are beyond our control and may not be related to our operating performance. These fluctuations could cause you to lose part or all of your investment in our common stock. Those factors that could cause fluctuations include, but are not limited to, the following:

•	price and volume fluctuations in the overall stock market from time to time;

•	significant volatility in the market price and trading volume of financial services companies;

•	actual or anticipated changes in our earnings or fluctuations in our operating results or in the expectations of securities analysts;

•	general economic conditions and trends;

•	major catastrophic events;

•	loss of a major funding source;

•	rating agency downgrade of term debt notes;

•	sales of large blocks of our stock; or

•	departures of key personnel.

      In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been brought against that company. Due to the potential volatility of our stock price, we may therefore be the target of securities litigation in the future. Securities litigation could result in substantial costs and divert management’s attention and resources from our business.

If a substantial number of shares of common stock become available and are sold in a short period of time, the market price of the debentures and our common stock could decline.

      If our existing shareholders sell substantial amounts of our common stock in the public market, the market price of the debentures and our common stock could decrease significantly. The perception in the public market that our existing shareholders might sell shares of common stock could also depress our market price. As of June 1, 2004, we had 117,630,340 shares of common stock outstanding. As of that date, exercisable options for 766,563 shares were held by our employees. Our directors and executive officers will be subject to the lock-up agreements described under the heading “Plan of Distribution” in this offering memorandum. In addition, all of our significant shareholders are subject to the Rule 144 holding period requirements and are subject to various lock-up agreements. After all of these holding periods have elapsed and the lock-up agreements have expired, approximately 75,000,000 additional shares will be eligible for sale in the public market. The market price of shares of our common stock or the debentures may drop significantly when the restrictions on resale by our existing shareholders lapse. A decline in the price of the debentures and shares of our common stock might impede our ability to raise capital through the issuance of additional shares of our common stock or other equity securities.

Conversion of the debentures will dilute the ownership interests of existing stockholders.

      The conversion of some or all of the debentures will dilute the ownership interest of our existing stockholders. Any sales in the public market of the common stock issuable upon such conversion could adversely affect prevailing market prices of our common stock. In addition, the existence of the debentures may encourage short selling by market participants because the conversion of the debentures could depress the price of our common stock.

Rating agencies may provide unsolicited ratings on the debentures that could reduce the market value or liquidity of the debentures.

      We have not requested a rating of the debentures from any rating agency and believe it is unlikely that the debentures will be rated. However, if one or more rating agencies rates the debentures and assigns the debentures a rating lower than the rating expected by investors, or reduces their rating in the future, the market price or liquidity of the debentures and our common stock could be harmed.

You should consider the United States federal income tax consequences of owning the debentures.

      Under the indenture governing the debentures, we will agree, and by acceptance of a beneficial interest in a debenture each holder will have deemed to have agreed, to treat the debenture as indebtedness for U.S. federal income tax purposes that are subject to the Treasury regulations governing contingent payment debt instruments.

      Consequently, despite some uncertainty as to the proper application of such regulations, the debentures will be treated as issued with original issue discount for United States federal income tax purposes, and you will be required to include such original issue discount in your income as it accrues at a constant rate of 8.2% per year (subject to certain adjustments), compounded semi-annually, which represents the yield on our comparable non-contingent, non-convertible, fixed rate debt instruments with terms and conditions otherwise similar to the debentures. The amount of original issue discount required to be included by you in income for each year generally will be in excess of the payments and accruals on the debentures for non-tax purposes (i.e., in excess of the stated semi-annual regular interest payments and accruals and any contingent interest payments) in that year.

      You will recognize gain or loss on the sale, purchase by us at your option, exchange, conversion or redemption of a debenture in an amount equal to the difference between the amount realized, including the fair market value of any of our common stock received, and your adjusted tax basis in the debenture. Any gain recognized by you on the sale, purchase by us at your option, exchange, conversion or redemption of a debenture will be treated as ordinary interest income; any loss will be ordinary loss to the extent of original issue discount previously included in income, and thereafter as capital loss. A discussion of the United States federal income tax consequences of ownership of the debentures is contained in this offering memorandum under the heading “Certain United States Federal Income Tax Considerations.”

      You are strongly urged to consult your tax advisor as to the U.S. federal, state, local or other tax consequences of acquiring, owning, and disposing of the debentures.

Some provisions of Delaware law and our certificate of incorporation and bylaws may deter third parties from acquiring us.

      Our certificate of incorporation and bylaws provide for, among other things:

•	a classified board of directors;

•	restrictions on the ability of our shareholders to fill a vacancy on the board of directors;

•	the authorization of undesignated preferred stock, the terms of which may be established and shares of which may be issued without shareholder approval; and

•	advance notice requirements for shareholder proposals.

      In addition, we are subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law, which restricts the ability of any shareholder that at any time holds more than 15% of our voting shares to acquire us without the approval of shareholders holding at least 66 2/3% of the shares held by all other shareholders that are eligible to vote on the matter.

      These anti-takeover defenses could discourage, delay or prevent a transaction involving a change in control of our company. These provisions could also discourage proxy contests and make it more difficult for you and other shareholders to elect directors of your choosing and cause us to take other corporate actions than you desire.

Insiders continue to have substantial control over us and could limit your ability to influence the outcome of key transactions, including a change of control.

      As of the date of this offering memorandum, our greater than 5% shareholders, directors and executive officers and entities affiliated with them own approximately 45.4% of the outstanding shares of our common stock. As a result, these shareholders, if acting together, would be able to influence or control matters requiring approval by our shareholders, including the election of directors and the approval of mergers or other extraordinary transactions. They may also have interests that differ from yours and may vote in a way with which you disagree and which may be adverse to your interests. The concentration of ownership may have the effect of delaying, preventing or deterring a change of control of our company, could deprive our shareholders of an opportunity to receive a premium for their common stock as part of a sale of our company and might ultimately affect the market price of the debentures or our common stock.

We do not intend to pay dividends on our common stock and, consequently, your only opportunity to achieve a return on your investment, other than interest payable on the debentures, is if the price of the debentures or our common stock appreciates.

      We do not plan to declare dividends on shares of our common stock in the foreseeable future. Although the debentures bear interest, and, under certain circumstances, contingent interest, the only way to achieve a return on your investment will be if the market price of the debentures or our common stock appreciates and you sell your debentures or shares of our common stock obtained upon conversion of your debentures, as described in this offering memorandum, at a profit. There is no guarantee that you will be able to convert your debentures or that the price of the debentures that will prevail in the market will ever exceed the price that you pay.

RATIO OF EARNINGS TO FIXED CHARGES

      The following table sets forth our ratio of earnings to fixed charges for each of the periods indicated:

Period from
Three Months	Year Ended December 31,			September 7, 2000
Ended March 31,				(Inception) through
2004	2003	2002	2001	December 31, 2000

3.9x	4.2x	3.9x	2.5x	0.8x

      The ratio of earnings to fixed charges is computed by dividing (i) income (loss) before income taxes, plus fixed charges by (ii) fixed charges. Fixed charges consist of interest expense on borrowings, including amortization of deferred financing charges and the portion of operating lease rental expense that is representative of the interest factor.

USE OF PROCEEDS

      We estimate that the net proceeds from this offering will be approximately $292.2 million, after deducting the initial purchasers’ discounts and commissions and the estimated expenses of this offering. If the initial purchasers’ option is exercised in full, we estimate that such net proceeds will be approximately $321.4 million.

      We intend to use the net proceeds from this offering to repay outstanding indebtedness under our credit facilities and for other general corporate purposes.

DIVIDEND POLICY

      As a limited liability company, we paid distributions to our members based on the estimated taxes payable on the taxable income passed through to them. Distributions for the years ended December 31, 2003 and 2002 were $32.7 million and $15.2 million, respectively. There were no distributions for the three months ended March 31, 2004, the year ended December 31, 2001 or the period from September 7, 2000 (inception) to December 31, 2000.

      We intend to retain our future earnings, if any, to finance the future development and operation of our business. Accordingly, we do not anticipate paying any dividends on our common stock in the foreseeable future.

PRICE RANGE OF COMMON STOCK

      Our common stock has been traded on The New York Stock Exchange under the symbol “CSE” since our initial public offering on August 7, 2003. The following table sets forth, for the periods indicated, the high and low sales prices for our common stock as reported by the NYSE:

	High	Low

2003:
Third Quarter (from August 7, 2003)	$18.15	$16.50
Fourth Quarter	$24.10	$16.82
2004:
First Quarter	$24.50	$18.85
Second Quarter	$25.02	$20.00

      On June 30, 2004, the last reported sale price of our common stock on the NYSE was $24.45 per share. As of June 1, 2004, there were 168 holders of record of our common stock.

CAPITALIZATION

      The following table sets forth our capitalization as of March 31, 2004:

•	on an actual basis; and

•	on an as adjusted basis to reflect the sale of the debentures (assuming the initial purchasers’ option is not exercised).

      You should read this table in conjunction with the sections of this offering memorandum captioned “Use of Proceeds,” “Summary Consolidated Financial and Other Data” as well as the audited consolidated financial statements and related notes incorporated herein by reference to our Annual Report on Form 10-K for the year ended December 31, 2003 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2004.

	March 31, 2004

	Actual	As adjusted

	($ in thousands,
	except share data)
Borrowings:
Repurchase obligations	$76,862	$76,862
Credit facilities	940,596	648,396
Term debt	761,307	761,307
Convertible debt	225,086	525,086

Total borrowings	2,003,851	2,011,651
Shareholders’ equity:
Preferred stock (50,000,000 shares authorized; no shares outstanding)	—	—
Common stock ($0.01 par value, 500,000,000 shares authorized; 118,845,338 shares issued; 117,545,338 shares outstanding, actual and as adjusted)	1,175	1,175
Additional paid-in capital	752,926	752,926
Retained earnings	132,081	132,081
Deferred compensation	(19,982)	(19,982)
Accumulated other comprehensive income	854	854
Less treasury stock	(29,926)	(29,926)

Total shareholders’ equity	837,128	837,128

Total borrowings and shareholders’ equity	$2,840,979	$2,848,779

CONSOLIDATING CONDENSED FINANCIAL STATEMENTS

      The following represents the unaudited supplemental consolidating condensed financial statements of CapitalSource Inc., which is the issuer of the debentures, Holdings and Finance, which are guarantors of the debentures and our subsidiaries that are not guarantors of the debentures as of March 31, 2004, and December 31, 2003 and 2002, and for each of the three-month periods ended March 31, 2004 and 2003, and for each of the three years in the period ended December 31, 2003. Holdings and Finance will guarantee the debentures, jointly and severally, on a senior basis. Separate consolidated financial statements of each guarantor are not presented, as we have determined that they would not be material to investors.

BALANCE SHEETS

		Combined	Combined		Consolidated
March 31, 2004	CapitalSource	Non-Guarantor	Guarantor		CapitalSource
($ in thousands)	Inc.	Subsidiaries	Subsidiaries	Eliminations	Inc.

			(Unaudited)
Assets
Cash and cash equivalents	$—	$69,903	$7,336	$—	$77,239
Restricted cash	—	10,675	28,740	—	39,415
Loans:
Loans	—	2,698,405	70,861	(16,235)	2,753,031
Less deferred fees and discounts	—	1,261	(61,471)	—	(60,210)
Allowance for loan losses	—	—	(23,002)	—	(23,002)

Loans, net	—	2,699,666	(13,612)	(16,235)	2,669,819
Investment in subsidiaries	1,065,760	—	1,277,458	(2,343,218)	—
Intercompany (due to)/ due from	—	10,891	(10,891)	—	—
Intercompany note receivable	—	246,985	30,544	(277,529)	—
Investments	—	—	43,092	—	43,092
Deferred financing fees, net	5,573	14,913	10	—	20,496
Property and equipment, net	—	4	9,981	—	9,985
Other assets	6,226	929	8,111	—	15,266

Total assets	$1,077,559	$3,053,966	$1,380,769	$(2,636,982)	$2,875,312

Liabilities and shareholders’ equity
Liabilities:
Repurchase obligations	$—	$35,447	$41,415	$—	$76,862
Credit facilities	—	940,596	—	—	940,596
Term debt	—	762,382	(1,075)	—	761,307
Convertible debt	225,086	—	—	—	225,086
Accounts payable and other liabilities	15,345	7,098	24,565	(16,235)	30,773
Intercompany note payable	—	30,544	246,985	(277,529)	—
Due diligence deposits	—	441	3,119	—	3,560

Total liabilities	240,431	1,776,508	315,009	(293,764)	2,038,184
Shareholders’ equity:
Preferred stock	—	—	—	—	—
Common stock	1,175	—	—	—	1,175
Additional paid-in capital	752,926	990,401	874,192	(1,864,593)	752,926
Retained earnings	132,081	287,135	190,714	(477,849)	132,081
Deferred compensation	(19,982)	—	—	—	(19,982)
Accumulated other comprehensive income	854	(78)	854	(776)	854
Treasury stock, at cost	(29,926)	—	—	—	(29,926)

Total shareholders’ equity	837,128	1,277,458	1,065,760	(2,343,218)	837,128

Total liabilities and shareholders’ equity	$1,077,559	$3,053,966	$1,380,769	$(2,636,982)	$2,875,312

		Combined	Combined		Consolidated
	CapitalSource	Non-Guarantor	Guarantor		CapitalSource
	Inc.	Subsidiaries	Subsidiaries	Eliminations	Inc.
December 31, 2003
($ in thousands)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Assets
Cash and cash equivalents	$—	$37,848	$32,017	$—	$69,865
Restricted cash	—	16,860	63,053	—	79,913
Loans:
Loans	—	2,400,601	27,419	(11,113)	2,416,907
Less deferred fees and discounts	—	1,221	(61,014)	—	(59,793)
Allowance for loan losses	—	—	(18,025)	—	(18,025)

Loans, net	—	2,401,822	(51,620)	(11,113)	2,339,089
Investment in subsidiaries	864,073	—	1,030,148	(1,894,221)	—
Intercompany (due to)/due from	—	9,727	(9,727)	—	—
Intercompany note receivable	—	246,985	33,046	(280,031)	—
Investments	—	—	39,788	—	39,788
Deferred financing fees, net	—	17,216	132	—	17,348
Property and equipment, net	—	5	8,585	—	8,590
Other assets	3,623	972	7,903	—	12,498

Total assets	$867,696	$2,731,435	$1,153,325	$(2,185,365)	$2,567,091

Liabilities and shareholders’ equity
Liabilities:
Repurchase agreements	$—	$—	$8,446	$—	$8,446
Credit facilities	—	737,998	—	—	737,998
Term debt	—	923,503	(295)	—	923,208
Accounts payable and other liabilities	564	6,554	33,461	(11,113)	29,466
Intercompany note payable	—	33,046	246,985	(280,031)	—
Due diligence deposits	—	186	655	—	841

Total liabilities	564	1,701,287	289,252	(291,144)	1,699,959
Shareholders’ equity:
Preferred stock	—	—	—	—	—
Common stock	1,188	—	—	—	1,188
Additional paid-in capital	777,766	799,263	701,500	(1,500,763)	777,766
Retained earnings	108,182	230,875	161,522	(392,397)	108,182
Deferred compensation	(21,065)	—	—	—	(21,065)
Accumulated other comprehensive income, net	1,061	10	1,051	(1,061)	1,061
Total shareholders’ equity	867,132	1,030,148	864,073	(1,894,221)	867,132

Total liabilities and shareholders’ equity	$867,696	$2,731,435	$1,153,325	$(2,185,365)	$2,567,091

	Combined	Combined		Consolidated
	Non-Guarantor	Guarantor		CapitalSource
	Subsidiaries	Subsidiaries	Eliminations	Inc.
December 31, 2002
($ in thousands)	(Unaudited)	(Unaudited)	(Unaudited)
Assets
Cash and cash equivalents	$40,191	$9,615	$—	$49,806
Restricted cash	6,944	21,929	—	28,873
Loans:
Loans	1,058,590	17,217	(2,127)	1,073,680
Less deferred fees and discounts	1,679	(31,995)	—	(30,316)
Allowance for loan losses	—	(6,688)	—	(6,688)

Loans, net	1,060,269	(21,466)	(2,127)	1,036,676
Investment in subsidiaries	—	419,716	(419,716)	—
Intercompany (due to)/ due from	18,146	(18,146)	—	—
Intercompany note receivable	—	42,408	(42,408)	—
Investments in equity interests	—	23,670	—	23,670
Deferred financing fees, net	11,183	31	—	11,214
Property and equipment, net	—	5,087	—	5,087
Other assets	9	5,270	—	5,279

Total assets	$1,136,742	$488,114	$(464,251)	$1,160,605

Liabilities and members’ equity
Liabilities:
Credit facility	$240,501	$—	$—	$240,501
Term debt	428,505	80	—	428,585
Accounts payable and other liabilities	5,612	12,318	(2,127)	15,803
Intercompany note payable	42,408	—	(42,408)	—
Due diligence deposits	—	2,034	—	2,034

Total liabilities	717,026	14,432	(44,535)	686,923
Members’ equity:
Members’ equity	419,716	473,765	(419,716)	473,765
Accumulated other comprehensive loss	—	(83)	—	(83)

Total members’ equity	419,716	473,682	(419,716)	473,682

Total liabilities and members’ equity	$1,136,742	$488,114	$(464,251)	$1,160,605

STATEMENTS OF INCOME

	Three Months Ended March 31, 2004

		Combined	Combined		Consolidated
	CapitalSource	Non-Guarantor	Guarantor		CapitalSource
	Inc.	Subsidiaries	Subsidiaries	Eliminations	Inc.
($ in thousands)

	(Unaudited)
Net interest and fee income:
Interest	$—	$63,325	$2,060	$(5,122)	$60,263
Fee income	—	7,231	13,345	—	20,576

Total interest and fee income	—	70,556	15,405	(5,122)	80,839
Interest expense	140	13,532	4,549	(5,122)	13,099

Net interest and fee income	(140)	57,024	10,856	—	67,740
Provision for loan losses	—	—	7,263	—	7,263

Net interest and fee income after provision for loan losses	(140)	57,024	3,593	—	60,477
Operating expenses:
Compensation and benefits	—	294	14,578	—	14,872
Other administrative expenses	39	75	7,295	—	7,409

Total operating expenses	39	369	21,873	—	22,281
Other income (expense):
Earnings in subsidiaries	—	—	1,111	—	1,111
Loss on derivatives	—	—	(254)	—	(254)
Gain on investments	—	(1,754)	1,239	—	(515)
Other income	—	196	(187)	—	9
Diligence deposits forfeited	38,726	—	56,260	(94,986)	—
Transfer pricing	—	1,163	(1,163)	—	—

Total other income (expense)	38,726	(395)	57,006	(94,986)	351

Net income before income taxes	38,547	56,260	38,726	(94,986)	38,547
Income taxes	14,648	—	—	—	14,648

Net income	$23,899	$56,260	$38,726	$(94,986)	$23,899

	Three Months Ended March 31, 2003

	Combined	Combined		Consolidated
	Non-Guarantor	Guarantor		CapitalSource
	Subsidiaries	Subsidiaries	Eliminations	Inc.
($ in thousands)

	(Unaudited)
Net interest and fee income:
Interest	$32,434	$1,216	$(558)	$33,092
Fee income	2,100	5,197	—	7,297

Total interest and fee income	34,534	6,413	(558)	40,389
Interest expense	7,448	150	(558)	7,040

Net interest and fee income	27,086	6,263	—	33,349
Provision for loan losses	—	2,715	—	2,715

Net interest and fee income after provision for loan losses	27,086	3,548	—	30,634
Operating expenses:
Compensation and benefits	126	8,327	—	8,453
Other administrative expenses	64	4,641	—	4,705

Total operating expenses	190	12,968	—	13,158
Other income (expense):
Diligence deposits forfeited	—	1,136	—	1,136
Loss on investments	—	(850)	—	(850)
Gain (loss) on derivatives	194	(57)	—	137
Other income	320	72	—	392
Earnings in subsidiaries	—	27,410	(27,410)	—

Total other income (expense)	514	27,711	(27,410)	815

Net income before income taxes	27,410	18,291	(27,410)	18,291
Income taxes	—	—	—	—

Net income	$27,410	$18,291	$(27,410)	$18,291

	Year Ended December 31, 2003

		Combined	Combined		Consolidated
	CapitalSource	Non-Guarantor	Guarantor		CapitalSource
	Inc.	Subsidiaries	Subsidiaries	Eliminations	Inc.

($ in thousands)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net interest and fee income:
Interest	$—	$179,252	$5,145	$(9,228)	$175,169
Fee income	—	14,006	36,590	—	50,596

Total interest and fee income	—	193,258	41,735	(9,228)	225,765
Interest expense	—-	42,732	6,452	(9,228)	39,956

Net interest and fee income	—	150,526	35,283	—	185,809
Provision for loan losses	—	—	11,337	—	11,337

Net interest and fee income after provision for loan losses	—	150,526	23,946	—	174,472
Operating expenses:
Compensation and benefits	—	683	43,777	—	44,460
Other administrative expenses	2	647	22,698	—	23,347

Total operating expenses	2	1,330	66,475	—	67,807
Other income (expense):
Earnings in subsidiaries	132,482	—	153,284	(285,766)	—
Loss on derivatives	—	(9)	(751)	—	(760)
Gain on investments	—	—	18,067	—	18,067
Other income	—	4,682	755	—	5,437
Diligence deposits forfeited	—	—	3,071	—	3,071
Transfer pricing	—	(585)	585	—	—

Total other income	132,482	4,088	175,011	(285,766)	25,815

Net income before income taxes	132,480	153,284	132,482	(285,766)	132,480
Income taxes	24,712	—	—	—	24,712

Net income	$107,768	$153,284	$132,482	$(285,766)	$107,768

	Year Ended December 31, 2002

	Combined	Combined		Consolidated
	Non-Guarantor	Guarantor		CapitalSource
	Subsidiaries	Subsidiaries	Eliminations	Inc.

($ in thousands)	(Unaudited)	(Unaudited)	(Unaudited)
Net interest and fee income:
Interest	$71,214	$4,504	$(2,127)	$73,591
Fee income	4,826	12,686	—	17,512

Total interest and fee income	76,040	17,190	(2,127)	91,103
Interest expense	16,101	—	(2,127)	13,974

Net interest and fee income	59,939	17,190	—	77,129
Provision for loan losses	—	6,688	—	6,688

Net interest and fee income after provision for loan losses	59,939	10,502	—	70,441
Operating expenses:
Compensation and benefits	468	22,256	—	22,724
Other administrative expenses	204	10,667	—	10,871

Total operating expenses	672	32,923	—	33,595
Other (expense) income:
Diligence deposits forfeited	25	1,819	—	1,844
Earnings in subsidiaries	—	58,738	(58,738)	—
Loss on derivatives	(1,316)	(80)	—	(1,396)
Gain on investment	—	3,573	—	3,573
Other income (expense)	762	(47)	—	715

Total other (expense) income	(529)	64,003	(58,738)	4,736

Net income before income taxes	58,738	41,582	(58,738)	41,582
Income taxes	—	—	—	—

Net income	$58,738	$41,582	$(58,738)	$41,582

	Year Ended December 31, 2001

	Combined	Combined		Consolidated
	Non-Guarantor	Guarantor		CapitalSource
	Subsidiaries	Subsidiaries	Eliminations	Inc.

($ in thousands)	(Unaudited)	(Unaudited)	(Unaudited)
Net interest and fee income:
Interest	$19,694	$2,471	$(250)	$21,915
Fee income	3,484	1,069	—	4,553

Total interest and fee income	23,178	3,540	(250)	26,468
Interest expense (income)	4,556	(20)	(250)	4,286

Net interest and fee income	18,622	3,560	—	22,182
Provision for loan losses	—	—	—	—

Net interest and fee income after provision for loan losses	18,622	3,560	—	22,182
Operating expenses:				—
Compensation and benefits	—	10,744	—	10,744
Other administrative expenses	58	4,787	—	4,845

Total operating expenses	58	15,531	—	15,589
Other (expense) income:
Diligence deposits forfeited	—	371	—	371
Earnings in subsidiaries	—	18,527	(18,527)	—
Loss on investment	—	(135)	—	(135)
Loss on derivatives	(37)	—	—	(37)

Total other (expense) income	(37)	18,763	(18,527)	199

Net income before income taxes	18,527	6,792	(18,527)	6,792
Income taxes	—	—	—	—

Net income	$18,527	$6,792	$(18,527)	$6,792

STATEMENTS OF CASH FLOWS

	Three Months Ended March 31, 2004

		Combined	Combined		Consolidated
	CapitalSource	Non-Guarantor	Guarantor		CapitalSource
	Inc.	Subsidiaries	Subsidiaries	Eliminations	Inc.
($ in thousands)

	(Unaudited)
Operating activities:
Net income	$23,899	$56,260	$38,726	$(94,986)	$23,899
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Amortization of compensatory options	(9)	—	—	—	(9)
Issuance of options to third party	167	—	—	—	167
Amortization of deferred fees	—	—	(11,742)	—	(11,742)
Provision for loan losses	—	—	7,263	—	7,263
Amortization of deferred financing fees	—	2,853	16	—	2,869
Depreciation and amortization	—	—	423	—	423
Benefit for deferred income taxes	(2,745)	—	—	—	(2,745)
Amortization of deferred stock compensation	1,083	—	—	—	1,083
Gain on investments, net	—	224	30	—	254
Loss on derivatives	—	1,754	(1,239)	—	515
(Increase) decrease in note receivable	—	—	2,502	(2,502)	—
Increase in other assets	142	43	(208)	—	(23)
Increase in accounts payable and other liabilities	15,426	1,845	(9,676)	(5,122)	2,473
Increase in due diligence deposits	—	255	2,464	—	2,719
Net transfers with subsidiaries	(201,840)	189,907	(83,053)	94,986	—

Cash (used in) provided by operating activities	(163,877)	253,141	(54,494)	(7,624)	27,146
Investing activities:
Decrease in restricted cash	—	6,185	34,313	—	40,498
Increase in loans, net	—	(299,598)	(32,204)	5,122	(326,680)
Acquisition of investments	—	(272)	(3,542)	—	(3,814)
Acquisition of property and equipment	—	—	(1,818)	—	(1,818)

Cash used in investing activities	—	(293,685)	(3,251)	5,122	(291,814)
Financing activities:
Payment of deferred financing fees	(5,627)	(494)	95	—	(6,026)
Decrease in intercompany note payable	—	(2,502)	—	2,502	—
Borrowings under repurchase agreements, net	—	35,447	32,969	—	68,416
Borrowings on credit facilities, net	—	202,598	—	—	202,598
Repayments of term debt	—	(162,450)	—	—	(162,450)
Borrowings of convertible debt	225,000	—	—	—	225,000
Proceeds from issuance of common stock, net	(301)	—	—	—	(301)
Proceeds from exercise of options	321	—	—	—	321
Purchase of call option	(25,577)	—	—	—	(25,577)
Purchase of treasury stock	(29,939)	—	—	—	(29,939)

Cash provided by financing activities	163,877	72,599	33,064	2,502	272,042

Increase (decrease) in cash and cash equivalents	—	32,055	(24,681)	—	7,374
Cash and cash equivalents as of beginning of period	—	37,848	32,017	—	69,865

Cash and cash equivalents as of end of period	$—	$69,903	$7,336	$—	$77,239

	Three Months Ended March 31, 2003

	Combined	Combined		Consolidated
	Non-Guarantor	Guarantor		CapitalSource
	Subsidiaries	Subsidiaries	Eliminations	Inc.
($ in thousands)

	(Unaudited)
Operating activities:
Net income	$27,410	$18,291	$(27,410)	$18,291
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Amortization of compensatory options	—	45	—	45
Amortization of deferred fees	—	(4,751)	—	(4,751)
Provision for loan losses	—	2,715	—	2,715
Amortization of deferred financing fees	1,237	32	—	1,269
Depreciation and amortization	9	287	—	296
Loss on investments	—	850	—	850
(Gain) loss on derivatives	(194)	57	—-	(137)
Decrease in note receivable	—	9,030	(9,030)	—
Decrease (increase) in other assets	9	(227)	—	(218)
Decrease (increase) in accounts payable and other liabilities	1,872	(5,907)	(179)	(4,214)
Decrease (increase) in due diligence deposits	123	(126)	—	(3)
Net transfers with subsidiaries	152,195	(179,605)	27,410	—

Cash (used in) provided by operating activities	182,661	(159,309)	(9,209)	14,143
Investing activities:
(Increase) decrease in restricted cash	(655)	1,360	—	705
(Increase) decrease in loans, net	(503,574)	18,865	179	(484,530)
Acquisition of investments	—	(2,386)	—	(2,386)
Acquisition of property and equipment	(9)	(1,058)	—-	(1,067)

Cash (used in) provided by investing activities	(504,238)	16,781	179	(487,278)
Financing activities:
Payment of deferred financing fees	(2,244)	(414)	—	(2,658)
Decrease in intercompany note payable	(9,030)	—	9,030	—
Borrowings under repurchase agreements, net	—	82,827	—	82,827
Borrowings on credit facilities, net	401,245	—	—-	401,245
Repayments of term debt	(49,086)	—	—	(49,086)
Members’ contributions, net	—	71,153	—	71,153
Distributions to members	—	(6,208)	—	(6,208)
Proceeds from exercise of options	—	4	—	4

Cash provided by financing activities	340,885	147,362	9,030	497,277

Increase in cash and cash equivalents	19,308	4,834	—	24,142
Cash and cash equivalents as of beginning of period	40,191	9,615	—	49,806

Cash and cash equivalents as of end of period	$59,499	$14,449	$—	$73,948

	Year Ended December 31, 2003

		Combined	Combined		Consolidated
	CapitalSource	Non-Guarantor	Guarantor		CapitalSource
	Inc.	Subsidiaries	Subsidiaries	Eliminations	Inc.

($ in thousands)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Operating activities:
Net income	$107,768	$153,284	$132,482	$(285,766)	$107,768
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Amortization of compensatory options	1,018	—	—	—	1,018
Amortization of deferred fees	—	—	(33,741)	—	(33,741)
Provision for loan losses	—	—	11,337	—	11,337
Amortization of deferred financing fees	—	10,194	(204)	—	9,990
Depreciation and amortization	—	—	1,411	—	1,411
Provision for deferred income taxes	(3,617)	—	—	—	(3,617)
Amortization of deferred stock compensation	487	—	—	—	487
Gain on investments, net	—	—	(18,067)	—	(18,067)
Loss on derivatives	—	9	751	—	760
(Increase) decrease in note receivable	—	(246,985)	9,362	237,623	—
Increase in other assets	(5)	(964)	(2,633)	—	(3,602)
Increase in accounts payable and other liabilities	1,816	314	21,143	(8,986)	14,287
Increase (decrease) in due diligence deposits	—	186	(1,379)	—	(1,193)
Net transfers with subsidiaries	(350,794)	465,558	(400,530)	285,766	—-

Cash (used in) provided by operating activities	(243,327)	381,596	(280,068)	228,637	86,838
Investing activities:
Increase in restricted cash	—	(9,916)	(41,124)	—-	(51,040)
Net (increase) decrease in loans	—	(1,341,562)	51,807	8,986	(1,280,769)
Acquisition of investments	—	10	3,083	—	3,093
Acquisition of property and equipment	—	(4)	(4,910)	—	(4,914)

Cash (used in) provided by investing activities	—	(1,351,472)	8,856	8,986	(1,333,630)
Financing activities:
Members’ contributions, net	—	—	71,153	—	71,153
Distributions to members	—	—	(32,698)	—	(32,698)
Proceeds from issuance of common stock, net	242,702	—	—	—	242,702
Proceeds from exercise of options	625	—	—	—	625
Borrowings under repurchase obligations, net	—	—	8,446	—	8,446
(Decrease) increase in note payable	—	(9,362)	246,985	(237,623)	—
Borrowings on credit facilities, net	—	497,497	—	—	497,497
Borrowings of term debt	—	803,816	—	—	803,816
Repayments of term debt	—	(308,710)	—	—	(308,710)
Payment of deferred financing fees	—	(15,708)	(272)	—	(15,980)

Cash provided by financing activities	243,327	967,533	293,614	(237,623)	1,266,851

(Decrease) increase in cash and cash equivalents	—	(2,343)	22,402	—	20,059
Cash and cash equivalents at beginning of year	—	40,191	9,615	—	49,806

Cash and cash equivalents at end of year	$—	$37,848	$32,017	$—	$69,865

Supplemental information:
Interest paid	$—	$39,771	$116	$—	$39,887
Income taxes paid	27,163	—	—	—	27,163

	Year Ended December 31, 2002

	Combined	Combined		Consolidated
	Non-Guarantor	Guarantor		CapitalSource
	Subsidiaries	Subsidiaries	Eliminations	Inc.

($ in thousands)	(Unaudited)	(Unaudited)	(Unaudited)
Operating activities:
Net income	$58,738	$41,582	$(58,738)	$41,582
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Amortization of compensatory options	—	232	—	232
Amortization of deferred fees	(12)	(11,506)	—	(11,518)
Provision for loan losses	—	6,688	—	6,688
Amortization of deferred financing fees	2,259	—-	—	2,259
Depreciation and amortization	—	963	—-	963
Gain on investments	—	(3,573)	—	(3,573)
Loss on derivatives	1,316	80	—	1,396
Increase in note receivable	—	(42,408)	42,408	—
Decrease (increase) in other assets	5	(1,875)	—	(1,870)
Increase in accounts payable and other liabilities	5,912	5,386	(2,127)	9,171
Increase in due diligence deposits	—	1,554	—	1,554
Net transfers with subsidiaries	163,068	(221,806)	58,738	—

Cash provided by (used in) operating activities	231,286	(224,683)	40,281	46,884
Investing activities:
Increase in restricted cash	(5,248)	(17,180)	—	(22,428)
Net (increase) decrease in loans	(690,603)	41,393	2,127	(647,083)
Acquisition of investments	—	(8,287)	—	(8,287)
Acquisition of property and equipment	—	(3,906)	—	(3,906)

Cash (used in) provided by investing activities	(695,851)	12,020	2,127	(681,704)
Financing activities:
Members’ contributions, net	—	230,149	—	230,149
Distributions to members	—	(15,200)	—	(15,200)
Proceeds from exercise of options	—	511	—	511
Increase in note payable	42,408	—	(42,408)	—-
Borrowings on credit facility, net	33,434	—	—	33,434
Borrowings of term debt	495,378	—	—	495,378
Repayments of term debt	(69,763)	—	—-	(69,763)
Payment of deferred financing fees	(11,002)	(31)	—	(11,033)

Cash provided by financing activities	490,455	215,429	(42,408)	663,476

Increase in cash and cash equivalents	25,890	2,766	—	28,656
Cash and cash equivalents at beginning of year	14,301	6,849	—	21,150

Cash and cash equivalents at end of year	$40,191	$9,615	$—	$49,806

Supplemental information:
Interest paid	$11,107	$—	$—	$11,107

	Year Ended December 31, 2001

	Combined	Combined		Consolidated
	Non-Guarantor	Guarantor		CapitalSource
	Subsidiaries	Subsidiaries	Eliminations	Inc.

($ in thousands)	(Unaudited)	(Unaudited)	(Unaudited)
Operating activities:
Net income	$18,527	$6,792	$(18,527)	$6,792
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Amortization of compensatory options	—	102	—	102
Amortization of deferred fees	(1,876)	(535)	—	(2,411)
Amortization of deferred financing fees	886	—	—	886
Depreciation and amortization	—	472	—	472
Gain on investments	—	135	—	135
Loss on derivatives	37	—	—	37
Decrease (increase) in other assets	30	(499)	—	(469)
Increase in accounts payable and other liabilities	—	6,355	—	6,355
Decrease in due diligence deposits	—	253	—	253
Net transfers with subsidiaries	83,619	(102,146)	18,527	—

Cash provided by (used in) operating activities	101,223	(89,071)	—	12,152
Investing activities:
Increase in restricted cash	(952)	(4,749)	—	(5,701)
Net increase in loans	(284,157)	(14,784)	—	(298,941)
Acquisition of investments	—	(3,138)	—	(3,138)
Acquisition of property and equipment	—	(1,888)	—	(1,888)

Cash used in investing activities	(285,109)	(24,559)	—	(309,668)
Financing activities:
Members’ contributions, net	—	111,532	—	111,532
Borrowings on credit facility, net	198,816	—	—	198,816
Payment of deferred financing fees	(883)	—	—	(883)

Cash provided by financing activities	197,933	111,532	—	309,465

Increase (decrease) in cash and cash equivalents	14,047	(2,098)	—	11,949
Cash and cash equivalents at beginning of year	254	8,947	—	9,201

Cash and cash equivalents at end of year	$14,301	$6,849	$—	$21,150

Supplemental information:
Interest paid	$3,636	$—	$—	$3,636

DESCRIPTION OF DEBENTURES

      We will issue the debentures under an indenture to be dated as of July 7, 2004, among us, as issuer, CapitalSource Holdings LLC (“Holdings”) and CapitalSource Finance LLC (“Finance”), as guarantors, and U.S. Bank National Association, as trustee. The debentures and the shares of common stock issuable upon conversion of the debentures will be covered by a registration rights agreement. You may request a copy of the indenture and the registration rights agreement from the trustee.

      The following description is a summary of the material provisions of the debentures, the indenture and the registration rights agreement and does not purport to be complete. This summary is subject to and is qualified by reference to all the provisions of the debentures and the indenture, including the definitions of certain terms used in the indenture, and to all provisions of the registration rights agreement. Wherever particular provisions or defined terms of the indenture or form of debenture are referred to, these provisions or defined terms are incorporated in this offering memorandum by reference. We urge you to read the indenture because it, and not this description, defines your rights as a holder of the debentures.

      As used in this “Description of Debentures” section, references to “CapitalSource,” “we,” “our” or “us” refer solely to CapitalSource Inc. and not to our subsidiaries.

General

      The debentures will mature on July 15, 2034 unless earlier converted, redeemed or repurchased. You have the option, subject to fulfillment of certain conditions and our cash payment election and during the periods described below, to convert your debentures into shares of our common stock at an initial conversion rate of 31.4614 shares of common stock per $1,000 principal amount of debentures. This is equivalent to an initial conversion price of approximately $31.78 per share of common stock. The conversion rate is subject to adjustment if certain events occur. Upon conversion of a debenture and subject to our cash payment election, you will receive only shares of our common stock and a cash payment to account for any fractional share. See “Conversion rights — Payment upon conversion.” You will not receive any cash payment for interest, if any (or contingent interest or additional amounts, if any), accrued and unpaid to the conversion date except under the limited circumstances described below.

      If any interest payment date, maturity date, redemption date or repurchase date (including upon the occurrence of a fundamental change, as described below) falls on a day that is not a business day, the required payment will be made on the next succeeding business day with the same force and effect as if made on the date that the payment was due, and no additional interest will accrue on that payment for the period from and after the interest payment date, maturity date, redemption date or repurchase date (including upon the occurrence of a fundamental change, as described below), as the case may be, to that next succeeding business day.

      The debentures will be issued only in denominations of $1,000 principal amount and integral multiples thereof. References to “a debenture” or “each debenture” in this offering memorandum refer to $1,000 principal amount of the debentures. The debentures will be limited to $300,000,000 aggregate principal amount, or $330,000,000 aggregate principal amount if the initial purchasers’ option is fully exercised.

      The indenture does not limit the amount of debt that may be incurred by us or any of our subsidiaries.

      As used in this offering memorandum, “business day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York.

      When we refer to “common stock,” we mean the common stock, par value $0.01 per share, of CapitalSource Inc., which is the only outstanding class of our capital stock.

Description of the guarantees

      Our wholly owned subsidiaries, Holdings and Finance, will, jointly and severally, fully and unconditionally guarantee the due and punctual payment of our obligations under the debentures in accordance with the terms of such guarantees and the indenture.

Ranking

      The debentures will be direct, unsecured and unsubordinated obligations of CapitalSource. The debentures will rank equal in priority with all of the existing and future unsecured and unsubordinated indebtedness of CapitalSource and senior in right of payment to all future subordinated indebtedness of CapitalSource. Holdings and Finance, our wholly owned subsidiaries, will fully and unconditionally guarantee the due and punctual payment of our obligations under the debentures. The guarantees will be unsecured and unsubordinated obligations of Holdings and Finance and will rank equal in priority with all of the existing and future unsecured and unsubordinated indebtedness of Holdings and Finance. The debentures and guarantees will effectively rank junior to any existing and future secured indebtedness of CapitalSource, Holdings or Finance to the extent of the assets securing such indebtedness and any existing and future indebtedness of our subsidiaries other than Holdings and Finance.

      We are obligated to pay reasonable compensation to the trustee and to indemnify the trustee against certain losses, liabilities or expenses incurred by the trustee in connection with its duties relating to the debentures. The trustee’s claims for these payments will generally be senior to those of holders of the debentures in respect of all funds collected or held by the trustee.

      Our subsidiaries are separate and distinct legal entities and, other than the obligations of Holdings and Finance under the guarantees, have no obligation, contingent or otherwise, to make payments on the debentures or to make any funds available for that purpose. In addition, dividends, loans or other distributions from our subsidiaries to us may be subject to contractual and other restrictions. Substantially all of the loans that we have not securitized in our term debt transactions secure the credit facilities and repurchase agreements of our subsidiaries. In the event of our bankruptcy, liquidation, reorganization or other winding up, these assets will be available to pay the obligations of the debentures only after all such secured debt has been repaid in full. In addition, the assets of our subsidiaries other than Holdings and Finance will not be available to pay the obligations on the debentures until all of the indebtedness and other liabilities of such subsidiaries are satisfied. We advise you that there may not be sufficient assets remaining to pay amounts due on any or all of the debentures then outstanding. As of March 31, 2004, we and our subsidiaries had senior debt of approximately $2.0 billion, approximately $1.8 billion of which was secured.

Interest

      The debentures will bear interest at a rate of 3.5% per annum. Interest (including contingent interest or additional amounts, if any) will be payable semi-annually in arrears on January 15 and July 15 of each year, commencing January 15, 2005.

      Interest on a debenture (including contingent interest or additional amounts, if any) will be paid to the person in whose name the debenture is registered at the close of business on the January 1 or July 1, as the case may be (each, a “record date”), immediately preceding the relevant interest payment date (whether or not such day is a business day). Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months and will accrue from July 7, 2004 or from the most recent date to which interest has been paid or duly provided for.

Contingent interest

      Subject to the accrual and record date provisions described above, we will pay contingent interest to the holders of debentures during any six-month interest period from January 15 to July 14 and from July 15 to January 14, with the initial six-month interest period commencing July 15, 2011, if the average trading price of the debentures, determined as set forth below under “— Conversion of Debentures — Conversion Upon Satisfaction of Trading Price Condition”, for the five trading days immediately preceding the first day of the applicable six-month period equals 130% or more of the principal amount of the debentures.

      During any period when contingent interest shall be payable, the contingent interest payable per debenture will equal 0.375% of the average trading price of the debentures during the five trading days immediately preceding the first day of the applicable six-month interest period. We will make contingent interest payments, if any, on the interest payment dates for the debentures.

      We will notify the holders of the debentures upon determination that they will be entitled to receive contingent interest during a six-month interest period.

Optional redemption by us

      No sinking fund is provided for the debentures. Prior to July 15, 2011, the debentures will not be redeemable. On or after July 15, 2011, we may redeem the debentures in whole or in part at any time for a redemption price in cash equal to 100% of the principal amount of the debentures to be redeemed, plus accrued and unpaid interest, if any, (including contingent interest or additional amounts, if any) to but excluding the redemption date.

      If the redemption date is an interest payment date, interest (including contingent interest or additional amounts, if any) shall be paid on such interest payment date to the record holder on the relevant record date.

      We will provide not less than 30 nor more than 60 days’ notice of redemption by mail to each registered holder of debentures to be redeemed. If the redemption notice is given and funds are deposited as required, then interest will cease to accrue on and after the redemption date on those debentures or portions of debentures called for redemption.

      If we decide to redeem fewer than all of the outstanding debentures, the trustee will select the debentures to be redeemed (in principal amounts of $1,000 or integral multiples thereof) by lot, on a pro rata basis or by another method the trustee considers fair and appropriate. If the trustee selects a portion of your debenture for partial redemption and you convert a portion of the same debenture, the converted portion will be deemed to be from the portion selected for redemption.

      We may not redeem the debentures if we have failed to pay any interest (including contingent interest or additional amounts, if any) on the debentures when due and such failure to pay is continuing. We will notify all of the holders if we redeem any of the debentures.

Conversion rights

      Subject to the conditions and during the periods described below, you may convert each of your debentures into shares of our common stock initially at a conversion rate of 31.4614 shares of common stock per $1,000 principal amount of debentures (equivalent to an initial conversion price of approximately $31.78 per share of common stock). The conversion rate and the equivalent conversion price in effect at any given time are referred to as the “applicable conversion rate” and the “applicable conversion price,” respectively, and will be subject to adjustment as described below. You may convert fewer than all of your debentures so long as the debentures converted are an integral multiple of $1,000 principal amount.

      Upon conversion, we may choose to deliver, in lieu of shares of our common stock, cash as described below.

      You may convert your debentures into shares of our common stock only in the following circumstances, which are described in more detail below, and to the following extent:

•	in whole or in part, upon satisfaction of the market price condition;

•	in whole or in part, upon satisfaction of the trading price condition;

•	if any of your debentures are called for redemption, those debentures that have been so called; or

•	in whole or in part, upon the occurrence of specified corporate transactions.

      If we call your debentures for redemption, you may convert the debentures only until the close of business on the second business day prior to the redemption date unless we fail to pay the redemption price. If you have already delivered a repurchase election with respect to a debenture as described under either “— Repurchase of debentures by us at the option of the holder” or “— Repurchase of debentures by us at the option of the holder upon a fundamental change,” you may not surrender that debenture for conversion until you have withdrawn the repurchase election in accordance with the indenture.

      Upon conversion, you will not receive any cash payment of interest (including contingent interest or additional amounts, if any) unless such conversion occurs between a regular record date and the interest payment date to which it relates. However, you may not be able to retain such amounts because, subject to certain exceptions described below, debentures surrendered for conversion during the period from the close of business on any regular record date to the opening of business on the immediately following interest payment date, must be accompanied by funds equal to the amount of interest payable on the debentures so converted. We will not issue fractional common shares upon conversion of debentures. Instead, we will pay cash in lieu of fractional shares based on the last reported sale price of the common stock on the trading day prior to the conversion date. Our delivery to you of the full number of shares of our common stock into which a debenture is convertible, together with any cash payment for any fractional share, will be deemed to satisfy our obligation to pay:

•	the principal amount of the debenture; and

•	accrued but unpaid interest, if any (including contingent interest or additional amounts, if any), to but excluding the conversion date.

      As a result, accrued but unpaid interest, if any (including contingent interest or additional amounts, if any), to but excluding the conversion date will be deemed to be paid in full rather than cancelled, extinguished or forfeited. For a discussion of your tax treatment upon receipt of our common stock upon conversion, see “Certain United States Federal Income Tax Considerations.”

      Notwithstanding the two preceding paragraphs, if debentures are converted after the close of business on a record date, holders of such debentures at the close of business on the record date will receive the interest (including contingent interest or additional amounts, if any) payable on such debentures on the corresponding interest payment date notwithstanding the conversion. Debentures, upon surrender for conversion during the period from the close of business on any regular record date to the opening of business on the immediately following interest payment date, must be accompanied by funds equal to the amount of interest payable on the debentures so converted; provided that no such payment need be made (1) if we have specified a redemption date that is after a record date and on or prior to the next interest payment date, (2) if we have specified a redemption date following a fundamental change that is after a record date and on or prior to the next interest payment date or (3) to the extent of any overdue interest (including any additional amounts) if any overdue interest exists at the time of conversion with respect to such debenture.

      If you convert debentures, we will pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of our common stock upon the conversion, unless the tax is due because you request the shares to be issued or delivered to another person, in which case you will pay that tax.

Conversion procedures

      To convert your debenture into common stock you must do the following:

•	complete and manually sign the conversion notice on the back of the debenture, or a facsimile of the conversion notice, and deliver this irrevocable notice to the conversion agent;

•	surrender the debenture to the conversion agent;

•	if required, furnish appropriate endorsements and transfer documents;

•	if required, pay all transfer or similar taxes; and

•	if required, pay funds equal to interest payable on the next interest payment date.

      The date you comply with these requirements is the conversion date under the indenture. The debentures will be deemed to have been converted immediately prior to the close of business on the conversion date. If your interest is a beneficial interest in a global debenture, to convert you must comply with the last three requirements listed above and comply with the depositary’s procedures for converting a beneficial interest in a global debenture. You will not be entitled to any rights as a holder of our common stock until any conversion is effective, assuming we do not elect to pay the conversion price in cash.

      The conversion agent will, on your behalf, convert the debentures into shares of our common stock, to the extent we elect to satisfy our conversion obligation in common stock. See “— Payment upon conversion.” You may obtain copies of the required form of the conversion notice from the conversion agent. A certificate, or a book-entry transfer through DTC, for the number of full shares of our common stock into which any debentures are converted, together with a cash payment for any fractional share, will be delivered through the conversion agent as soon as practicable, but no later than the fifth business day, following the conversion date.

Payment upon conversion

      Following receipt of your conversion notice, we may choose to deliver cash in lieu of shares of our common stock, as described below.

      (1) Conversion on or prior to the final notice date. In the event that we receive your notice of conversion and supporting documentation on or prior to the day that is 20 days prior to maturity or, with respect to debentures being redeemed, the applicable redemption date (the “final notice date”), the following procedures will apply:

      If we elect to satisfy all of our obligation (the “conversion obligation”) in cash, we will notify you through the trustee of such election at any time on or before the date that is five business days following receipt of your notice of conversion (“cash settlement notice period”). If we timely elect to pay cash for the shares otherwise issuable to you, you may retract the conversion notice at any time during the two business day period beginning on the day after the final day of the cash settlement notice period (“conversion retraction period”); no such retraction can be made (and a conversion notice shall be irrevocable) if we do not elect to deliver cash in lieu of shares (other than cash in lieu of fractional shares). If the conversion notice has not been retracted, then settlement (in cash or shares) will occur on the business day following the final day of the seven consecutive trading day period beginning on the day after the final day of the conversion retraction period (the “cash settlement averaging period”). Settlement amounts will be computed as follows:

•	If we elect to satisfy the conversion obligation in shares of common stock, we will deliver to you a number of shares equal to (1) the aggregate principal amount of debentures to be converted divided by 1,000 multiplied by (2) the applicable conversion rate.

•	If we elect to satisfy the conversion obligation in cash, we will deliver to you cash in an amount equal to the product of:

•	a number equal to (1) the aggregate principal amount of debentures to be converted divided by 1,000 multiplied by (2) the conversion rate and

•	the average of the last reported sale prices of our common stock during the cash settlement averaging period.

      In addition, if we elect to satisfy our obligation in shares of common stock, we will pay cash for all fractional shares of common stock as described above.

      (2) Conversion after the final notice date. In the event that we receive your notice of conversion after the final notice date, we will not send individual notices of our election to satisfy the conversion obligation in cash. Instead, if we choose to satisfy the conversion obligation in cash, we will send a single notice to the trustee to such effect at any time on or before the final notice date. Settlement amounts will be computed and settlement dates will be determined in the same manner as set forth above under “— Conversion on or prior to the final notice date” except that the “cash settlement averaging period” shall be the five consecutive trading days ending on the third trading day prior to the conversion date. Settlement (in cash or shares) will occur on the third business day following the conversion date.

      “Trading day” means a day during which trading in securities generally occurs on the New York Stock Exchange or, if our common stock is not listed on the New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which our common stock is then listed or, if our common stock is not listed on a U.S. national or regional securities exchange, on the principal other market on which our common stock is then traded.

      (3) Conversion after irrevocable election to pay principal in cash. At any time prior to maturity, we may irrevocably elect, in our sole discretion without the consent of the holders of the debentures, by notice to the trustee and the holders of the debentures to satisfy in cash up to 100% of the principal amount of the debentures converted after the date of such election. Settlement amounts will be computed and settlement dates will be determined in the same manner as set forth above under “— Conversion on or prior to the final notice date” and “— Conversion after the final notice date,” as applicable.

Conversion upon satisfaction of market price condition

      You may surrender your debentures for conversion into our common stock in any calendar quarter commencing after September 30, 2004 and before the business day immediately prior to the maturity of the debentures (and only during such calendar quarter) if the last reported sale price of our common stock for at least 20 trading days during the period of 30 consecutive trading days ending on the last trading day of the previous calendar quarter is greater than or equal to 120% of the applicable conversion price per share of our common stock on such last trading day.

      The “last reported sale price” of our common stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and asked prices or, if more than one in either case, the average of the average bid and the average asked prices) on such date as reported in composite transactions for the New York Stock Exchange, or such other principal U.S. national or regional securities exchange on which our common stock is traded, or if our common stock is not listed on a U.S. national or regional securities exchange, as reported by the National Association of Securities Dealers Automated Quotation System. The last reported sales price will be determined without reference to after-hours or extended market trading. If our common stock is not listed for trading on a U.S. national or regional securities exchange and not reported by the National Association of Securities Dealers Automated Quotation System on the relevant date, the “last reported sale price” will be the last quoted bid price for our common stock in the over-the-counter market on the relevant date as reported by the National Quotation Bureau Incorporated or similar organization. If our common stock is not so quoted, the “last reported sale price” will be the price determined in good faith by our Board of Directors.

Conversion upon satisfaction of trading price condition

      You may surrender your debentures for conversion into shares of our common stock during the five consecutive business day period after any five consecutive trading day period in which the “trading price” per debenture, as determined following a request by a holder of debentures in accordance with the procedures described below, for each day of that period was less than 98% of the product of the conversion rate and the last reported sale price of our common stock for each day during such period (the “98% Trading Exception”); provided, however, that if, on the date of any conversion pursuant to the 98% Trading Exception that is on or after July 15, 2019, the last reported sale price of our common stock on the trading day before the conversion date is greater than 100% of the applicable conversion price, then holders surrendering debentures for conversion will receive, in lieu of shares of our common stock based on the then applicable conversion rate, shares of common stock with a value equal to the principal amount of the debentures being converted (a “principal value conversion”). Shares of our common stock delivered upon a principal value conversion will be valued at the greater of the applicable conversion price on the eighth day prior to the conversion date and the last reported sale price on the conversion date. We will deliver shares of our common stock upon a principal value conversion no later than the third business day following the determination of the last reported sale price.

      The “trading price” of a debenture on any date of determination shall be determined by us and shall be the average of the secondary market bid quotations per debenture obtained by the bid solicitation agent for $5,000,000 aggregate principal amount of debentures at approximately 4:00 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers we select, provided that if:

•	at least three such bids are not obtained by the bid solicitation agent, or

•	in our reasonable judgment, the bid quotations are not indicative of the secondary market value of debentures as of such determination date,

then the trading price for such determination date will equal (1) the applicable conversion rate of the debentures as of such determination date multiplied by (2) the average last reported sale price (as defined below) of our common stock on the five trading days ending on such determination date.

      The bid solicitation agent initially will be the trustee. We may change the bid solicitation agent, but the bid solicitation agent will not be our affiliate. The bid solicitation agent will solicit bids from securities dealers that are believed by us to be willing to bid for the debentures.

      In connection with any conversion upon satisfaction of the above trading price condition, the trustee shall have no obligation to determine the trading price of the debentures unless we have requested such determination; and we shall have no obligation to make such request unless you provide us with reasonable evidence that the trading price per debenture would be less than 98% of the product of the last reported sale price of our common stock and the applicable conversion rate. At such time, we shall instruct the trustee to determine the trading price of the debentures beginning on the next trading day and on each successive trading day until the trading price per debenture is greater than or equal to 98% of the product of the last reported sale price of our common stock and the applicable conversion rate.

Conversion upon notice of redemption

      If we call any or all of the debentures for redemption, you may convert any of your debentures that have been called for redemption into our common stock at any time prior to the close of business on the second business day prior to the redemption date. If you have already submitted a debenture for repurchase on a repurchase date, you may not surrender that debenture for conversion until you have withdrawn your repurchase election in accordance with the indenture.

Conversion upon specified corporate transactions

      If we elect to:

•	distribute to all holders of our common stock rights or warrants entitling them to subscribe for or purchase, for a period expiring within 45 days after the date of the distribution, shares of our common stock at less than the last reported sale price of a share of our common stock on the trading day immediately preceding the declaration date of the distribution; or

•	distribute to all holders of our common stock, assets, debt securities or rights to purchase our securities, which distribution has a per share value as determined by our board of directors exceeding 5% of the last reported sale price of our common stock on the trading day immediately preceding the declaration date for such distribution,

we must notify holders of the debentures at least 20 business days prior to the ex-dividend date for such distribution. Once we have given such notice, holders may surrender their debentures for conversion at any time until the earlier of the close of business on the business day immediately prior to the ex-dividend date or any announcement that such distribution will not take place. No holder may exercise this right to convert if the holder otherwise will participate in the distribution without conversion. The “ex-dividend” date is the first date upon which a sale of the common stock does not automatically transfer the right to receive the relevant distribution from the seller of the common stock to its buyer.

      In addition, if we are a party to a consolidation, merger or binding share exchange, in each case pursuant to which our common stock would be converted into cash or property other than securities, a holder may surrender debentures for conversion at any time from and after the date which is 15 days prior to the anticipated effective date of the transaction until and including the date which is 15 days after the actual effective date of such transaction. If we engage in certain reclassifications of our common stock or are a party to a consolidation, merger, binding share exchange or transfer of all or substantially all of our assets, in each case pursuant to which our common stock is converted into cash, securities or other property, then at the effective time of the transaction, the right to convert a debenture into our common stock will be changed into a right to convert a debenture into the kind and amount of cash, securities or other property which a holder would have received if the holder had converted its debentures immediately prior to the applicable record date for such transaction. If we engage in any transaction described in the preceding sentence, the conversion rate will not be adjusted. If the transaction also constitutes a fundamental change, a holder can require us to redeem all or a portion of its debentures as described under “Repurchase of debentures by us at the option of the holder upon a fundamental change.”

Conversion rate adjustments

      The conversion rate will be adjusted as described below, except that we will not make any adjustments to the conversion rate if holders of the debentures participate in any of the transactions described below.

      (1) If we issue shares of our common stock as a dividend or distribution on shares of our common stock, or if we effect a share split or share combination, the conversion rate will be adjusted based on the following formula:

CR’ = CR 0	×	OS’

OS 0

      where,

CR 0 =	the conversion rate in effect immediately prior to such event
CR’ =	the conversion rate in effect immediately after such event
OS 0 =	the number of our shares of common stock outstanding immediately prior to such event
OS’ =	the number of our shares of common stock outstanding immediately after such event

      (2) If we issue to all or substantially all holders of our common stock any rights or warrants entitling them for a period of not more than 45 days to subscribe for or purchase shares of our common stock, or securities convertible into shares of our common stock, at a price per share or a conversion price per share less than the last reported sale price of shares of our common stock on the business day immediately preceding the time of announcement of such issuance, the conversion rate will be adjusted based on the following formula (provided that the conversion rate will be readjusted to the extent that such rights or warrants are not exercised prior to their expiration):

CR’ = CR 0	×	OS 0 + X

OS 0 + Y

      where,

CR 0 =	the conversion rate in effect immediately prior to such event
CR’ =	the conversion rate in effect immediately after such event
OS 0 =	the number of shares of our common stock outstanding immediately prior to such event
X =	the total number of shares of our common stock issuable pursuant to such rights
Y =	the number of shares of our common stock equal to the aggregate price payable to exercise such rights divided by the average of the last reported sale prices of our common stock for the ten consecutive trading days prior to the business day immediately preceding the ex-dividend date with respect to the issuance of such rights

      (3) If we distribute shares of our capital stock, evidences of our indebtedness or other assets or property of ours to all or substantially all holders of our common stock, excluding:

•	dividends, distributions and rights or warrants referred to in clause (1) or (2) above; and

•	dividends or distributions paid exclusively in cash referred to in clause (4) below;

      then the conversion rate will be adjusted based on the following formula:

CR’ = CR 0	×	SP 0

SP 0 - FMV

      where,

CR 0 =	the conversion rate in effect immediately prior to such distribution
CR’ =	the conversion rate in effect immediately after such distribution
SP 0 =	the average of the last reported sale prices of our common stock for the ten days prior to the business day immediately preceding the ex-dividend date with respect to such distribution
FMV =	the fair market value (as determined by our board of directors) of the shares of capital stock, evidences of indebtedness, assets or property distributed with respect to each outstanding share of our common stock on the record date for such distribution

      (4) If we make any cash dividend or distribution during any of our quarterly fiscal periods to all or substantially all holders of our common stock, the conversion rate will be adjusted based on the following formula:

CR’ = CR 0	×	SP 0

SP 0 - C

      where,

CR 0 =	the conversion rate in effect immediately prior to the record date for such distribution
CR’ =	the conversion rate in effect immediately after the record date for such distribution
SP 0 =	the average of the last reported sale prices of our common stock for the ten consecutive trading days prior to the business day immediately preceding the ex-dividend date with respect to such distribution
C =	the amount in cash per share we distribute to holders of our common stock

      (5) If we or any of our subsidiaries makes a payment in respect of a tender offer or exchange offer for our common stock, to the extent that the cash and value of any other consideration included in the payment per share of common stock exceeds the last reported sale price of our common stock on the trading day next succeeding the lastdate on which tenders or exchanges may be made pursuant to such tender or exchange offer, the conversion rate will be increased based on the following formula:

CR’ = CR0	×	AC + (SP’ × OS’)

OS 0 x SP’

      where,

CR 0 =	the conversion rate in effect on the date such tender or exchange offer expires
CR’ =	the conversion rate in effect on the day next succeeding the date such tender or exchange offer expires
AC =	the aggregate value of all cash and any other consideration (as determined by our board of directors) paid or payable for shares purchased in such tender or exchange offer
OS 0 =	the number of shares of common stock outstanding immediately prior to the date such tender or exchange offer expires
OS’ =	the number of shares of common stock outstanding immediately after the date such tender or exchange offer expires
SP’ =	the average of the last reported sale prices of our common stock for the ten consecutive trading days commencing on the trading day next succeeding the date such tender or exchange offer expires

      If, however, the application of the foregoing formula would result in a decrease in the conversion rate, no adjustment to the conversion rate will be made.

      Except as stated herein, we will not adjust the conversion rate for the issuance of shares of our common stock or any securities convertible into or exchangeable for shares of our common stock or the right to purchase shares of our common stock or such convertible or exchangeable securities.

      In the event of:

•	any reclassification of our common stock, or

•	a consolidation, merger or combination involving us, or

•	a sale or conveyance to another person of all or substantially all of our property and assets,

in which holders of our outstanding common stock would be entitled to receive cash, securities or other property for their shares of common stock, holders of debentures will generally be entitled thereafter to convert their debentures into the same type of consideration received by holders of our common stock immediately prior to one of these types of event.

      We are permitted to increase the conversion rate of the debentures by any amount for a period of at least 20 days if our board of directors determines that such increase would be in our best interest. We are required to give at least 15 days prior notice of any increase in the conversion rate. We may also (but are not required to) increase the conversion rate to avoid or diminish income tax to holders of our common stock or rights to purchase shares of our common stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event. For discussion of the United States federal income tax treatment of an adjustment to the conversion rate of the debentures, see “Certain United States federal income tax considerations — sale, exchange, conversion or redemption of debentures.”

      Holders of debentures will receive, upon conversion of debentures, in addition to shares of our common stock, if we adopt, or subsequently amend, a rights plan while debentures remain outstanding, the rights under that rights plan as so adopted or amended unless, prior to the conversion, the rights have expired, terminated or been redeemed or unless the rights have separated from our common stock, in which case the applicable conversion rate will be adjusted at the time of separation as if we distributed to all holders of our common stock shares of our common stock, evidences of indebtedness or other assets or property described in clause (3) above, subject to readjustment upon the subsequent expiration, termination or redemption of the rights.

      The applicable conversion rate will not be adjusted:

•	upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any plan;

•	upon the issuance of any shares of our common stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by us or any of our subsidiaries;

•	upon the issuance of any shares of our common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding bullet and outstanding as of the date the debentures were first issued;

•	for a change in the par value of the common stock; or

•	for accrued and unpaid interest, if any (including contingent interest or additional amounts, if any).

      Adjustments to the applicable conversion rate will be calculated to the nearest 1/10,000th of a share.

      No adjustment in the applicable conversion rate will be required until the earlier of (1) such time as we provide notice to holders of our intention to redeem the debentures or (2) such time as the adjustment would require an increase of at least 1% of the applicable conversion rate. If an adjustment is not made because the adjustment would not change the applicable conversion rate by more than 1%, then the adjustment that is not made will be carried forward and taken into account in any future adjustment.

      In the event of:

•	a taxable distribution to holders of shares of common stock that results in an adjustment to the conversion rate or

•	an increase in the conversion rate at our discretion,

the holders of the debentures may, in certain circumstances, be deemed to have received a distribution subject to United States federal income tax as a dividend. In addition, non-US holders of debentures in certain circumstances may be deemed to have received a distribution subject to United States federal withholding tax requirements. See “Certain United States Federal Income Tax Considerations — Constructive Dividends to Holders of Debentures” and “— Non-United States holders.”

Repurchase of debentures by us at the option of the holder

      You have the right to require us to repurchase all or a portion of your debentures for cash on July 15, 2011, 2014, 2019, 2024 and 2029 (each, a “repurchase date”).

      We will be required to repurchase any outstanding debenture for which you deliver a written repurchase notice to the paying agent (which will initially be the trustee). This notice must be delivered during the period beginning at any time from the opening of business on the date that is 20 business days prior to the repurchase date until the close of business on the business day prior to the repurchase date. You may withdraw your repurchase notice at any time prior to the close of business on the business day prior to the repurchase date. If a repurchase notice is given and withdrawn during that period, we will not be obligated to repurchase the debentures listed in the notice. Our repurchase obligation will be subject to certain additional conditions described below.

      The repurchase price payable will be equal to 100% of the principal amount of the debentures to be repurchased plus any accrued and unpaid interest, if any (including contingent interest or additional amounts, if any), to but excluding the repurchase date.

      On or before the 20th business day prior to each repurchase date, we will provide to the trustee, the paying agent and all holders of debentures at their addresses shown in the register of the registrar, and to beneficial owners as required by applicable law, a notice stating, among other things:

•	the repurchase price;

•	the name and address of the paying agent and the conversion agent; and

•	the procedures that holders must follow to require us to repurchase their debentures.

      Your notice electing to require us to repurchase debentures must state:

•	if certificated debentures have been issued, the debenture certificate numbers;

•	the portion of the principal amount of debentures to be repurchased, which must be in integral multiples of $1,000; and

•	that the debentures are to be repurchased by us pursuant to the applicable provisions of the debentures and the indenture.

      If your debentures are not in certificated form, your repurchase notice must comply with appropriate DTC procedures.

      No debentures may be repurchased at the option of holders if there has occurred and is continuing an event of default under the indenture, other than an event of default that is cured by the payment of the repurchase price of the debentures.

      You may withdraw any repurchase notice in whole or in part by delivering a written notice of withdrawal to the paying agent prior to the close of business on the business day prior to the repurchase date. The withdrawal notice must state:

•	the principal amount of the withdrawn debentures;

•	if certificated debentures have been issued, the certificate numbers of the withdrawn debentures; and

•	the principal amount, if any, which remains subject to the repurchase notice.

      If your debentures are not in certificated form, your withdrawal notice must comply with appropriate DTC procedures.

      To receive payment of the repurchase price, you must either effect book-entry transfer of your debentures or deliver your debentures, together with necessary endorsements, to the office of the paying agent after delivery of your repurchase notice. Payment of the repurchase price for a debenture will be made promptly following the later of the repurchase date and the time of book-entry transfer or delivery of the debenture.

      If the paying agent holds money sufficient to pay the repurchase price of the debentures on the repurchase date, then, on and after the business day following such date:

•	the debentures will cease to be outstanding and interest (including contingent interest or additional amounts, if any) will have ceased to accrue (whether or not book-entry transfer of the debentures has been made or the debentures have been delivered to the paying agent); and

•	all other rights of the holders will terminate (other than the right to receive the repurchase price upon transfer or delivery of the debentures).

      We will comply with the provisions of Rule 13e-4 and any other tender offer rules under the Exchange Act that may be applicable at the time of our repurchase notice. If then required by the applicable rules, we will file a Schedule TO or any other schedule required in connection with any offer by us to repurchase the debentures.

Repurchase of debentures by us at the option of the holder upon a fundamental change

      If a fundamental change (as defined below in this section) occurs at any time prior to the maturity date, you will have the right, at your option, to require us to repurchase for cash any or all of your debentures, or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple of $1,000. The repurchase price we are required to pay is equal to 100% of the principal amount of the debentures to be purchased plus accrued and unpaid interest, if any (including contingent interest or additional amounts, if any), to but excluding the repurchase date.

      A “fundamental change” will be deemed to have occurred at the time after the debentures are originally issued that any of the following occurs:

•	a “person” or “group” within the meaning of Section 13(d) of the Exchange Act other than us, our subsidiaries or our or their employee benefit plans, files a Schedule TO or any other schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect ultimate “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of more than 50% of the total voting power of all shares of our capital stock that are entitled to vote generally in the election of directors;

•	consummation of any share exchange, consolidation or merger of us or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of us and our subsidiaries, taken as a whole, to any person other than us or one or more of our subsidiaries, pursuant to which our common stock will be converted into cash, securities or other property; provided, however, that a transaction where the holders of our voting capital stock immediately prior to such transaction have directly or indirectly more than 50% of the aggregate voting power of all shares of capital stock of the continuing or surviving corporation or transferee entitled to vote generally in the election of directors immediately after such event shall not be a fundamental change; or

•	our common stock or other common stock into which the debentures are convertible is neither listed for trading on a U.S. national securities exchange nor approved for trading on the National Association of Securities Dealers Automated Quotation System or another established automated over-the-counter trading market in the United States.

      A fundamental change will not be deemed to have occurred in respect of any of the foregoing, however, if either:

•	the last reported sale price of our common stock for any five trading days within the 10 consecutive trading days ending immediately before the later of the fundamental change or the public announcement thereof, equals or exceeds 105% of the applicable conversion price of the debentures immediately before the fundamental change or the public announcement thereof; or

•	at least 90% of the consideration, excluding cash payments for fractional shares, in the transaction or transactions constituting the fundamental change consists of shares of capital stock traded on a national securities exchange or quoted on the National Association of Securities Dealers Automated Quotation System or which will be so traded or quoted when issued or exchanged in connection with a fundamental change (these securities being referred to as “publicly traded securities”) and as a result of this transaction or transactions the debentures become convertible into such publicly traded securities, excluding cash payments for fractional shares.

      For purposes of the above paragraph the term “capital stock” of any person means any and all shares (including ordinary shares or American Depository Shares), interests, participations or other equivalents however designated of corporate stock or other equity participations, including partnership interests, whether general or limited, of such person and any rights (other than debt securities convertible or exchangeable into an equity interest), warrants or options to acquire an equity interest in such person.

      On or before the 30th day after the occurrence of a fundamental change, we will provide to all holders of the debentures and the trustee and paying agent a notice of the occurrence of the fundamental change and of the resulting repurchase right. Such notice shall state, among other things:

•	the events causing a fundamental change;

•	the date of the fundamental change;

•	the last date on which a holder may exercise the repurchase right;

•	the fundamental change repurchase price;

•	the fundamental change repurchase date;

•	the name and address of the paying agent and the conversion agent;

•	the applicable conversion rate and any adjustments to the applicable conversion rate;

•	that the debentures with respect to which a fundamental change repurchase election has been given by the holder may be converted only if the holder withdraws the fundamental change repurchase election in accordance with the terms of the indenture; and

•	the procedures that holders must follow to require us to repurchase their debentures.

      To exercise the repurchase right, you must deliver prior to the close of business on the business day immediately preceding the repurchase date, subject to extension to comply with applicable law, the debentures to be repurchased, duly endorsed for transfer, together with a written repurchase election and the form entitled “Form of Fundamental Change Repurchase Notice” on the reverse side of the debentures duly completed, to the paying agent. Your repurchase election must state:

•	if certificated, the certificate numbers of your debentures to be delivered for repurchase;

•	the portion of the principal amount of debentures to be repurchased, which must be $1,000 or an integral multiple thereof; and

•	that the debentures are to be repurchased by us pursuant to the applicable provisions of the debentures and the indenture.

      If the debentures are not in certificated form, your notice must comply with appropriate DTC procedures.

      You may withdraw any repurchase election (in whole or in part) by a written notice of withdrawal delivered to the paying agent prior to the close of business on the business day prior to the fundamental change repurchase date. The notice of withdrawal shall state:

•	the principal amount of the withdrawn debentures;

•	if certificated debentures have been issued, the certificate numbers of the withdrawn debentures; and

•	the principal amount, if any, which remains subject to the repurchase notice.

      If the debentures are not in certificated form, your notice must comply with appropriate DTC procedures.

      We will be required to repurchase the debentures no later than 30 business days after the date of our notice of the occurrence of the relevant fundamental change subject to extension to comply with applicable law. You will receive payment of the fundamental change repurchase price promptly following the later of the fundamental change repurchase date or the time of book-entry transfer or the delivery of the debentures. If the paying agent holds money sufficient to pay the fundamental change repurchase price of the debentures on the fundamental change repurchase date, then on the business day following such date:

•	the debentures will cease to be outstanding and interest (including contingent interest or additional amounts, if any) will cease to accrue (whether or not book-entry transfer of the debentures is made or whether or not the debenture is delivered to the paying agent); and

•	all other rights of the holders will terminate (other than the right to receive the fundamental change repurchase price upon delivery or transfer of the debentures).

      If a fundamental change occurs, as described above, instead of paying the repurchase price in cash we may elect to pay the repurchase price in shares of our common stock, or, in the case of a merger in which we are not the surviving corporation, common stock or American Depository Shares of the surviving corporation or its direct or indirect parent corporation, at our option. The number of shares of the applicable common stock or securities you will receive will equal the amount of the repurchase price divided by 98% of the average last reported sale prices of the applicable common stock or securities for the five consecutive trading days immediately preceding the second business day immediately preceding the fundamental change repurchase date. However, we may not pay the repurchase price in the applicable common stock or securities unless we satisfy certain conditions prior to the repurchase date as provided in the indenture, including:

•	registration of the shares of the applicable common stock or securities to be issued upon repurchase under the Securities Act and the Exchange Act, if required;

•	qualification of the shares of the applicable common stock or securities to be issued upon repurchase under applicable state securities laws, if necessary, or the availability of an exemption therefrom; and

•	listing of the applicable common stock or securities on a U.S. national securities exchange or quotation thereof on an inter-dealer quotation system of any registered U.S. national securities association.

      If the paying agent holds money and/or applicable stock sufficient to pay the fundamental change repurchase price of the debentures on the fundamental change repurchase date, then:

•	the debentures will cease to be outstanding and interest (including contingent interest or additional amounts, if any) will cease to accrue (whether or not book-entry transfer of the debentures is made or whether or not the debenture is delivered to the paying agent); and

•	all your other rights as a holder will terminate (other than the right to receive the fundamental change repurchase price and previously accrued and unpaid interest (including contingent interest or additional amounts, if any) upon delivery or transfer of the debentures).

      We will comply with the provisions of Rule 13e-4 and any other tender offer rules under the Exchange Act that may be applicable at the time of our repurchase of debentures upon a fundamental change. If then required by the applicable rules, we will file a Schedule TO or any other schedule required in connection with any offer by us to repurchase the debentures.

      The rights of the holders to require us to repurchase their debentures upon a fundamental change could discourage a potential acquirer of us. The fundamental change repurchase feature, however, is not the result of management’s knowledge of any specific effort to accumulate shares of our common stock, to obtain control of us by any means or part of a plan by management to adopt a series of anti-takeover provisions. Instead, the fundamental change purchase feature is a standard term contained in other offerings of debt securities similar to the debentures that have been marketed by the initial purchasers. The terms of the fundamental change repurchase feature resulted from negotiations between the initial purchasers and us.

      The term “fundamental change” is limited to specified transactions and may not include other events that might adversely affect our financial condition. In addition, the requirement that we offer to repurchase the debentures upon a fundamental change may not protect holders in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving us.

      No debentures may be repurchased at the option of holders upon a fundamental change if there has occurred and is continuing an event of default under the indenture, other than an event of default that is cured by the payment of the fundamental change repurchase price of the debentures.

      The definition of fundamental change includes a phrase relating to the conveyance, transfer, sale, lease or disposition of “all or substantially all” of our consolidated assets. There is no precise, established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a holder of the debentures to require us to repurchase its debentures as a result of the conveyance, transfer, sale, lease or other disposition of less than all of our assets may be uncertain.

      If a fundamental change were to occur, we may not have enough funds to pay the fundamental change repurchase price. See “Risk Factors — Risks related to the debentures and our common stock — We may be unable to repay or repurchase the debentures or our other indebtedness.” If we fail to repurchase the debentures when required following a fundamental change, we will be in default under the indenture. In addition we may in the future incur other indebtedness with similar change in control provisions permitting our holders to accelerate or to require us to purchase our indebtedness upon the occurrence of similar events or on some specific dates.

Merger and sale of assets by us

      The indenture will provide that we may not consolidate with or merge with or into any other person or sell, convey, transfer or lease our properties and assets substantially as an entirety to another person, unless:

•	we are the surviving person, or the resulting, surviving or transferee person, if other than us, is organized and existing under the laws of the United States, any state thereof or the District of Columbia;

•	the successor person assumes all of our obligations under the debentures and the indenture;

•	immediately after giving effect to such transaction, there is no event of default or event that, with notice or passage of time or both, would become an event of default; and

•	we have delivered to the trustee an officers’ certificate and an opinion of counsel each stating that such consolidation, merger, sale, conveyance, transfer or lease complies with these requirements.

      Upon any permitted consolidation, merger, sale, conveyance, transfer or lease, the resulting, surviving or transferee person shall succeed to and be substituted for us, and may exercise our rights and powers under the indenture and the debentures, and after any such contemplated transaction, we will be relieved of all obligations and covenants under the indenture and the debentures.

Events of Default; Notice and Waiver

      The following will be events of default under the indenture:

•	we fail to pay principal of the debentures when due at maturity or otherwise;

•	we fail to pay any interest (including contingent interest or additional amounts, if any) on the debentures when due and such failure continues for a period of 30 days;

•	we fail to provide notice of the occurrence of a fundamental change on a timely basis;

•	we default in our obligation to convert the debentures into shares of our common stock or cash upon exercise of a holder’s conversion right and such default continues for a period of 10 days;

•	we default in our obligation to repurchase the debentures at the option of a holder upon a fundamental change or on any other repurchase date;

•	we default in our obligation to redeem the debentures after we have exercised our option to redeem;

•	we fail to perform or observe any of the other covenants in the indenture for 60 days after written notice to us from the trustee or the holders of at least 25% in principal amount of the outstanding debentures;

•	there occurs an event of default with respect to our or any of our significant subsidiaries’ within the meaning of Regulation S-X promulgated under the Securities Act indebtedness having a principal amount then outstanding, individually or in the aggregate, of at least $25.0 million, whether such indebtedness now exists or is hereafter incurred, which default or defaults:

•	shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable and such acceleration shall not have been rescinded or annulled within 60 days after the date of such acceleration; or

•	shall constitute the failure to pay such indebtedness at the final stated maturity thereof (after expiration of any applicable grace period);

•	any final judgment or judgments for the payment of money in excess of $25.0 million shall be rendered against us and shall not be discharged for any period of 60 consecutive days during which a stay of enforcement shall not be in effect; and

•	certain events involving our bankruptcy, insolvency or reorganization.

      The trustee may withhold notice to the holders of the debentures of any default, except defaults in payment of principal or interest (including contingent interest or additional amounts, if any) on the debentures. However, the trustee must consider it to be in the interest of the holders of the debentures to withhold this notice.

      If an event of default occurs and continues, the trustee or the holders of at least 25% in principal amount of the outstanding debentures may declare the principal and accrued and unpaid interest, if any (including contingent interest or additional amounts, if any), on the outstanding debentures to be immediately due and payable. In case of certain events of bankruptcy or insolvency involving us, the principal and accrued and unpaid interest (including contingent interest or additional amounts, if any) on the debentures will automatically become due and payable. However, if we cure all defaults, except the nonpayment of principal or interest (including contingent interest or additional amounts, if any) that became due as a result of the acceleration, and meet certain other conditions, with certain exceptions, this declaration may be cancelled and the holders of a majority of the principal amount of outstanding debentures may waive these past defaults.

      The holders of a majority of outstanding debentures will have the right to direct the time, method and place of any proceedings for any remedy available to the trustee, subject to limitations specified in the indenture.

      No holder of the debentures may pursue any remedy under the indenture, except in the case of a default in the payment of principal or interest (including contingent interest or additional amounts, if any) on the debentures, unless:

•	the holder has given the trustee written notice of an event of default;

•	the holders of at least 25% in principal amount of outstanding debentures make a written request, and offer reasonable indemnity, to the trustee to pursue the remedy;

•	the trustee does not receive an inconsistent direction from the holders of a majority in principal amount of the debentures;

•	the holder or holders have offered reasonable security or indemnity to the trustee against any costs, liability or expense of the trustee; and

•	the trustee fails to comply with the request within 60 days after receipt of the request and offer of indemnity.

Modification and Waiver

      The consent of the holders of a majority in principal amount of the outstanding debentures is required to modify or amend the indenture (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, debentures) and, subject to certain exceptions, any past default or compliance with any provisions may be waived with the consent of the holders of a majority in principal amount of the debentures then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, debentures). However, a modification or amendment requires the consent of the holder of each outstanding debenture if it would:

•	extend the fixed maturity of any debenture;

•	reduce the rate or extend the time for payment of interest (including contingent interest or additional amounts, if any) on any debenture;

•	reduce the principal amount of any debenture;

•	reduce any amount payable upon redemption or repurchase of any debenture;

•	affect our obligation to redeem any debentures on a redemption date in a manner adverse to such holder;

•	affect our obligation to repurchase any debenture at the option of the holder in a manner adverse to such holder;

•	affect our obligation to repurchase any debenture upon a fundamental change in a manner adverse to such holder;

•	impair the right of a holder to institute suit for payment on any debenture;

•	change the currency in which any debenture is payable;

•	except as otherwise permitted or contemplated by provisions of the indenture concerning specified reclassifications or corporate reorganizations, impair or adversely affect the conversion rights of holders of the debentures; provided that the provisions of the indenture described under “— Conversion rights — Conversion upon satisfaction of trading price condition” may be amended or modified with the consent of a majority in aggregate principal amount of the debentures then outstanding if our board of directors determines in good faith that such change is necessary to preserve the accounting treatment of the debentures in effect on the date of this offering memorandum;

•	reduce the quorum or voting requirements under the indenture;

•	subject to specified exceptions, modify certain of the provisions of the indenture relating to modification or waiver of provisions of the indenture; or

•	reduce the percentage of debentures required for consent to any modification of the indenture.

      We and the trustee are permitted to modify certain provisions of the indenture without the consent of the holders of the debentures, including to:

•	secure any debentures;

•	evidence the assumption of our obligations by a successor person;

•	add covenants or events of default for the benefit of the holders of debentures or surrender any power conferred upon us;

•	cure any ambiguity or correct any error in the indenture;

•	establish the forms or terms of the debentures;

•	evidence the acceptance of appointment by a successor trustee;

•	increase the conversion rate;

•	facilitate the discharge of the debentures;

•	facilitate the registration of the debentures;

•	qualify or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended; and

•	make other changes to the indenture or forms or terms of the debentures, provided no such change individually or in the aggregate with all other such changes has or will have a material adverse effect on the interests of the holders of the debentures.

Calculations in Respect of Debentures

      We will be responsible for making all calculations called for under the indenture. These calculations include, but are not limited to, determinations of the market prices of our common stock and the debentures, the amount of accrued interest (including contingent interest or additional amounts, if any) payable on the debentures and the conversion price of the debentures. We will make all these calculations in good faith, and, absent manifest error, our calculations will be final and binding on holders of debentures. We will provide a schedule of our calculations to each of the trustee and the conversion agent, and each of the trustee and the conversion agent is entitled to rely upon the accuracy of our calculations without independent verification. The trustee will forward our calculations to any holder of debentures upon the request of that holder.

Information Concerning the Trustee

      We have appointed U.S. Bank National Association, the trustee under the indenture, as paying agent, conversion agent, debenture registrar and custodian for the debentures. The trustee or its affiliates may also provide banking and other services to us in the ordinary course of their business.

Governing Law

      The debentures and the indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

Form, Denomination, Exchange, Registration and Transfer

      The debentures will be issued:

•	in fully registered form;

•	without interest coupons; and

•	in denominations of $1,000 principal amount and integral multiples of $1,000.

      Holders may present debentures for conversion, registration of transfer and exchange at the office maintained by us for such purpose, which will initially be the Corporate Trust Office of the trustee in The City of New York.

Payment and Paying Agent

      We will maintain an office in the Borough of Manhattan, The City of New York, where we will pay the principal on the debentures and you may present the debentures for conversion, registration of transfer or exchange for other denominations, which shall initially be an office or agency of the trustee. We may pay interest by check mailed to your address as it appears in the debenture register, provided that if you are a holder with an aggregate principal amount in excess of $2.0 million, you will be paid, at your written election, by wire transfer in immediately available funds.

      However, payments to The Depository Trust Company, New York, New York, which we refer to as DTC, will be made by wire transfer of immediately available funds to the account of DTC or its nominee.

Notices

      Except as otherwise described herein, notice to registered holders of the debentures will be given by mail to the addresses as they appear in the security register. Notices will be deemed to have been given on the date of such mailing.

Rule 144A Information Request

      We will furnish to the holders or beneficial holders of the debentures or the underlying common stock and prospective purchasers, upon their request, the information, if any, required under Rule 144A(d)(4) under the Securities Act until such time as such securities are no longer “restricted securities” within the meaning of Rule 144 under the Securities Act, assuming these securities have not been owned by an affiliate of ours.

Satisfaction and Discharge

      The indenture will generally cease to be of any further effect with respect to the debentures, if:

•	we have delivered to the trustee for cancellation all outstanding debentures (with certain limited exceptions) or

•	all debentures not previously delivered to the trustee for cancellation have become due and payable, whether at the maturity date, any redemption date or any repurchase date (including upon the occurrence of a fundamental change), or upon conversion or otherwise, and we have deposited with the trustee an amount (including our common stock, as applicable) sufficient to pay all of the outstanding debentures,

•	and if, in either case, we also pay or cause to be paid all other sums payable under the indenture by us.

Registration Rights

      We will enter into a registration rights agreement with the initial purchasers pursuant to which we will agree for the benefit of the holders of the debentures and the common stock issuable upon conversion of the debentures that we will, at our cost:

•	no later than the 90th day after the original date of issuance of the debentures, file a shelf registration statement covering resales of the debentures and the common stock issuable upon conversion thereof pursuant to Rule 415 under the Securities Act;

•	use our best efforts to cause the shelf registration statement to be declared effective under the Securities Act no later than 180 days after the original date of issuance of the debentures; and

•	use our best efforts to keep the shelf registration statement effective until such time as all of the debentures and the common stock issuable upon conversion thereof cease to be outstanding or have been sold either pursuant to the shelf registration statement or pursuant to Rule 144 under the Securities Act or any similar provision then in force.

      We may suspend the effectiveness of the shelf registration statement or the use of the prospectus that is part of the shelf registration statement during specified periods under certain circumstances relating to pending corporate developments, public filings with the SEC and similar events. Any such suspension period shall not exceed an aggregate of 90 days in any 12-month period. In addition, holders will be unable to use the registration statement if we have filed a post-effective amendment to the registration statement for the purpose of adding holders to the registration statement until the post-effective amendment is declared effective, and this inability will not be subject to the 90-day limit referred to above or the payment of additional amounts discussed below.

      We will pay predetermined additional amounts to holders of debentures and holders of common stock issued upon conversion of the debentures if the shelf registration statement is not timely filed or made effective as described above or if the prospectus is unavailable for periods in excess of those permitted above. Those additional amounts will accrue until a failure to file or become effective or unavailability is cured, in respect of any debentures required to bear the legend set forth in “Transfer restrictions,” at a rate equal to 0.25% per annum of the outstanding principal amount thereof for the first 90 days after the occurrence of the event and 0.50% per annum of the outstanding principal amount thereof after the first 90 days.

      The additional amounts will accrue from and including the date on which the registration default occurs to but excluding the date on which all registration defaults have been cured. We will have no other liabilities for monetary damages with respect to our registration obligations, except that if we breach, fail to comply with or violate some provisions of the registration rights agreement, the holders of the debentures may be entitled to equitable relief, including injunction and specific performance.

      A holder who elects to sell securities pursuant to the shelf registration statement will be required to:

•	be named as a selling securityholder in the related prospectus;

•	deliver a prospectus to purchasers; and

•	be subject to the provisions of the registration rights agreement, including indemnification provisions.

      Under the registration rights agreement we will:

•	pay all expenses of the shelf registration statement;

•	provide each registered holder with copies of the prospectus;

•	notify holders when the shelf registration statement has become effective; and

•	take other reasonable actions as are required to permit unrestricted resales of the debentures and common stock issued upon conversion of the debentures in accordance with the terms and conditions of the registration rights agreement.

      The plan of distribution of the shelf registration statement will permit resales of registrable securities by selling securityholders though brokers and dealers.

      We will give notice to all holders of the filing and effectiveness of the shelf registration statement. Attached as Annex A to this offering memorandum is a form of notice and questionnaire to be completed and delivered by a holder interested in selling its debentures or common stock pursuant to the shelf registration statement. In order to be named as a selling securityholder in the prospectus at the time of effectiveness of the shelf registration statement, you must complete and deliver the questionnaire to us on or prior to the effectiveness of the registration statement. Upon receipt of a completed questionnaire after that time, together with any other information we may reasonably request following the effectiveness, we will, once (but not more than once) every 60 days, file any amendments to the shelf registration statement or supplements to the related prospectus as are necessary to permit the holder to deliver a prospectus to purchasers of such debentures or shares of common stock, subject to our right to suspend the use of the prospectus and provided that we will not be obligated to file more than one post-effective amendment to the registration statement in any fiscal quarter. We will pay the predetermined additional amounts described above to the holder if we fail to make the filing in the time required or, if such filing is a post-effective amendment to the shelf registration statement required to be declared effective under the Securities Act, if such amendment is not declared effective within 75 days of the filing. If you do not timely complete and deliver a questionnaire or provide the other information we may request, you will not be named as a selling securityholder in the prospectus and will not be permitted to sell your securities pursuant to the shelf registration statement or be entitled to additional amounts.

      We will also agree to register shares of our common stock issuable upon conversion of the debentures to the extent necessary to permit such shares to be freely tradable under the Securities Act by holders who are not affiliates of us.

Book-entry System

      Debentures will be evidenced by one or more global debentures. We will deposit the global debenture or debentures with DTC and register the global debentures in the name of Cede & Co. as DTC’s nominee. Except as set forth below, a global debenture may be transferred, in whole or in part, only to another nominee of DTC or to a successor of DTC or its nominee.

      Beneficial interests in a global debenture may be held through organizations that are participants in DTC (called “participants”). Transfers between participants will be effected in the ordinary way in accordance with DTC rules and will be settled in clearing house funds. The laws of some states require that certain persons take physical delivery of securities in definitive form. As a result, the ability to transfer beneficial interests in the global debenture to such persons may be limited.

      Beneficial interests in a global debenture held by DTC may be held only through participants, or certain banks, brokers, dealers, trust companies and other parties that clear through or maintain a custodial relationship with a participant, either directly or indirectly (called “indirect participants”). So long as Cede & Co., as the nominee of DTC, is the registered owner of a global debenture, Cede & Co. for all purposes will be considered the sole holder of such global debenture. Except as provided below, owners of beneficial interests in a global debenture will:

•	not receive physical delivery of certificates in definitive registered form; and

•	not be considered holders of the global debenture.

      We will pay interest, if any, (including contingent interest or contingent interest or additional amounts, if any) on, and the redemption price and the repurchase price of, a global debenture to Cede & Co., as the registered owner of the global debenture, by wire transfer of immediately available funds on each interest payment date or the redemption or repurchase date, as the case may be. Neither we, the trustee nor any paying agent will be responsible or liable:

•	for the records relating to, or payments made on account of, beneficial ownership interests in a global debenture; or

•	for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

      Neither we, the trustee, registrar, paying agent nor conversion agent will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations. DTC has advised us that it will take any action permitted to be taken by a holder of debentures, including the presentation of debentures for conversion, only at the direction of one or more participants to whose account with DTC interests in the global debenture are credited, and only in respect of the principal amount of the debentures represented by the global debenture as to which the participant or participants has or have given such direction.

      DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York, and a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

      DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to the accounts of its participants. Participants include securities brokers, dealers, banks, trust companies and clearing corporations and other organizations. Some of the participants or their representatives, together with other entities, own DTC. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

      DTC has agreed to the foregoing procedures to facilitate transfers of interests in a global debenture among participants. However, DTC is under no obligation to perform or continue to perform these procedures, and may discontinue these procedures at any time. If DTC is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days, DTC has ceased to be a clearing agency registered under the Exchange Act or an event of default has occurred and is continuing, we will issue debentures in certificated form in exchange for global debentures. In addition, beneficial interests in a global debenture may be exchanged for certificated debentures upon the reasonable request of any beneficial holder on terms acceptable to us, the trustee and the depositary. We may at any time and in our sole discretion determine not to have debentures represented by global debentures and in such event will issue certificates in definitive form in exchange for the global debentures.

Restrictions on Transfer, Legends

      The debentures will be subject to transfer restrictions as described below under “Transfer restrictions” and certificates for the debentures will bear a legend to this effect.

DESCRIPTION OF CAPITAL STOCK

      The following description of our capital stock and provisions of our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws are summaries and are qualified by reference to the terms of these documents. Copies of these documents have been filed with the SEC as exhibits to our Annual Report on Form 10-K.

      Our authorized capital stock consists of 500 million shares of common stock, par value $0.01 per share and 50 million shares of preferred stock, par value $0.01 per share.

Common Stock

      As of June 1, 2004, there were 117,630,340 shares of common stock outstanding held by 168 shareholders of record. In addition, as of March 31, 2004, there were 8,292,230 additional shares of common stock available for issuance under our equity incentive plan and 1,941,307 shares available for issuance under our employee stock purchase plan.

      Holders of shares of our common stock are entitled to one vote for each share of common stock held on all matters submitted to a vote of shareholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of shares of our common stock are entitled to receive ratably any dividends as may be declared by our board of directors out of funds legally available for distribution, after provision has been made for any preferential dividend rights of outstanding preferred stock, if any. Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive ratably the net assets available after the payment of all of our debts and other liabilities, and after the satisfaction of the rights of any outstanding preferred stock, if any. Holders of our common stock have no preemptive, subscription, redemption or conversion rights, nor are they entitled to the benefit of any sinking fund. The outstanding shares of common stock are validly issued, fully paid and non-assessable. Except as may be imposed on shares issued upon exercise of options or restricted stock granted under our equity incentive plan, and except as may be imposed by applicable securities laws, there are no restrictions on the alienability of the shares. Holders of shares of our common stock are not liable for further calls or to assessments by us. The rights, powers, preferences and privileges of holders of common stock are subordinate to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which our board of directors may designate and issue in the future. Upon the closing of this offering, there will be no shares of preferred stock outstanding. Certain of our existing holders of common stock have the right to require us to register their shares of common stock under the Securities Act in specified circumstances.

      Our common stock is listed on The New York Stock Exchange under the symbol “CSE.”

Preferred Stock

      Our board of directors is authorized, without further vote or action by the shareholders, to issue from time to time up to an aggregate of 50 million shares of preferred stock in one or more series. Each series of preferred stock shall have the number of shares, designations, preferences, voting powers, qualifications and special or relative rights or privileges as shall be determined by our board of directors, which may include, but are not limited to, dividend rights, voting rights, redemption and sinking fund provisions, liquidation preferences, conversion rights and preemptive rights.

      Our board of directors has the authority to issue preferred stock and to determine its rights and preferences in order to eliminate delays associated with a shareholder vote on specific issuances. The issuance of preferred stock, while providing desired flexibility in connection with possible acquisitions and other corporate purposes, could adversely affect the voting power or other rights of the holders of our common stock, and could make it more difficult for a third party to acquire, or could discourage a third party from attempting to acquire, a majority of our outstanding voting stock. We have not issued and have no present plans to issue any shares of preferred stock.

Transfer Agent

      Wachovia Bank, National Association, an affiliate of Wachovia Capital Markets, LLC, one of the initial purchasers in this offering, serves as transfer agent for shares of our common stock.

Delaware Law and Certain Charter and Bylaw Provisions

      We are subject to the provisions of Section 203 of the General Corporation Law of Delaware. In general, the statute prohibits a publicly held Delaware corporation from engaging in a “business combination” with “interested” shareholders for a period of three years after the date of the transaction in which the person became an interested shareholder, unless the business combination is approved in a prescribed manner. A “business combination” includes certain mergers, asset sales and other transactions resulting in a financial benefit to the interested shareholder. Subject to exceptions, an “interested” shareholder is a person who, alone or together with his affiliates and associates, owns, or within the prior three years did own, 15% or more of the corporation’s voting stock.

      Our certificate of incorporation and bylaws provide that:

•	the board of directors be divided into three classes, with staggered three-year terms;

•	directors may be removed only for cause and only by the affirmative vote of at least a majority of the voting power of all of the then outstanding shares of our capital stock entitled to vote generally in the election of directors voting together as a single class; and

•	any vacancy on the board of directors, however the vacancy occurs, including a vacancy due to an enlargement of the board, may only be filled by the affirmative vote of a majority the directors then in office.

      The classification of our board of directors and the limitations on removal of directors and filling of vacancies could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from, acquiring us.

      Our bylaws also provide that:

•	any action required or permitted to be taken by the shareholders at an annual meeting or special meeting of shareholders may only be taken if it is properly brought before such meeting; and

•	special meetings of the shareholders may be called by our board of directors, the chairman of our board of directors, our Chief Executive Officer or our President and shall be called by our Secretary at the written request of at least 10% in voting power of all capital stock outstanding and entitled to cast votes at the meeting.

      Our bylaws provide that, in order for any shareholder business (other than shareholder nominations of directors) to be considered “properly brought” before a meeting, a shareholder must comply with requirements regarding advance notice to us. For business to be properly brought before a meeting by a shareholder, it must be a proper matter for shareholder action under the Delaware General Corporation Law, the shareholder must have given timely notice thereof in writing to our Secretary, and the notice must comply with the procedures set forth in our bylaws. Except for shareholder proposals submitted in accordance with the federal proxy rules as to which the requirements specified therein shall control, a shareholder’s notice, to be timely, must be delivered to or mailed and received at our principal executive offices, not less than 120 calendar days prior to the one year anniversary of the date of our proxy statement issued in connection with the prior year’s annual meeting in the case of an annual meeting, and not less than 60 calendar days prior to the meeting in the case of a special meeting; provided, however, that if a public announcement of the date of the special meeting is not given at least 70 days before the scheduled date for the special meeting, then a shareholder’s notice will be timely if it is received at our principal executive offices within 10 days following the date public notice of the meeting date is first given, whether by press release or other public filing.

      Our bylaws also provide that subject to the rights of holders of any class or series of capital stock then outstanding, nominations for the election or re-election of directors at a meeting of the shareholders may be made by any shareholder entitled to vote in the election of directors generally who complies with the procedures set forth in our bylaws and who is a shareholder of record at the time notice is delivered to our Secretary. Any shareholder entitled to vote in the election of directors generally may nominate one or more persons for election or re-election as directors at an annual meeting only if timely notice of such shareholder’s intent to make such nomination or nominations has been given in writing to our Secretary. To be timely, a shareholder’s notice must be delivered to or mailed and received at our principal executive offices not less than 120 calendar days prior to the one year anniversary of the date of our proxy statement issued in connection with the prior year’s annual meeting in the case of an annual meeting, and not less than 60 calendar days prior to the meeting in the case of a special meeting; provided, however, that if a public announcement of the date of the special meeting is not given at least 70 days before the scheduled date for the special meeting, then a shareholder’s notice will be timely if it is received at our principal executive offices within 10 days following the date public notice of the meeting date is first given, whether by press release or other public filing.

      The purpose of requiring shareholders to give us advance notice of nominations and other shareholder business is to afford our board of directors a meaningful opportunity to consider the qualifications of the proposed nominees and the advisability of the other proposed business and, to the extent deemed necessary or desirable by our board of directors, to inform shareholders and make recommendations about such qualifications or business, as well as to provide a more orderly procedure for conducting meetings of shareholders. Although our bylaws do not give our board of directors any power to disapprove shareholder nominations for the election of directors or proposals for action, they may have the effect of precluding a contest for the election of directors or the consideration of shareholder proposals if proper procedures are not followed and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to us and our shareholders. These provisions could also delay shareholder actions which are favored by the holders of a majority of our outstanding voting securities until the next shareholders’ meeting.

      Delaware corporate law provides generally that the affirmative vote of a majority of the shares entitled to vote on such matter is required to amend a corporation’s certificate of incorporation or bylaws, unless a corporation’s certificate of incorporation or bylaws requires a greater percentage. Our certificate of incorporation permits our board of directors to amend or repeal most provisions of our bylaws by majority vote but requires the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the then outstanding shares of our capital stock entitled to vote to amend or repeal certain provisions of our bylaws. Generally, our certificate of incorporation may be amended by holders of a majority of the voting power of the then outstanding shares of our capital stock entitled to vote. No amendment of the provision of our certificate of incorporation providing for the division of our board of directors into three classes with staggered three-year terms may be approved absent the affirmative vote of the holders of at least 66 2/3% of the voting power of all the then outstanding shares of capital stock entitled to vote. The shareholder vote with respect to an amendment of our certificate of incorporation or bylaws would be in addition to any separate class vote that might in the future be required under the terms of any series preferred stock that might be outstanding at the time any such amendments are submitted to shareholders.

Limitation of Liability and Indemnification of Officers and Directors

      Our bylaws provide indemnification, including advancement of expenses, to the fullest extent permitted under applicable law to any person made or threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative by reason of the fact that such person is or was a director or officer of CapitalSource, or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise, including service with respect to an employee benefit plan. In addition, our certificate of incorporation provides that our directors will not be personally liable to us or our shareholders for monetary damages for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our shareholders, acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper personal benefit from their action as directors. This provision does not limit or eliminate our rights or the rights of any shareholder to seek nonmonetary relief such as an injunction or rescission in the event of a breach of a director’s duty of care. In addition, this provision does not limit the directors’ responsibilities under Delaware law or any other laws, such as the federal securities laws. We have obtained insurance that insures our directors and officers against certain losses and which insures us against our obligations to indemnify the directors and officers. We also have entered into indemnification agreements with our directors and executive officers.

SHARES ELIGIBLE FOR FUTURE SALES

      As of June 1, 2004, we had outstanding 117,630,340 shares of common stock, assuming no exercise of outstanding options. Of the shares of our common stock that were outstanding as of that date, 77,601,050, or 66%, of the shares outstanding, were restricted shares under the terms of the Securities Act. In addition, exercisable options for 766,563 shares were held by our employees as of that date.

Sales of Restricted Securities

      Restricted shares may be sold in the public market only if registered or if they qualify for an exemption from registration under Rule 144, 144(k) or 701 promulgated under the Securities Act, each of which is summarized below.

      In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted shares for at least one year and has complied with the requirements described below would be entitled to sell a specified number of shares within any three-month period. That number of shares cannot exceed the greater of one percent of the number of shares of common stock then outstanding, which will equal approximately 1,176,303 shares immediately after this placement, or the average weekly trading volume of our common stock on The New York Stock Exchange during the four calendar weeks preceding the filing of a notice on Form 144 reporting the sale. Sales under Rule 144 are also restricted by manner of sale provisions, notice requirements and the availability of current public information about us. Rule 144 provides that our affiliates who are selling shares of our common stock that are not restricted shares must comply with the same restrictions applicable to restricted shares with the exception of the holding period requirement.

      Under Rule 144(k), a person who is not deemed to have been our affiliate at any time during the 90 days preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell those shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144. Accordingly, unless otherwise restricted, these shares may be sold upon expiration of the lock-up period described below.

      Rule 701 provides that the shares of common stock acquired upon the exercise of currently outstanding options or pursuant to other rights granted under our equity incentive plans may be resold by persons, other than affiliates, subject only to the manner of sale provisions of Rule 144, and by affiliates under Rule 144, without compliance with its one-year minimum holding period. As of June 1, 2004, options to purchase a total of 1,960,113 shares of common stock were outstanding, 766,563 of which options were exercisable as of that date.

      As a result of the provisions of Rules 144 and 701, an additional 77,601,050 shares may be available for sale in the public market subject, in some cases, to volume limits. The Rule 144 holding period for some or all of the restricted shares may, however, have been deemed to commence upon closing of our initial public offering in August 2003 as a result of our reorganization as a Delaware corporation, and, in such case such shares would not be available for sale in the public market pursuant to Rule 144 until after one year following the date of our issuance of these shares upon closing of the reorganization.

Additional Registration Statements

      We filed a registration statement under the Securities Act to register up to 13,708,950 shares of our common stock underlying outstanding stock options or reserved for issuance under our equity incentive plan and employee stock purchase plan. This registration statement became effective upon filing, and shares covered by it, to the extent issued, currently are eligible for sale in the public market unless subject to the lock-up agreements described in “Plan of Distribution” or, in the case of restricted stock, vesting.

Shareholder Registration Rights

     Generally

      Certain of our existing shareholders, including members of our management, who collectively hold 73,691,050 shares of our common stock, are entitled to certain rights with respect to the registration of such shares under the Securities Act pursuant to an Amended and Restated Registration Rights Agreement that we entered into with certain of our existing shareholders in connection with the closing of our August 2002 recapitalization transaction. Holders of our outstanding senior convertible debentures due 2034 (the “March 2004 debentures”) are entitled to certain rights with respect to the registration of the debentures and the common stock issuable upon conversion of the debentures pursuant to a Registration Rights Agreement that we entered into in connection with the sale of the debentures in March 2004. Any securities registered pursuant to these agreements would become freely tradable without restriction under the Securities Act. Our existing shareholders, by exercising their registration rights, could cause a large number of shares of our common stock to be registered and publicly sold, which could cause the market price of shares of our common stock to decline significantly.

      In connection with this offering, we are entering into a registration rights agreement giving debenture holders certain rights with respect to the registration of the debentures and the common stock issuable upon conversion of the debentures, as described more fully under “Description of debentures — Registration rights.”

     Demand Rights

      Under the terms of our Amended and Restated Registration Rights Agreement, since February 6, 2004, holders of our registrable shares have had the right, subject to certain limitations, to demand the registration of their shares of common stock provided that the aggregate market value of the shares of common stock to be registered equals at least $25 million. If the aggregate market value of the shares proposed to be registered does not equal $25 million, but all of the holders of registrable securities demand that we register all of their shares and the shares have a then-aggregate value of at least $10 million, then we also must register such shares. Under the agreement, no party may exercise their right to demand registration of any shares of common stock if we have previously undertaken three registrations of common stock at the demand of that party, we have registered any shares pursuant to a demand by any party to the agreement in the preceding six months or after August 12, 2009. Furthermore, we are only obligated to effect a total of up to four such “demand” registrations, provided, however, that any such registration statement that we file in response to such a demand must remain effective for the longer of six months or until the date on which all of the securities registered under such registration statement have been sold.

     Piggyback Rights

      Subject to the exceptions and limitations set forth in the Amended and Restated Registration Rights Agreement, the holders of registrable securities under that agreement have unlimited piggyback registration rights until August 12, 2009.

     S-3 Registration Rights

      In the event that we become eligible to register securities by means of a registration statement on Form S-3, the holders of registrable securities have a right to request that their shares be included in any registration on Form S-3 provided that the market value of the shares proposed to be registered equals at least $10 million. This right is subject to certain exceptions and limitations set forth in the Amended and Restated Registration Rights Agreement.

     March 2004 Debentures

      Pursuant to the Registration Rights Agreement with respect to our March 2004 debentures, we have agreed that we will, at our cost:

•	no later than the 195th day after the original date of issuance of the debentures, file a shelf registration statement covering resales of the debentures and the common stock issuable upon conversion thereof pursuant to Rule 415 under the Securities Act;

•	use our best efforts to cause the shelf registration statement to be declared effective under the Securities Act no later than 285 days after the original date of issuance of the debentures; and

•	use our best efforts to keep the shelf registration statement effective until such time as all of the debentures and the common stock issuable upon conversion thereof cease to be outstanding or have been sold either pursuant to the shelf registration statement or pursuant to Rule 144 under the Securities Act or any similar provision then in force.

      We also agreed to register shares of our common stock issuable upon conversion of the March 2004 debentures to the extent necessary to permit such shares to be freely tradable under the Securities Act by holders who are not affiliates of us.

Effects of Sales of Shares

      No predictions can be made as to the effect, if any, that sales of shares of our common stock from time to time, or the availability of shares of our common stock for future sale, may have on the market price for shares of our common stock or the debentures. Sales of substantial amounts of common stock, or the perception that such sales could occur, could adversely affect prevailing market prices for our common stock or the debentures and could impair our future ability to obtain capital through an offering of equity securities.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

General

      This is a summary of certain material United States federal income tax consequences relevant to holders of the debentures. This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), administrative pronouncements, judicial decisions and existing and proposed Treasury regulations now in effect, all of which are subject to change (possibly with retroactive effect) or differing interpretations. The discussion below deals only with debentures held as capital assets and does not purport to deal with persons in special tax situations, such as financial institutions, insurance companies, regulated investment companies, dealers in securities or currencies, certain United States Expatriates, tax-exempt entities, persons holding debentures in a tax-deferred or tax-advantaged account, as a position in a “straddle” or as part of a “hedge,” “conversion” or other risk-reduction transaction for tax purposes. It also is limited to original purchasers of debentures who acquire the debentures at the issue price (as defined below). Persons considering the purchase of the debentures should consult their own tax advisors concerning the application of the United States federal income tax laws to their particular situations as well as any consequences of the purchase, ownership and disposition of the debentures arising under the laws of any state, local, foreign or other taxing jurisdiction.

      We do not address all of the tax consequences that may be relevant to a holder of debentures. In particular, we do not address:

•	the United States federal income tax consequences to shareholders in, or partners or beneficiaries of, an entity that is a holder of debentures;

•	the United States federal estate, gift or alternative minimum tax consequences of the purchase, ownership or disposition of debentures;

•	any state, local or foreign tax consequences of the purchase, ownership or disposition of debentures; and

•	any United States federal, state, local or foreign tax consequences of owning or disposing of common stock.

      The United States federal income tax treatment of a partner in a partnership (or other entity classified as a partnership for United States federal income tax purposes) that holds the debentures generally will depend on such partner’s particular circumstances and on the activities of the partnership. Partners in such partnerships should consult their own tax advisors.

      We urge prospective investors to consult their own tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of debentures in light of their own particular circumstances, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in United States federal or other tax laws.

Classification of the Debentures

      Pursuant to the terms of the indenture, we and every holder agree (in the absence of administrative pronouncement or judicial ruling to the contrary), for United States federal income tax purposes, to treat the debentures as debt instruments that are subject to the Treasury regulations governing contingent payment debt instruments (the “contingent debt regulations”) and to be bound by our application of the contingent debt regulations to the debentures, including our determination of the rate at which interest will be deemed to accrue on the debentures and the related “projected payment schedule” determined by us as described below, and our treatment of the fair market value of any common stock received upon conversion of a debenture as a contingent payment.

      No statutory or judicial authority directly addresses the treatment of the debentures or instruments similar to the debentures for United States federal income tax purposes. The Internal Revenue Service (the “IRS”) has issued a revenue ruling with respect to instruments having certain features similar to the debentures. To the extent the ruling addresses the issue, this ruling supports certain aspects of the treatment as described below. Notwithstanding the issuance of this ruling, the proper application of certain aspects of the contingent debt regulations to the debentures is not entirely certain. In addition, no ruling has been or is expected to be sought from the IRS with respect to the United States federal income tax consequences discussed below. The IRS would not be precluded from taking contrary positions. As a result, no assurance can be given that the IRS will agree with all of the tax characterizations and the tax consequences described below. You should be aware that different treatment from that described below could affect the amount, timing, source and character of income, gain or loss with respect to an investment in the debentures. For example, a holder might be required to accrue interest income at a higher or lower rate, might not recognize income, gain or loss upon conversion of a debenture into common stock, and might recognize capital gain or loss upon a taxable disposition of a debenture. Holders should consult their tax advisors concerning the tax treatment of holding a debenture.

      The remainder of this discussion assumes that the debentures are treated as indebtedness subject to the contingent debt regulations.

United States Holders

      For purposes of this discussion, a United States Holder is a beneficial owner of the debentures who or which is:

•	a citizen or individual resident of the United States for United States federal income tax purposes;

•	a corporation, including any entity treated as a corporation for United States federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate if its income is subject to United States federal income taxation regardless of its source; or

•	a trust if (1) a United States court can exercise primary supervision over its administration and (2) one or more United States persons have the authority to control all of its substantial decisions.

      Notwithstanding the preceding sentence, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date, may also be treated as United States Holders.

Accrual of Interest on the Debentures

      Pursuant to the contingent debt regulations, United States Holders of the debentures will be required to accrue interest income on the debentures on a constant-yield basis, based on a comparable yield to maturity as described below, regardless of whether such holders use the cash or accrual method of tax accounting. As such, United States Holders generally will be required to include interest in income each year in excess of the accruals on the debentures for non-tax purposes and in excess of any stated interest payments actually received in that year.

      The contingent debt regulations provide that a United States Holder must accrue an amount of ordinary interest income, as original issue discount for United States federal income tax purposes, for each accrual period prior to and including the maturity date of the debentures that equals:

      1. the product of (i) the adjusted issue price (as defined below) of the debentures as of the beginning of the accrual period and (ii) the comparable yield to maturity (as defined below) of the debentures, adjusted for the length of the accrual period;

      2. divided by the number of days in the accrual period; and

      3. multiplied by the number of days during the accrual period that the United States Holder held the debentures.

      A debenture’s issue price is the first price at which a substantial amount of the debentures is sold to the public, excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. The adjusted issue price of a debenture is its issue price increased by any interest income previously accrued, determined without regard to any adjustments to interest accruals described below, and decreased by the projected amount of any payments (in accordance with the projected payment schedule described below) previously made with respect to the debentures.

      The term “comparable yield” as used in the contingent debt regulations means the annual yield we would pay, as of the issue date, on a fixed-rate, nonconvertible debt instrument with no contingent payments, but with terms and conditions otherwise comparable to those of the debentures. We have determined that the comparable yield for the debentures is 8.2%, compounded semi-annually. The precise manner of calculating the comparable yield is not entirely clear. If our determination of the comparable yield were successfully challenged by the IRS, the redetermined yield could be materially greater or less than the comparable yield determined by us.

      The contingent debt regulations require that we provide to United States Holders, solely for United States federal income tax purposes, a schedule of the projected amounts of payments (which we refer to as “projected payments”) on the debentures. This schedule must produce a yield to maturity that equals the comparable yield. The projected payment schedule includes estimates for certain contingent interest payments and an estimate for a payment at maturity taking into account the conversion feature. In this connection, the fair market value of any common stock (and cash, if any) received by a holder upon conversion will be treated as a contingent payment. United States Holders may obtain the comparable yield and projected payment schedule by submitting a written request for such information to us at: CapitalSource Inc., Attn: Director of Finance, 4445 Willard Avenue, 12th Floor, Chevy Chase, Maryland 20815.

      By purchasing the debentures, United States Holders agree in the indenture to be bound by our determination of the comparable yield and projected payment schedule and agree to use the comparable yield and projected payments schedule in determining its interest accruals, and the adjustments thereto described below, in respect of the debentures for United States federal income tax purposes.

The comparable yield and the projected payment schedule are not used for any purpose other than to determine a holder’s interest accruals and adjustments thereto in respect of the debentures for United States federal income tax purposes. They do not constitute a projection or representation regarding the actual amounts payable on the debentures.

      We may be required to make payments of liquidated damages if we do not file or cause to be declared effective a registration statement, as described under “Description of the Debentures — Registration Rights.” We intend to take the position for United States federal income tax purposes that any payments of liquidated damages should be taxable to United States Holders as additional ordinary income when received or accrued, in accordance with their method of tax accounting. If we do fail to file or cause to be declared effective a registration statement, United States Holders should consult their tax advisers concerning the appropriate tax treatment of the payment of liquidated damages with respect to the debentures.

Adjustments to Interest Accruals on the Debentures

      If, during any taxable year, a United States Holder of debentures receives actual payments with respect to such debentures that, in the aggregate, exceed the total amount of projected payments for that taxable year, the United States Holder will incur a “net positive adjustment” under the contingent debt regulations equal to the amount of such excess. The United States Holder will treat a “net positive adjustment” as additional interest income. For this purpose, the payments in a taxable year include the fair market value of property (including common stock received upon conversion or repurchase of the debentures) received in that year.

      If a United States Holder receives in a taxable year actual payments with respect to the debentures that, in the aggregate, are less than the amount of projected payments for that taxable year, the United States Holder will incur a “net negative adjustment” under the contingent debt regulations equal to the amount of such deficit. This negative adjustment will (a) reduce the United States Holder’s interest income on the debentures for that taxable year, and (b) to the extent of any excess after the application of (a), give rise to an ordinary loss to the extent of the United States Holder’s interest income on the debentures during prior taxable years, reduced to the extent such interest was offset by prior net negative adjustments. A negative adjustment is not subject to the two percent floor limitation on miscellaneous itemized deductions under Section 67 of the Code. Any negative adjustment in excess of the amounts described in (a) and (b) will be carried forward to offset future interest income with respect to the debentures or to reduce the amount realized on a sale, exchange, conversion or retirement of the debentures.

Sale, Exchange, Conversion or Redemption of Debentures

      Generally, the sale or exchange of a debenture or the redemption of a debenture for cash will result in taxable gain or loss to a United States Holder. As described above, our calculation of the comparable yield and the projected payment schedule for the debentures includes the receipt of stock upon conversion as a contingent payment with respect to the debentures. Accordingly, we intend to treat the receipt of common stock by a United States Holder upon the conversion of a debenture as a payment under the contingent debt regulations. As described above, a United States Holder agrees to be bound by our determination of the comparable yield and projected payment schedule. Under this treatment, a conversion of a debenture into common stock also will result in taxable gain or loss to a United States Holder.

      The amount of gain or loss on a sale, exchange, conversion or redemption of a debenture will be equal to the difference between (a) the amount of cash plus the fair market value of any other property received by the United States Holder, including the fair market value of any common stock received, and (b) the United States Holder’s adjusted tax basis in the debenture.

      A United States Holder’s adjusted tax basis in a debenture generally will be equal to the United States Holder’s original purchase price for the debenture, increased by any interest income previously accrued by the United States Holder (determined without regard to any adjustments to interest accruals described above) and decreased by the amount of any projected payments that previously have been scheduled to be made in respect of the debentures (without regard to the actual amount paid).

      Gain recognized upon a sale, exchange, conversion or redemption of a debenture generally will be treated as ordinary interest income; any loss will be ordinary loss to the extent of interest previously included in income, and thereafter capital loss (which will be long-term if the debenture is held for more than one year). The deductibility of capital losses is subject to limitations.

      A United States Holder’s tax basis in common stock received upon a conversion of a debenture will equal the then current fair market value of such common stock. The United States Holder’s holding period for the common stock received will commence on the day immediately following the date of conversion.

Constructive Dividends to Holders of Debentures

      If at any time we were to make a distribution of property to our stockholders that would be taxable to the stockholders as a dividend for United States federal income tax purposes and, in accordance with the anti-dilution provisions of the debentures, the conversion rate of the debentures were increased, such increase might be deemed to be the payment of a taxable dividend to holders of the debentures to the extent of our current and accumulated earnings and profits.

      For example, an increase in the conversion rate in the event of distributions of our evidences of indebtedness or our assets or an increase in the event of cash dividends might result in deemed dividend treatment to holders of the debentures, but an increase in the event of stock dividends or the distribution of rights to subscribe for common stock generally would not.

      Since under the debentures there are increases in the conversion rate in the case of cash dividends to stockholders, these adjustments might result in deemed dividends to United States Holders as described above, or, because the debentures are subject to the contingent debt regulations, such adjustments might result in income upon conversion or earlier at the time of such adjustment.

Non-United States Holders

      As used herein, the term “Non-United States Holder” means a beneficial holder of a debenture that is, for United States federal income tax purposes:

•	a nonresident alien individual;

•	a foreign corporation; or

•	an estate or trust that is not a United States Holder, as described above.

      All payments on the debentures made to a Non-United States Holder, including payments of contingent interest, a payment in common stock pursuant to a conversion (other than the portion attributable to certain taxable adjustments to the conversion rate), and any gain realized on a sale or exchange of the debentures, will be exempt from United States federal income or withholding tax, provided that: (i) such Non-United States Holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote, is not a controlled foreign corporation related, directly or indirectly, to us through stock ownership, and is not a bank receiving certain types of interest; (ii) the statement requirement set forth in section 871(b) or section 881(c) of the Code has been fulfilled with respect to the beneficial owner, as discussed below; (iii) such payments and gain are not effectively connected with the conduct by such Non-United States Holder of a trade or business in the United States; (iv) our common stock continues to be actively traded within the meaning of section 871(h)(4)(C)(v)(I) of the Code (which, for these purposes and subject to certain exceptions, includes trading on the Nasdaq National Market); and (v) we are not and have not been a United States real property holding corporation (“USRPHC”) within the meaning of section 897(c)(2) of the Code. We believe that we are not and have never been, nor do we anticipate becoming, a USRPHC.

      The statement requirement referred to in the preceding paragraph will be fulfilled if the beneficial owner of a debenture certifies on IRS Form W-8BEN (or successor form), under penalties of perjury, that it is not a United States person and provides its name and address or otherwise satisfies applicable documentation requirements. If a Non-United States Holder of the debentures is engaged in a trade or business in the United States, and if interest on the debentures is effectively connected with the conduct of such trade or business, the Non-United States Holder, although exempt from the withholding tax discussed in the preceding paragraph, will generally be subject to regular United States federal income tax on interest and on any gain realized on the sale, exchange or conversion of the debentures in the same manner as if it were a United States Holder. In lieu of the certificate described in the preceding paragraph, such a Non-United States Holder would be required to provide to the withholding agent a properly executed IRS Form W-8ECI (or successor form) in order to claim an exemption from withholding tax. In addition, if such a Non-United States Holder is a foreign corporation, such holder may be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments.

      Notwithstanding the preceding paragraph, if a Non-United States Holder of a debenture were deemed to have received a constructive dividend (see “United States Holders — Constructive Dividends to Holders of Debentures” above), the Non-United States Holder generally would be subject to United States withholding tax at a 30% rate on the taxable amount of such dividend, subject to reduction by an applicable treaty, or upon the receipt of IRS Form W-8ECI (or successor form) from the Non-United States Holder claiming that the deemed receipt of the constructive dividend is effectively connected with the conduct of a United States trade or business.

Backup Withholding Tax and Information Reporting

      Payments of principal, premium, if any, and interest (including original issue discount and a payment in common stock pursuant to a conversion of a debenture) on, and the proceeds of dispositions of, the debentures may be subject to information reporting and United States federal backup withholding tax if the United States Holder thereof fails to supply an accurate taxpayer identification number or otherwise fails to comply with applicable United States information reporting or certification requirements. A Non-United States Holder may be subject to United States backup withholding tax on payments on the debentures and the proceeds from a sale or other disposition of the debentures unless the Non-United States Holder complies with certification procedures to establish that it is not a United States person. The certification procedures confirming foreign status required of Non-United States Holders to claim the exemption from withholding tax on certain payments on the debentures, described above, will satisfy the certification requirements necessary to avoid backup withholding tax as well. Backup withholding is not an additional tax. Any amounts so withheld will be allowed as a credit against a United States Holder’s United States federal income tax liability and may entitle a holder to a refund, provided the required information is timely furnished to the IRS.

PLAN OF DISTRIBUTION

      Citigroup Global Markets Inc. is acting as sole book-running manager and the representative of the initial purchasers. Citigroup Global Markets Inc., together with Goldman, Sachs & Co., J.P. Morgan Securities Inc. and Wachovia Capital Markets, LLC, are acting as the initial purchasers and, subject to the terms and conditions stated in the purchase agreement dated the date of this offering memorandum, the initial purchasers have agreed to purchase, and we have agreed to sell to the initial purchasers, $300 million aggregate principal amount of the debentures. The initial purchasers may purchase up to an additional $30 million aggregate principal amount of debentures at the offering price less the initial purchasers’ discount within 13 days from the date of this offering memorandum. The additional debentures may be resold at varying prices, and any gain in the sale of such debentures will constitute additional compensation to the initial purchasers.

      The purchase agreement provides that the obligation of the initial purchasers to purchase the debentures is subject to approval of legal matters by counsel and to other conditions. The initial purchasers must purchase all the debentures if they purchase any of the debentures. We have been advised that the initial purchasers propose to resell the debentures at the offering price set forth on the cover page of this offering memorandum within the United States to persons they reasonably believe are qualified institutional buyers (as defined in Rule 144A) in reliance on Rule 144A. See “Notice to Investors.” The price at which the debentures are offered may be changed at any time without notice.

      The debentures (and the common stock issuable upon conversion of the debentures) have not been registered under the Securities Act or any state securities laws and may not be offered or sold except in transactions exempt from, or not subject to, the registration requirements of the Securities Act.

      We and our executive officers and directors have agreed that for a period of 60 days from the date of this offering memorandum, we and they will not, without the prior written consent of Citigroup Global Markets Inc., dispose of or hedge or file with the Securities and Exchange Commission a registration statement relating to any shares of our capital stock or any securities convertible into or exercisable or exchangeable for our capital stock.

      However, these restrictions shall not apply to (A) the sale of the debentures or the issuance of our common stock upon conversion of the debentures, (B) registration statements on Form S-8, the registration statement in respect of the debentures, the guarantees and the common stock issuable upon conversion, the registration statement in respect of the March 2004 debentures, the related guarantees and the common stock issuable upon conversion of the March 2004 debentures, any shares of common stock to be included in a resale registration statement pursuant to the exercise of “piggyback rights” as described under “Shares Eligible for Future Sales — Shareholder Registration Rights — Piggyback Rights,” and grants by us of employee or director stock options or restricted stock awards pursuant to our equity incentive plan, awards pursuant to our employee stock purchase plan or deferrals pursuant to a deferred compensation plan, in each case in the ordinary course of business, (C) the issuance by us of any shares of common stock upon the exercise of outstanding options or warrants or other outstanding rights to purchase shares of our common stock, or (D) the issuance by us of shares of common stock in connection with future acquisitions or strategic investments in an aggregate amount not to exceed 5% of our shares of common stock outstanding as of the date of this offering memorandum.

      Any common stock received by any executive officer or director upon exercise of options granted to him will also be subject to the lock-up. However, the lock-up restrictions will not apply to a transfer by an executive officer or director of common stock (i) to a family member, (ii) to a trust, (iii) as a bona fide gift, (iv) to an affiliate (as that term is defined in Rule 405 under the Securities Act of 1933, as amended) and (v) in any other private resale, which may be made without consent of Citigroup Global Markets Inc., provided that, in each case, the transferee agrees to be bound in writing by the terms of the lock-up prior to such transfer. In addition, an executive officer or director may sell common stock to us solely to satisfy tax withholding obligations incurred as a result of the vesting of restricted stock acquired by him pursuant to an incentive plan currently in effect.

      Citigroup Global Markets Inc., in its sole discretion, may release any of the securities subject to these restrictions at any time without notice.

      The debentures will constitute a new class of securities with no established trading market. We do not intend to list the debentures on any national securities exchange. The debentures are expected to be eligible for trading in the Portal Market, the National Association of Securities Dealers’ screen based automated market for trading of securities eligible for resale under Rule 144A. However, we cannot assure you that the prices at which the debentures will sell in the market after this offering will not be lower than the initial offering price or that an active trading market for the debentures will develop and continue after this offering. The initial purchasers have advised us that they currently intend to make a market in the debentures. However, they are not obligated to do so and they may discontinue any market-making activities with respect to the debentures at any time without notice. In addition, market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act and may be limited during the pendency of any shelf registration statement. Accordingly, we cannot assure you as to the liquidity of or the trading market for the debentures.

      In connection with this offering, Citigroup Global Markets Inc. may purchase and sell debentures in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Over-allotment involves sales of debentures in excess of the principal amount of debentures to be purchased by the initial purchasers in this offering, which creates a short position for the initial purchasers. Covering transactions involve purchases of the debentures in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions consist of certain bids or purchases of debentures made for the purpose of preventing or retarding a decline in the market price of the debentures while the offering is in progress. Any of these activities may have the effect of preventing or retarding a decline in the market price of the debentures. They may also cause the price of the debentures to be higher than the price that otherwise would exist in the open market in the absence of these transactions. Citigroup Global Markets Inc. may conduct these transactions in the over-the-counter market or otherwise. If Citigroup Global Markets Inc. commences any of these transactions, it may discontinue them at any time.

      The initial purchasers have performed investment banking and advisory services for us from time to time for which it has received customary fees and expenses. The initial purchasers may, from time to time, engage in transactions with and perform services for us in the ordinary course of its business. We have agreed to indemnify the initial purchasers against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the initial purchasers may be required to make because of any of those liabilities.

TRANSFER RESTRICTIONS

      The debentures and common stock issuable upon conversion thereof have not been registered under the Securities Act and may not be offered or sold except:

•	in compliance with the registration requirements of the Securities Act and all other applicable securities laws; or

•	pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any other applicable securities laws.

      Each purchaser of debentures will be deemed to have represented and agreed as follows (terms used in this paragraph that are defined in Rule 144A under the Securities Act are used herein as defined therein):

(1)	the purchaser (i) is a qualified institutional buyer, (ii) is aware that the sale to it is being made in reliance on Rule 144A and (iii) is acquiring the debentures for its own account or for the account of a qualified institutional buyer.

(2)	the purchaser understands that the debentures are being offered in a transaction not involving any public offering within the meaning of the Securities Act, that the debentures and common stock issuable upon conversion thereof have not been and, except as described in this offering memorandum, will not be registered under the Securities Act and that (A) if in the future it decides to offer, resell, pledge or otherwise transfer any of the debentures or common stock issued upon conversion thereof, such debentures or common stock may be offered, resold, pledged or otherwise transferred only (i) to CapitalSource or any subsidiary thereof, (ii) to a person whom the seller reasonably believes is a qualified institutional buyer in a transaction meeting the requirements of Rule 144A, (iii) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if available) or (iv) pursuant to a registration statement which has been declared effective under the Securities Act, in each case in accordance with any applicable state securities laws and that (B) the purchaser will, and each subsequent holder is required to, notify any subsequent purchaser of the debentures or common stock from it of the resale restrictions referred to in (A) above. The purchaser also understands and agrees not to engage in hedging transactions with regard to the debentures unless in compliance with the Securities Act.

(3)	the purchaser understands that the debentures will, until the expiration of the applicable holding period with respect to the debentures set forth in Rule 144(k) of the Securities Act, unless otherwise agreed to by us and the holder thereof, bear a legend substantially to the following effect:

THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, (THE “SECURITIES ACT”), AND THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON CONVERSION THEREOF MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF CAPITALSOURCE INC. THAT (A) PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE SECURITY UNDER RULE 144(K) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), THIS SECURITY AND THE SHARES OF COMMON STOCK ISSUABLE

UPON CONVERSION THEREOF MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO CAPITALSOURCE INC. OR ANY SUBSIDIARY THEREOF (II) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (IV) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE. THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THIS SECURITY PURSUANT TO CLAUSE (A)(IV) ABOVE OR UPON ANY TRANSFER OF THIS SECURITY UNDER RULE 144(K) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION). THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS SECURITY IN VIOLATION OF THE FOREGOING RESTRICTION. IN ADDITION, THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTIONS WITH REGARD TO THIS SECURITY OR THE COMMON STOCK ISSUABLE UPON CONVERSION HEREOF EXCEPT AS PERMITTED UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION).

THE HOLDER OF THIS SECURITY IS ENTITLED TO THE BENEFITS OF A REGISTRATION RIGHTS AGREEMENT DATED JULY 7, 2004 AND, BY ITS ACCEPTANCE HEREOF, AGREES TO BE BOUND BY AND TO COMPLY WITH THE PROVISIONS OF SUCH REGISTRATION RIGHTS AGREEMENT.

      The common stock issuable upon conversion of the debentures will bear a comparable legend.

LEGAL MATTERS

      The validity of the debentures to be sold in this offering will be passed upon by Hogan & Hartson L.L.P. Wilmer Cutler Pickering Hale and Dorr LLP is acting as counsel for the initial purchasers in connection with certain legal matters relating to the securities offered by this offering memorandum.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      The consolidated financial statements of CapitalSource Inc. appearing in CapitalSource Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2003, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein and incorporated herein by reference.

Annex A

CAPITALSOURCE INC.

FORM OF SELLING SECURITYHOLDER NOTICE AND QUESTIONNAIRE

      The undersigned beneficial holder of 3.5% Senior Convertible Debentures due 2034 (the “Debentures”) of CapitalSource Inc. (the “Company”) or Common Stock, par value $.01 per share of the Company (the “Common Stock” and together with the Debentures, the “Registrable Securities”), issuable upon conversion of the Debentures understands that the Company has filed or intends to file with the Securities and Exchange Commission a registration statement (the “Shelf Registration Statement”) for the registration and resale under Rule 415 of the Securities Act of 1933, as amended, of the Registrable Securities in accordance with the terms of the Registration Rights Agreement, dated as of July 7, 2004 (the “Registration Rights Agreement”), among the Company and the Initial Purchasers named therein. A copy of the Registration Rights Agreement is available from the Company upon request at the address set forth below. All capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Registration Rights Agreement.

      Each beneficial owner of Registrable Securities is entitled to the benefits of the Registration Rights Agreement. In order to sell or otherwise dispose of any Registrable Securities pursuant to the Shelf Registration Statement, a beneficial owner of Registrable Securities generally will be required to be named as a selling securityholder in the related prospectus, deliver a prospectus to purchasers of Registrable Securities and be bound by those provisions of the Registration Rights Agreement applicable to such beneficial owner (including certain indemnification provisions). Beneficial owners are encouraged to complete and deliver this Notice and Questionnaire prior to the effectiveness of the Shelf Registration Statement so that such beneficial owners may be named as selling securityholders in the related prospectus at the time of effectiveness. Beneficial owners that do not complete this Notice and Questionnaire and deliver it to the Company as provided below will not be named as selling securityholders in the prospectus and therefore will not be permitted to sell any Registrable Securities pursuant to the Shelf Registration Statement. The Company has agreed to pay liquidated damages pursuant to the Registration Rights Agreement under the circumstances as set forth therein.

      Certain legal consequences arise from being named as a selling securityholder in the Shelf Registration Statement and the related prospectus. Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling securityholder in the Shelf Registration Statement and the related prospectus.

NOTICE

      The undersigned beneficial owner (the “Selling Securityholder”) of Registrable Securities hereby gives notice to the Company of its intention to sell or otherwise dispose of Registrable Securities beneficially owned by it and listed below in Item 3 (unless otherwise specified under Item 3) pursuant to the Shelf Registration Statement. The undersigned, by signing and returning this Notice and Questionnaire, understands that it will be bound by the terms and conditions of this Notice and Questionnaire and the Registration Rights Agreement.

      The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate and complete:

QUESTIONNAIRE

1. (a)	Full Legal Name of Selling Securityholder:

(b)	Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities listed in (3) below are held:

(c)	Full Legal Name of DTC Participant (if applicable and if not the same as (b) above) through which Registrable Securities listed in Item (3) below are held:

2.	Address for Notices to Selling Securityholder:

Telephone:

Fax:

Contact Person:

3.     Beneficial Ownership of Registrable Securities:

(a)	Type and Principal Amount of Registrable Securities beneficially owned:

(b)	CUSIP No(s). of Registrable Securities beneficially owned:

4.	Beneficial Ownership of other securities of the Company owned by the Selling Securityholder:

Except as set forth below in this Item (4), the undersigned is not the beneficial or registered owner of any “Other Securities,” defined as securities of the Company other than the Registrable Securities listed above in Item (3).

(a)	Type and Amount of Other Securities beneficially owned by the Selling Securityholder:

(b)	CUSIP No(s). of such Other Securities beneficially owned:

5.	Relationship with the Company:

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equityholders (5% or more) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

6.     Broker-Dealer Status:

    Is the Selling Securityholder a registered broker-dealer?     Yes ☐     No ☐

    If so, please answer the remaining question in this section.

A.	Please advise whether the Registrable Securities were received by the Selling Securityholder as compensation for investment banking services or as investment shares, and if so please describe the circumstances:

Note that in general we may be required to identify any registered broker-dealer as an underwriter in the prospectus.

7.     Affiliation with Broker-Dealers:

    Is the Selling Securityholder an affiliate1 of a registered broker-dealer?     Yes ☐     No ☐

    If so, please answer the remaining questions in this section.

A.	Please describe the affiliation between the Selling Securityholder and any registered broker-dealers:

B.	If the Registrable Securities were purchased by the Selling Securityholder other than in the ordinary course of business, please describe the circumstances:

[1]	An “affiliate” of a specified person or entity means a person or entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person or entity specified.

C.	Please advise whether the Registrable Securities were received by the Selling Securityholder as compensation for investment banking services or as investment shares, and if so please describe the circumstances:

D.	If the Selling Securityholder, at the time of its purchase of Registrable Securities, had any agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities, please describe such agreements or understandings:

Note that if the Selling Securityholder is an affiliate of a broker-dealer and did not purchase its debentures in the ordinary course of business or at the time of the purchase had any agreements or understandings, directly or indirectly, to distribute the securities, we may be required to identify the Selling Security Holder as an underwriter in the prospectus.

8.     Beneficial Ownership by Natural Persons:

If the Selling Securityholder is an entity, does any natural person have voting or investment power over the Registrable Securities held by the Selling Securityholder?[2] Yes ☐ No ☐

If so, please state that person’s or persons’ name(s):

9.     Plan of Distribution:

Except as set forth below, the undersigned (including its donees or pledgees) intends to distribute the Registrable Securities listed above in Item (3) pursuant to the Shelf Registration Statement only as follows (if at all): Such Registrable Securities may be sold from time to time directly by the undersigned or alternatively, through underwriters, broker-dealers or agents. If the Registrable Securities are sold through underwriters or broker-dealers, the Selling Securityholder will be responsible for underwriting discounts or commissions or agent’s commissions. Such Registrable Securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated price. Such sales may be effected in transactions (which may involve block transactions) (i) on any national securities exchange or quotation service on which the Registrable Securities may be listed or quoted at the time of sale, (ii) in the over-the-counter market, (iii) in transactions otherwise than on such exchanges or services or in the over-the-counter market, or (iv) through the writing of options. In connection with sales of the Registrable Securities or otherwise, the undersigned may enter into hedging transactions with

[2]	Please answer “Yes” if any natural person, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (a) voting power which includes the power to vote, or to direct the voting of, such security; and/or, (b) investment power which includes the power to dispose, or to direct the disposition of, the Registrable Securities held by the Selling Securityholder.

broker-dealers, which may in turn engage in short sales of the Registrable Securities and deliver Registrable Securities to close out such short positions, or loan or pledge Registrable Securities to broker-dealers that in turn may sell such securities.

State any exceptions here:

      The undersigned acknowledges that it understands its obligation to comply with the provisions of the Securities Exchange Act of 1934, as amended, and the rules thereunder relating to stock manipulation, particularly Regulation M thereunder (or any successor rules or regulations), in connection with any offering of Registrable Securities pursuant to the Shelf Registration Statement. The undersigned agrees that neither it nor any person acting on its behalf will engage in any transaction in violation of such provisions.

      The Selling Securityholder hereby acknowledges its obligations under the Registration Rights Agreement to indemnify and hold harmless certain persons as set forth therein.

      Pursuant to the Registration Rights Agreement, the Company has agreed under certain circumstances to indemnify the Selling Securityholder against certain liabilities.

      In accordance with the undersigned’s obligation under the Registration Rights Agreement to provide such information as may be required by law for inclusion in the Shelf Registration Statement, the undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Shelf Registration Statement remains effective. All notices hereunder and pursuant to the Registration Rights Agreement shall be made in writing at the address set forth below.

      By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items (1) through (9) above and the inclusion of such information in the Shelf Registration Statement and the related prospectus. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Shelf Registration Statement and the related prospectus.

      IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Beneficial Owner

Dated:	By: Name: Title:

PLEASE FAX THE COMPLETED AND EXECUTED

QUESTIONNAIRE AND RETURN THE ORIGINAL TO:
CapitalSource Inc.
4445 Willard Avenue, 12th Floor
Chevy Chase, Maryland 20815
(301) 841-2700
Attn: Carolyn Silva-Quagliato, Paralegal
Fax: (301) 841-2380

$300,000,000

CapitalSource Inc.

3.5% Senior Convertible Debentures due 2034

OFFERING MEMORANDUM

July 1, 2004

Citigroup

Goldman, Sachs & Co.
JPMorgan
Wachovia Securities